                                                                     Exhibit 4.1

                                                                  Execution Copy


________________________________________________________________________________

                        THE CHASE MANHATTAN BANK (USA)

                              Seller and Servicer

                                      and

                    YASUDA BANK AND TRUST COMPANY (U.S.A.)



                                    Trustee

                      on behalf of the Certificateholders

                of the Chase Manhattan Credit Card Master Trust

                       _________________________________

                             AMENDED AND RESTATED

                        POOLING AND SERVICING AGREEMENT

                           Dated as of July 1, 1996

                amending and restating in full the Pooling and

                 Servicing Agreement Dated as of June 1, 1991

________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

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                                   ARTICLE I

                                  DEFINITIONS

Section 1.01   Definitions.................................................   1
Section 1.02   Other Definitional Provisions...............................  20
Section 1.03   Effective Date of Amended and Restated
               Pooling and Servicing Agreement.............................  21

                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES
                            ISSUANCE OF CERTIFICATES

Section 2.01   Conveyance of Receivables...................................  23
Section 2.02   Acceptance by Trustee.......................................  24
Section 2.03   Representations and Warranties of the Seller................  25
Section 2.04   Representations and Warranties of the Seller Relating to
               the Agreement and the Receivables...........................  27
Section 2.05   Covenants of the Seller.....................................  36
Section 2.06   Addition of Accounts........................................  40
Section 2.07   Removal of Accounts.........................................  45
Section 2.08   Authentication of Certificates..............................  47

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

Section 3.01   Acceptance of Appointment and Other
               Matters Relating to the Servicer............................  48
Section 3.02   Servicing Compensation......................................  50
Section 3.03   Representations and Warranties of the Servicer..............  51
Section 3.04   Reports and Records for the Trustee.........................  54
Section 3.05   Annual Servicer's Certificate...............................  55
Section 3.06   Annual Independent Accountants' Servicing Report............  56
Section 3.07   Tax Treatment...............................................  57
Section 3.08   Notices to the Seller.......................................  57
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                                       i
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                                  ARTICLE IV

                  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                        AND APPLICATION OF COLLECTIONS

Section 4.01   Establishment of Accounts and Allocations with Respect to
               the Exchangeable Seller Certificate.........................  58
Section 4.02   Collections and Allocations.................................  61

                                   ARTICLE V

                [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED
                 IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01   The Certificates............................................  65
Section 6.02   Authentication of Certificates..............................  65
Section 6.03   Registration of Transfer and Exchange of Certificates.......  66
Section 6.04   Mutilated, Destroyed, Lost or Stolen Certificates...........  69
Section 6.05   Persons Deemed Owners.......................................  70
Section 6.06   Appointment of Paying Agent.................................  70
Section 6.07   Access to List of Certificateholders' Names and Addresses...  71
Section 6.08   Authenticating Agent........................................  72
Section 6.09   Tender of Exchangeable Seller Certificates..................  73
Section 6.10   Global Certificate; Euro-Certificate Exchange Date..........  76
Section 6.11   Book-Entry Certificates.....................................  76
Section 6.12   Notices to Clearing Agency..................................  77
Section 6.13   Definitive Certificates.....................................  77
Section 6.14   Meetings of Certificateholders..............................  78

                                  ARTICLE VII

                             OTHER MATTERS RELATING
                                 TO THE SELLER

Section 7.01   Liability of the Seller.....................................  79
Section 7.02   Merger or Consolidation of, or Assumption of the Obligations
               of, the Seller..............................................  79
Section 7.03   Limitation on Liability of the Seller.......................  80
Section 7.04   Liabilities.................................................  80
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                                      ii
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                                 ARTICLE VIII

                    OTHER MATTERS RELATING TO THE SERVICER

Section 8.01   Liability of the Servicer..................................   82
Section 8.02   Merger or Consolidation of, or Assumption of the
               Obligations of the Servicer................................   82
Section 8.03   Limitation on Liability of the Servicer and Others.........   83
Section 8.04   Servicer Indemnification of the Trust and the Trustee......   83
Section 8.05   Resignation of the Servicer................................   84
Section 8.06   Access to Certain Documentation and Information Regarding
               the Receivables............................................   84
Section 8.07   Delegation of Duties.......................................   85
Section 8.08   Examination of Records.....................................   85

                                  ARTICLE IX

                                PAY OUT EVENTS

Section 9.01   Pay Out Events.............................................   86
Section 9.02   Additional Rights Upon the Occurrence of Certain Events....   86

                                   ARTICLE X

                               SERVICER DEFAULTS

Section 10.01  Servicer Defaults..........................................   88
Section 10.02  Trustee to Act; Appointment of Successor...................   90
Section 10.03  Notification to Certificateholders.........................   92
Section 10.04  Waiver of Past Defaults....................................   93

                                  ARTICLE XI

                                  THE TRUSTEE

Section 11.01  Duties of Trustee..........................................    94
Section 11.02  Certain Matters Affecting the Trustee......................    96
Section 11.03  Trustee Not Liable for Recitals in Certificates............    97
Section 11.04  Trustee May Own Certificates...............................    97
Section 11.05  The Servicer to Pay Trustee's Fees and Expenses............    97
Section 11.06  Eligibility Requirements for Trustee.......................    98
Section 11.07  Resignation or Removal of Trustee..........................    98
Section 11.08  Successor Trustee..........................................    99
Section 11.09  Merger or Consolidation of Trustee.........................   100
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                                      iii

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Section 11.10  Appointment of Co-Trustee or Separate Trustee..............   100
Section 11.11  Tax Return.................................................   101
Section 11.12  Trustee May Enforce Claims Without Possession of
               Certificates...............................................   102
Section 11.13  Suits for Enforcement......................................   102
Section 11.14  Rights of Certificateholders to Direct Trustee.............   102
Section 11.15  Representations and Warranties of Trustee..................   102
Section 11.16  Maintenance of Office or Agency............................   103

                                  ARTICLE XII

                                  TERMINATION

Section 12.01  Termination of Trust.......................................   104
Section 12.02  Optional Purchase and Final Termination
               Date of Investor Certificates of any Series................   104
Section 12.03  Final Payment with Respect to any
               Series.....................................................   105
Section 12.04  Seller's Termination Rights................................   106

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.01  Amendment..................................................   108
Section 13.02  Protection of Right, Title and Interest to Trust...........   109
Section 13.03  Limitation on Rights of Certificateholders.................   110
Section 13.04  GOVERNING LAW..............................................   111
Section 13.05  Notices....................................................   112
Section 13.06  Severability of Provisions.................................   112
Section 13.07  Assignment.................................................   112
Section 13.08  Certificates Non-Assessable and Fully Paid.................   113
Section 13.09  Further Assurances.........................................   113
Section 13.10  No Waiver: Cumulative Remedies.............................   113
Section 13.11  Counterparts...............................................   113
Section 13.12  Third-Party Beneficiaries..................................   113
Section 13.13  Actions by Certificateholders..............................   113
Section 13.14  Rule 144A Information......................................   114
Section 13.15  Merger and Integration.....................................   114
Section 13.16  Headings...................................................   114

          AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of July 1, 1996 by and between THE CHASE MANHATTAN BANK (USA), a Delaware banking corporation, as Seller and Servicer, and YASUDA BANK AND TRUST COMPANY (U.S.A.), a New York trust company, as Trustee. This agreement amends and restates in full the Pooling and Servicing Agreement, dated as of June 1, 1991, between the parties listed in the preceding sentence, as amended to the date hereof by Amendment No. 1, dated as of January 29, 1996, and Amendment No. 2, dated as of February 22, 1996.

          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01   Definitions.  Whenever used in this Agreement, the
                         -----------
following words and phrases shall have the following meanings:

          "Account" shall mean each VISA(R)/1/ and MasterCard(R)/1/ credit card
           -------
account (or other consumer revolving credit account to the extent provided herein) serviced at the New Hyde Park, New York, Wilmington, Delaware or Tampa, Florida servicing centers of the Seller, or at such other servicing center of the Seller as shall be designated by the Seller or the Servicer pursuant to
Section 13.02(c), which account is governed by a Credit Card Agreement between the Seller and any Person identified by account number in each computer file or microfiche list delivered to the Trustee by the Seller pursuant to Section 2.01 or 2.06. The definition of Account shall include each account into which an Account shall be transferred (a "Transferred Account"); provided, that (i) such
                                                        --------
transfer was made in accordance with the Account Guidelines and (ii) such Transferred Account can be traced or identified by reference to or by way of the computer files or microfiche lists delivered to the Trustee pursuant to Section 2.01, 2.06, 2.07 or 3.04(c), as an account into which an Account has been transferred (including, without limiting the foregoing, any account originated as a replacement of an Account in connection with the upgrade of such Account from Classic VISA or standard MasterCard to VISA Gold or Gold MasterCard, provided that such replacement account can be traced or identified in the manner provided in clause (ii) above). The term "Account" shall be deemed to refer to an Additional Account or Automatic Additional Account only from and after the Addition Date or Automatic Addition Date, as the case may be, with respect thereto, and the term "Account" shall be deemed to refer to


__________________________

/1/ VISA(R) and MasterCard(R) are registered trademarks of VISA USA Inc. and of MasterCard International Incorporated, respectively.

any Removed Account only prior to the Removal Date with respect thereto.

          "Account Guidelines" shall mean the Seller's policies and procedures
           ------------------
relating to the operation of its credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

          "Account Information" shall have the meaning specified in subsection
           -------------------
2.02(b).

          "Addition Date" shall mean each date as of which Additional Accounts
           -------------
will be included as Accounts pursuant to Section 2.06.

          "Addition Notice Date" shall have the meaning specified in subsection
           --------------------
2.06(c).

          "Additional Accounts" shall have the meaning set forth in Subsection
           -------------------
2.06 (a).

          "Affiliate" of any Person shall mean any other Person controlling,
           ---------
controlled by or under common control with such Person except that, for the purposes of clause (h) of the definition of Eligible Account, "Affiliate" shall not mean a natural person.

          "Affinity Program Account" shall mean an account originated by the
           ------------------------
Seller through the solicitation of prospective cardholders from identifiable groups with a common interest or a common cause, with the assistance of an organization of the members of such group.

          "Agent Bank Account" shall mean an account originated by the Seller
           ------------------
pursuant to an agreement between the Seller and a bank for which the Seller issues VISA(R) and/or MasterCard(R) credit cards and acts as sponsor with VISA USA, Inc. and/or MasterCard International Incorporated.

          "Aggregate Finance Charge Receivables" shall mean, as of any date of
           ------------------------------------
determination, the aggregate amount of the Finance Charge Receivables as of such date of determination.

          "Aggregate Investor Default Amount" shall have the meaning set forth
           ---------------------------------
in subsection 4.02(c).

          "Aggregate Investor Interest" shall mean, as of any date of
           ---------------------------
determination, the sum of the Investor Interests of each Series of Certificates issued and outstanding on such date of determination.

          "Aggregate Investor Percentage" with respect to Principal Receivables,
           -----------------------------
Finance Charge Receivables and Receivables in Defaulted Accounts, as the case may be, shall mean, as of any date of determination, the sum of such Investor Percentages of each Series of Certificates issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage
                  --------  -------
shall not exceed 100%.

          "Aggregate Principal Receivables" shall mean, as of any date of
           -------------------------------
determination, the aggregate amount of Principal Receivables as of such date of determination.

          "Aggregate Receivables" shall mean, as of any date of determination,
           ---------------------
the aggregate amount of Receivables as of such date of determination.

          "Agreement" shall mean this Pooling and Servicing Agreement and all
           ---------
amendments hereof and supplements hereto, including any Supplement.

          "Amortization Period" shall mean, with respect to any Series, the
           -------------------
period following the related Revolving Period, which shall be the Accumulation Period, the Controlled Amortization Period, the Early Amortization Period, the Rapid Amortization Period, or other amortization or accumulation period, in each case as defined with respect to such Series in the related Supplement.

          "Annual Membership Fee" shall have the meaning specified in the Credit
           ---------------------
Card Agreement as it may, from time to time, be amended to assess such fees.

          "Applicants" shall have the meaning specified in Section 6.07.
           ----------

          "Appointment Day" shall have the meaning specified in Section 9.02.
           ---------------

          "Assignment" shall have the meaning specified in subsection
           ---------
2.06(c)(ii).

          "Authorized Newspaper" shall mean a newspaper of general circulation
           --------------------
in the Borough of Manhattan, The City of New York and Wilmington, Delaware printed in the English language (or, with respect to any Series, any additional city specified in the Supplement for such Series) and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          "Automatic Additional Account" shall mean each consumer revolving
           ----------------------------
credit account included as an Account pursuant to subsection 2.06(b)(ii).

          "Automatic Addition Cut Off Date" shall mean, with respect to each
           -------------------------------
Automatic Additional Account, the close of business on the date designated as such by the Seller with respect to such Automatic Additional Account pursuant to subsection 2.06(c)(vii).

          "Automatic Addition Date" shall mean, with respect to each Automatic
           ----------------------
Additional Account, the Business Day designated by the Seller as such pursuant to subsection 2.06(c)(vii); provided, however, that there shall be no more than one Automatic Addition Date in any Monthly Period.

          "Base Rate" shall mean, with respect to any Series of Certificates,
           ---------
the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement.

          "Bearer Certificates" shall have the meaning specified in Section
           -------------------
6.01.

          "Bearer Rules" shall mean the provisions of the Internal Revenue Code,
           ------------
in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, Proposed or Temporary Regulations.

          "BIF" shall mean the Bank Insurance Fund administered by the FDIC.
           ---

          "Billing Cycle" shall mean, with respect to any Account, the monthly
           -------------
billing cycle for such Account determined in accordance with the Account Guidelines.

          "Book-Entry Certificates" shall mean certificates evidencing a
           -----------------------
beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 6.11; provided, that after the occurrence of a condition whereupon book-
              --------
entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

          "Business Day" shall mean any day other than a Saturday, a Sunday or a
           ------------
day on which banking institutions in New York, New York, New Hyde Park, New York or Wilmington, Delaware (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

          "Cash Advance Fees" shall have the meaning specified in the Credit
           -----------------
Card Agreement as it may, from time to time, be amended to assess such fees.

          "Certificate" shall mean any one of the Investor Certificates of any
           -----------
Series or the Exchangeable Seller Certificate.

          "Certificateholder" or "Holder" shall mean the Person in whose name a
           -----------------      ------
Certificate is registered in the Certificate Register and, if applicable, the bearer of any Bearer Certificate or Coupon, as the case may be.

          "Certificateholders' Interest" shall, with respect to any Series, have
           ----------------------------
the meaning specified in Article IV of the Supplement for such Series.

          "Certificate Interest" shall mean interest payable in respect of the
           --------------------
Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

          "Certificate Owner" shall mean, with respect to a Book-Entry
           -----------------
Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

          "Certificate Principal" shall mean principal payable in respect of the
           ---------------------
Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

          "Certificate Rate" shall mean, with respect to any Series of
           ----------------
Certificates, the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement; provided that, unless otherwise provided in a Supplement, such rate shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "Certificate Register" shall mean the register maintained pursuant to
           --------------------
Section 6.03, providing for the registration of the certificates and transfers and exchanges thereof.

          "Chase Manhattan Bank" shall mean The Chase Manhattan Bank, N.A. and
           --------------------
after the merger of such institution with Chemical Bank, the survivor of such merger.

          "Chase USA" shall mean The Chase Manhattan Bank (USA), a Delaware
           ---------
banking corporation and, after the conversion of such institution to a national banking association, The Chase Manhattan Bank USA, National Association.

          "Class" shall mean, with respect to any Series, any one of the classes
           -----
of Certificates of that Series as specified in the related Supplement.

          "Clearing Agency" shall mean an organization registered as a "clearing
           ---------------
agency" pursuant to section 17A of the Securities Exchange Act of 1934, as amended.

          "Clearing Agency Participant" shall mean a broker, dealer, bank, other
           ---------------------------
financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Closing Date" shall mean, with respect to any Series, the date of
           ------------
issuance of such Series of Certificates, as specified in the related Supplement.

          "Collection Account" shall have the meaning specified in Section
           ------------------
4.01(a).

          "Collections" shall mean all payments (including Insurance Proceeds)
           -----------
received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables.
A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. Collections with respect to any Monthly Period shall include the amount of Interchange allocable to the Trust pursuant to subsection 2.05(k) with respect to such Monthly Period (to the extent deposited into the Collection Account or, with respect to any Series, the applicable Series Account, on the Transfer Date following such Monthly Period), to be applied as if such Collections were Collections of Finance Charge Receivables for all purposes. Collections with respect to any Monthly Period shall also include Recoveries paid to the Seller with respect to such Monthly Period, to be applied in the manner provided in subsection 4.02(c)(ii), and shall include investment earnings on the Retention Account to be applied as Collections of Finance Charge Receivables.

          "Collection Subaccount" shall have the meaning specified in subsection
           ---------------------
4.01(a).

          "Corporate Trust Office" shall mean the principal office of the
           ----------------------
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at One World Trade Center, Suite 8833, New York, N.Y. 10048, Attention:
Corporate Trust Department.

          "Coupon" shall have the meaning specified in Section 6.01.
           ------

          "Credit Adjustment" shall have the meaning specified in subsection
           -----------------
4.02(d)(i).

          "Credit Card Agreement" shall mean, with respect to any VISA(R) or
           ---------------------
MasterCard(R) credit card account (or other consumer credit accounts, to the extent provided herein), the agreement between Chase USA and the Obligor governing the terms and conditions of such account, as such agreement may be amended, modified or otherwise changed from time to time.

          "Cutoff Date" shall mean, with respect to each Account conveyed to the
           -----------
Trust pursuant to Section 2.01 on the Initial

Closing Date, the close of business on the last day of the related Billing Cycle which ended during the 30 day period from and including April 19, 1991 to and including May 18, 1991.

          "Date of Processing" shall mean, with respect to any transaction, the
           ------------------
date on which such transaction is first recorded on the Servicer's computer master file of VISA(R) and MasterCard(R) accounts or its computer master file of other consumer revolving accounts, if any, in the Trust (without regard to the effective date of such recordation).

          "Default Amount" shall mean, with respect to any Defaulted Account,
           --------------
the amount of Principal Receivables in such Defaulted Account on the day such Account became a Defaulted Account.

          "Defaulted Account" shall mean each Account with respect to which, in
           -----------------
accordance with the Account Guidelines or the Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables (which as of the date hereof is more than 180 days delinquent from the statement date (210 days delinquent from the payment due date)), the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of VISA(R) and MasterCard(R) accounts.

          "Definitive Bearer Certificate" shall mean any Definitive Certificate
           -----------------------------
issued in bearer form with Coupons attached.

          "Definitive Certificate" shall have the meaning specified in Section
           ----------------------
6.11.

          "Definitive Euro-Certificate" shall have the meaning specified in
           ---------------------------
Section 6.10 of the Agreement.

          "Definitive Registered Certificate" shall mean any Definitive
           ---------------------------------
Certificate issued in registered form.

          "Depository Agreement" shall mean, with respect to each Series, the
           --------------------
agreement among the Seller, the Trustee and the Clearing Agency, in the form attached hereto as Exhibit H, or as otherwise provided in the related Supplement.

          "Determination Date" shall mean the 8th day of the calendar month
           ------------------
beginning August 1991, or, if such day is not a Business Day, the immediately preceding Business Day.

          "Distribution Date" shall mean, unless otherwise specified in any
           -----------------
Supplement for the related Series, August 15, 1991 and the fifteenth day of each calendar month thereafter, or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

          "Dollars", "$" or "U.S. $" shall mean United States dollars.
           -------    -     --------

          "Eligible Account" shall mean a VISA(R) or MasterCard(R) credit card
           ----------------
account owned by the Seller which, as of the Selection Date:

          (a) is payable in United States dollars;

          (b) the Obligor on which has provided, as its most recent billing address, an address which is located in the United States or its territories or possessions or which is a United States military address;

          (c) has not been identified on the computer files of the Seller by the Seller as relating to a cardholder who has died or commenced action relating to bankruptcy or who is the subject of an involuntary bankruptcy action;

          (d) has not been identified on the computer files of the Seller by the Seller as relating to a cardholder who has requested a reduction in the periodic finance charges pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940;

          (e) has not been classified on the Seller's computer files by the Seller as counterfeit, fraudulent, corporate business card, stolen or lost;

          (f) has not been charged off by the Seller in its customary and usual manner for charging off such Accounts as of the Selection Date;

          (g) has not been (and no Receivables in such Account have been) sold or pledged to any other Person; and

          (h) is not an Account on which the Seller or an Affiliate of the Seller is the Obligor.

          "Eligible Additional Account" shall mean as of any Addition Date, (a)
           ---------------------------
a VISA(R) or MasterCard(R) credit card account owned by the Seller which satisfies the criteria set forth in clauses (a) through (h) inclusive of the definition of Eligible Account, or (b) any other consumer revolving credit account (i) which satisfies the criteria set forth in clauses (a) through (h) inclusive of the definition of Eligible Account, (ii) which the Rating Agency indicates in writing will not result in the reduction or withdrawal of its then-existing rating of the Investor Certificates of any Series of Certificates then issued and outstanding and (iii) to which, to the extent provided in the related Supplement, the Enhancement Provider with respect to any Series of Certificates consents which consent shall not be unreasonably withheld.

          "Eligible Automatic Additional Account" shall mean a consumer
           -------------------------------------
revolving credit account which, as of the relevant Automatic Addition Date meets the following criteria:

          (a)  a VISA(R) or MasterCard(R) credit card account:

                    (i) which came into existence after the related Cut Off Date and which was originated (but not purchased) by the Seller during the normal operation of the Seller's credit card business;

                   (ii) which was in existence and owned by the Seller on its Automatic Addition Cut Off Date and is in existence as of the close of business on its Automatic Addition Date; and

                  (iii) which satisfies the criteria set forth in clauses (a) through (h) inclusive in the definition of Eligible Account; or

          (b)  any other consumer revolving credit account owned by the Seller
(i) satisfying the criteria set forth in clauses (a) through (h) inclusive of the definition of Eligible Account, (ii) which the Rating Agency indicates in writing will not result in the reduction or withdrawal of its then-existing rating of the Investor Certificates of any Series of Certificates then issued and outstanding and (iii) to which, to the extent provided in the related Supplement, the Enhancement Provider with respect to any Series of Certificates consents which consent shall not be unreasonably withheld.

          "Eligible Receivable" shall mean each Receivable:
           -------------------

          (a) which has arisen under an Eligible Account (in the case of Accounts conveyed to the Trust on the Initial Closing Date), an Eligible Additional Account (in the case of Additional Accounts) or an Eligible Automatic Additional Account (in the case of Automatic Additional Accounts);

          (b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and pursuant to a Credit Card Agreement which complies in all material respects, with all Requirements of Law applicable to the Seller;

          (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effective as of such date of creation of such Receivable;

          (d) as to which, at the time of and at all times after the creation of such Receivable, the Seller or the Trust had good and marketable title thereto free and clear of all Liens arising under or through the Seller or any of its Affiliates (other than Liens permitted pursuant to subsection 2.05(b));

          (e) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (f) which constitutes an "account" under and as defined in Article 9 of the UCC as then in effect in the State of Delaware;

          (g) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted herein;

          (h) as to which, at the time of its transfer to the Trust, the Seller has satisfied all material obligations on its part with respect to such Receivable required to be satisfied; and

          (i) which is not, at the time of its transfer to the Trust, subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than defense arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

          "Eligible Servicer" shall mean the Trustee or an entity which, at the
           -----------------
time of its appointment as Servicer, (a) is servicing a portfolio of consumer revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified to use the software that Chase USA, in its capacity as Servicer hereunder, is then currently using to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement and (d) has a net worth of at least $100,000,000 as of the end of its most recent fiscal quarter.

          "Enhancement" shall mean, with respect to any Series, the cash
           -----------
collateral account, letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other contract or agreement for the benefit of the Certificateholders of such Series, as designated in the related Supplement.

          "Enhancement Provider" shall mean, with respect to any Series, the
           --------------------
Person, if any, designated as such in the related Supplement.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "Euro-Certificate Exchange Date" shall mean, with respect to any
           ------------------------------
Series, the date, if any, specified in the related Supplement.

          "Euro-clear Operator" shall mean Morgan Guaranty Trust Company of New
           -------------------
York, Brussels office, as operator of the Euro-clear System.

          "Exchange" shall mean either of the procedures described under Section
           --------
6.09.

          "Exchangeable Seller Certificate" shall mean the certificate executed
           -------------------------------
by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 6.09; provided that at any time there shall be only one Exchangeable Seller Certificate.

          "Exchange Date" shall have the meaning, with respect to any Series
           -------------
issued pursuant to an Exchange, specified in Section 6.09.

          "Exchange Notice" shall have the meaning, with respect to any Series
           ---------------
issued pursuant to an Exchange, specified in Section 6.09.

          "Extended Trust Termination Date" shall have the meaning specified in
           -------------------------------
subsection 12.01(a).

          "FDIC" shall mean the Federal Deposit Insurance Corporation.
           ----

          "Finance Charge Receivables" shall mean Receivables created in respect
           --------------------------
of the Periodic Finance Charges, Annual Membership Fees, Cash Advance Fees, Late Fees, Returned Check Fees and Miscellaneous Fees and Charges.

          "Fitch" shall mean Fitch Investor's Service, L.P. or its successors.
           -----

          "Fractional Undivided Interest" shall mean the fractional undivided
           -----------------------------
interest in the Certificateholders' Interest evidenced by an Investor
Certificate.

          "Global Certificate" shall have the meaning specified in subsection
           ------------------
6.10(a).

          "Government Authority" shall mean the United States of America, any
           --------------------
state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Ineligible Receivable" shall have the meaning specified in subsection
           ---------------------
2.04(d)

          "Initial Closing Date" shall mean June 20, 1991.
           --------------------

          "Initial Investor Interest" shall mean, with respect to any Series of
           -------------------------
Certificates, the amount stated in the related Supplement.

          "Insurance Proceeds" shall mean any amounts recovered by the Servicer
           ------------------
pursuant to any credit insurance policies covering any Obligor or with respect to Receivables under such Obligor's Account.

          "Interchange" shall mean interchange fees or interchange reimbursement
           -----------
fees, paid or payable to the Seller, in its capacity as credit card issuer, through VISA USA, Inc. and MasterCard International Incorporated in connection with cardholder purchases for merchandise and services such amount not to be net of any amounts owed by the Seller.

          "Interest Accrual Period" shall mean, unless otherwise
           -----------------------
specified in any Supplement for the related Series, each Monthly Period.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986,
           ---------------------
as amended from time to time.

          "Investment Company Act" shall mean the Investment Company Act of
           ----------------------
1940, as amended from time to time.

          "Investor Certificate" shall mean any one of the certificates
           --------------------
(including, without limitation, the Bearer Certificates, the Registered Certificates or the Global Certificates) executed by the Seller and authenticated by the Trustee substantially in the form of the investor certificate attached to the related Supplement.

          "Investor Certificateholder" shall mean the holder of record of an
           --------------------------
Investor Certificate.

          "Investor Default Amount" shall have, with respect to any Series of
           -----------------------
Certificates, the meaning stated in the related Supplement.

          "Investor Interest" shall have, with respect to any Series of
           -----------------
Certificates, the meaning stated in the related Supplement.

          "Investor Percentage" shall have, with respect to Principal
           -------------------
Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, and any Series of Certificates, the meaning stated in the related Supplement.

          "Late Fees" shall have the meaning as specified in the Credit Card
           ---------
Agreement as it may, from time to time, be amended to assess such fees.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC as in effect in the State of New York or the State of Delaware, as applicable, (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided,
                                                                     --------
however, that any assignment pursuant to Section 7.02 shall not be deemed to
- -------
constitute a Lien.

          "Maximum Addition Amount" shall mean, with respect to any Automatic
           -----------------------
Addition Date, a number of Eligible Automatic Additional Accounts not in excess of the product of 10% and the number of Accounts determined as of the first day of the twelfth preceding Monthly Period (or in the case of any Automatic Addition Date occurring on or before July 31, 1992, the number of Accounts on the Initial Closing Date) minus the number of Accounts which satisfy the
                          -----
criteria contained in clause (a) or (b) of the definition of "Eligible Automatic Additional Account" which have been designated as Additional Accounts or Automatic Additional Accounts since the first day of the twelfth preceding Monthly Period or the Initial Closing Date, as the case may be.

          "Minimum Aggregate Principal Receivables" shall mean, as of any date
           ---------------------------------------
of determination, the largest "Minimum Aggregate Principal Receivables" specified in the Supplement with respect to any Series of Certificates issued and outstanding at such date of determination.

          "Minimum Seller Interest" shall have the meaning specified in
           -----------------------
subsection 2.06(a).

          "Miscellaneous Fees and Charges" shall mean Receivables created
           ------------------------------
pursuant to any Credit Card Agreement in respect of any administrative fees or service charges (including any portion of insurance premiums payable by the Obligor which the Seller is not required to pay to the applicable insurer) other than Late Fees, Returned Check Fees, Annual Membership Fees and Cash Advance Fees.

          "Monthly Period" shall mean the period beginning on and including the
           --------------
first day of a calendar month to and including the last day of a calendar month. The first Monthly Period shall begin on and include June 19, 1991, and shall end on and include July 31, 1991.

          "Monthly Investor Servicing Fee" shall have the meaning specified in
           ------------------------------
Section 3.02.

          "Monthly Seller Servicing Fee" shall have the meaning specified in
           ----------------------------
Section 3.02.

          "Monthly Servicing Fee" shall have the meaning specified in Section
           ---------------------
3.02.

          "Moody's" shall mean Moody's Investors Service, Inc.
           -------

          "Obligor" shall mean, with respect to any Account, the Person or
           -------
Persons obligated to make payments with respect to such Account, including any guarantor thereof.

          "Officer's Certificate" shall mean a certificate signed by any Vice
           ---------------------
President of the Seller or Servicer and delivered to the Trustee.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may
           ------------------
be counsel for or an employee of the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

          "Paying Agent" shall have the meaning specified in Section 6.06 and
           ------------
shall initially be the Corporate Trust Office of Chase Manhattan Bank.

          "Pay Out Commencement Date" shall mean, with respect to each Series,
           -------------------------
(a) the date on which a Trust Pay Out Event is deemed to occur pursuant to
Section 9.01 or (b) a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

          "Pay Out Event" shall mean, with respect to each Series, a Trust Pay
           -------------
Out Event or a Series Pay Out Event.

          "Periodic Finance Charges" shall have the meaning specified in the
           ------------------------
Credit Card Agreement applicable to each Account for finance charges (monthly periodic rate) or any similar term.

          "Permitted Investments" shall mean, unless otherwise provided in the
           ---------------------
Supplement with respect to any Series:

          (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the Trust's
                         --------  -------
investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-l+, respectively, and F-1+ if rated by Fitch, in the case of the certificates of deposit or short-term deposits, or a rating from Moody's of at least Aa3, and from Standard & Poor's of AAA and AAA if rated by Fitch, in the case of the long-term unsecured debt obligations, or the amount of such time deposits are fully insured within the limits of the insurance provided by law by BIF or SAIF; (iii) certificates of deposit having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-l+, respectively, and F-l+ if rated by Fitch;
(iv) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 And A-l+, respectively, and F-l+ if rated by Fitch; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's or P-1 by Moody's and, if rated by Fitch, in its highest rating category, or otherwise approved in writing by the Rating Agency;

          (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; and
(c) securities not represented by an instrument, which are registered in the name of the Trustee upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares, (iv) which is acceptable to the Rating Agency without causing a reduction in its rating of any Series of Certificates (as confirmed in writing by such rating agency) and (v) which, to the extent provided in any Supplement, is acceptable to the related Enhancement Provider.

          "Person" shall mean any legal person, including any individual,
           ------
corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

          "Pool Amount" shall have, with respect to any Series, the meaning
           -----------
specified in the related Supplement.

          "Pool Factor" shall mean, unless any Series is issued in more than one
           -----------
Class as stated in any related Supplement, with respect to any Series and with respect to any Record Date, a number carried out to seven decimals representing the ratio of the applicable Investor Interest as of such Record Date (determined after taking into account any reduction in the Investor Interest which will occur on the following Distribution Date) to the Initial Investor Interest.

          "Portfolio Yield" shall mean, unless otherwise provided with respect
           ---------------
to any Series as specified in the related Supplement, with respect to any Monthly Period, the annualized percentage equivalent of a fraction the numerator of which is an amount equal to the sum of (i) the collections of Finance Charge Receivables, if any, deposited in the Collection Account or, if specified in any Supplement, the related Series Account, pursuant to Article IV and allocable to the Aggregate Investor Interest or the Investor Interest with respect to any Series, as the case may be, during such Monthly Period and (ii) Interchange allocable to the Aggregate Investor Interest or the Investor Interest with respect to any Series, as the case may be, to the extent deposited in the Collection Account or, if provided in any Supplement, the related Series Account on such Transfer Date, such sum to be calculated on a cash basis after subtracting an amount equal to the sum of the Aggregate Investor Default Amount with respect to each Series then issued and outstanding for such Monthly Period, and the denominator of which is the Aggregate Investor Interest or the Investor Interest with respect to any Series, as the case may be, as of the last day of the preceding Monthly Period.

          "Principal Receivable" shall mean each Receivable other than (i)
           --------------------
Finance Charge Receivables and (ii) Receivables in Defaulted Accounts. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the Seller is unable to transfer as provided in subsection 2.05(e) shall not be included in calculating the aggregate amount of Principal Receivables.

          "Principal Terms" shall have the meaning, with respect to any Series
           ---------------
issued pursuant to an Exchange, specified in Section 6.09.

          "Purchased Account" shall mean an account which was purchased by the
           -----------------
Seller pursuant to the respective purchase agreements with: Meritor Savings F.A. and Meritor Credit Corporation; Michigan National Bank and Independence One Bank, N.A.; Leader Federal Bank for Savings; First National Bank of Boston and Bank of Boston Connecticut; or Investors Savings Bank

          "Qualified Institution" shall have the meaning specified in subsection
           ---------------------
4.01(a).

          "Rating Agency" shall mean, with respect to each Series, the rating
           -------------
agency or agencies, if any, specified in the related Supplement.

          "Reassignment" shall have the meaning set forth in subsection 2.07
           ------------
(b).

          "Receivable" shall mean any amount owing by the Obligors including
           ----------
both Principal Receivables and Finance Charge Receivables.

          "Record Date" shall mean, with respect to any Distribution Date, the
           -----------
last Business Day of the preceding Monthly Period.

          "Recoveries" shall mean all amounts received by the Servicer with
           ----------
respect to Receivables in Defaulted Accounts including all net amounts received by the Seller upon the sale of Defaulted Accounts.

          "Registered Certificates" shall have the meaning specified in Section
           -----------------------
6.01.

          "Removal Date" shall mean the date on which Receivables in certain
           ------------
designated Removed Accounts will be reassigned by the Trustee to the Seller.

          "Removal Notice Date" shall mean the fifth Business Day prior to a
           -------------------
Removal Date.

          "Removed Accounts" shall have the meaning set forth in subsection
           ----------------
2.07(a)

          "Repurchase Terms" shall mean, with respect to any Series, the terms
           ----------------
and conditions under which the Seller may repur chase such Series of Certificates pursuant to Section 12.02(a) as provided in the related Supplement.

          "Required Retention Amount" shall mean, as of any particular date of
           -------------------------
determination, the amount, if any, by which the Minimum Seller Interest exceeds the Seller Interest.

          "Requirements of Law" for any Person shall mean the certificate of
           -------------------
incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

          "Responsible Officer" shall mean the Chairman or any Vice Chairman of
           -------------------
the Board of Directors or Trustees of the Trustee, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees of the Trustee, the President, any Executive Vice President, Senior Vice President, Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant or Deputy Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Retention Account" shall have the meaning specified in subsection
           -----------------
4.01(b)(i).

          "Returned Check Fees" shall have the meaning specified in the Credit
           -------------------
Card Agreement as it may, from time to time, be amended to assess such fees.

          "Revolving Period" shall have, with respect to each Series, the
           ----------------
meaning specified in the related Supplement.

          "SAIF" shall mean the Savings Association Insurance Fund administered
           ----
by the FDIC.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Selection Date" shall mean April 3, 1991 in the case of Accounts
           --------------
added at the Initial Closing Date, and a date specified by the Seller not more than two business days prior to the Addition Date, in the case of Accounts added on an Addition Date or Automatic Addition Date.

          "Seller" shall mean Chase USA, a Delaware banking corporation, and any
           ------
entity which purchases or otherwise acquires the Accounts or any of them in accordance with the provisions of Sections 7.02 and 13.01(a)(ii).

          "Seller Exchange" shall have the meaning specified in Section 6.09.
           ---------------

          "Seller Interest" shall mean, on any date of determination, the
           ---------------
Aggregate Principal Receivables at the end of the day immediately prior to such date of determination, plus the amount on deposit in the Retention Account
                       ----
(exclusive of earnings) at the end of the day immediately prior to such date of determination, plus, unless otherwise specified in the Supplement for any
               ----
Series, the amount of "Excess Amounts" and "Controlled Excess Amounts" (as such terms are defined in such Supplement) for such Series of Certificates on deposit in any Series Account at the end of the day immediately prior to such date of determination, minus the Aggregate
                                                     -----
Investor Interest at the end of such day.

          "Seller Percentage" shall mean, on any date of determination, when
           -----------------
used with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, a percentage equal to 100% minus the
                                                              -----
Aggregate Investor Percentage with respect to such categories of Receivables.

          "Series" shall mean any series of Investor Certificates.
           ------

          "Series Account" shall mean any account established pursuant to a
           --------------
Supplement for the benefit of such Series.

          "Series Pay Out Event" shall have, with respect to any Series, the
           --------------------
meaning specified pursuant to the Supplement for the related Series.

          "Series Servicing Fee Percentage" shall mean, with respect to any
           -------------------------------
Series, the amount specified in the related Supplement.

          "Series Termination Date" shall mean, with respect to any Series of
           -----------------------
Certificates, the date stated in the related Supplement.

          "Servicer" shall mean initially Chase USA, and its permitted
           --------
successors and assigns and thereafter any Person appointed as successor as herein provided to service the Receivables.

          "Servicer Default" shall have the meaning specified in Section 10.01.
           ----------------

          "Servicing Officer" shall mean any officer of the Servicer involved
           -----------------
in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

          "Standard & Poor's" shall mean Standard & Poor's  Corporation.
           -----------------

          "Successor Servicer" shall have the meaning specified in Section
           ------------------
10.02.

          "Supplement" shall mean, with respect to any Series, a supplement to
           ----------
this Agreement complying with the terms of Section 6.09 of this Agreement, executed in conjunction with any issuance of such Series of Certificates (or, in the case of the issuance of Certificates on the Initial Closing Date, the supplement executed in connection with the issuance of such Certificates).

          "Termination Notice" shall have the meaning specified in Section
           ------------------
10.01.

          "Transfer Agent and Registrar" shall have the meaning specified in
           ----------------------------
Section 6.03 and shall initially be the Corporate Trust Office of Chase Manhattan Bank.

          "Transfer Date" shall mean, with respect to any Series, the Business
           -------------
Day immediately prior to each Distribution Date.

          "Transferred Account" shall have the meaning specified in the
           -------------------
definition of "Account".

          "Trust" shall mean the Chase Manhattan Credit Card Master Trust
           -----
created by this Agreement.

          "Trust Assets" shall have the meaning specified in Section 2.01.
           ------------

          "Trust Extension" shall have the meaning specified in subsection 12.01
           ---------------
(a).

          "Trust Pay Out Event" shall have, with respect to each Series, the
           -------------------
meaning specified in Section 9.01.

          "Trust Termination Date" shall mean the earlier to occur of (i) unless
           ----------------------
a Trust Extension shall have occurred, the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Collection Account or the applicable Series Account for the payment of Investor Certificateholders of each Series then issued and outstanding sufficient to pay the Aggregate Investor Interest plus interest accrued at the applicable Certificate Rate through the end of the related Interest Accrual Period prior to the Distribution Date with respect to each such Series in full, (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and (iii) June 30, 2031.

          "Trustee" shall mean the institution executing this Agreement as
           -------
Trustee, or its successor in interest, or any successor trustee appointed as herein provided.

          "UCC" shall mean the Uniform Commercial Code, as amended from time to
           ---
time, as in effect in any specified jurisdiction.

          "Undivided Interest" shall mean the undivided interest in the Trust of
           ------------------
any Certificateholder.

          Section 1.02  Other Definitional Provisions.
                        -----------------------------

          (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

          (c) The agreements, representations and warranties of Chase USA in this Agreement and in any Supplement in each of its capacities as Seller and Servicer shall be deemed to be the agreements, representations and warranties of Chase USA solely in each such capacity for so long as Chase USA acts in each such capacity under this Agreement.

          (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified. Monthly Servicer Report, the form of which is attached as Exhibit C to this Agreement, shall be in substantially the form of Exhibit C, with such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude
           --------  -------
information required by the Agreement or any Supplement. The Servicer shall, upon making such determination, deliver to the Trustee and the Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate as to such change's conforming to the requirements of this Agreement.

          Section 1.03   Effective Date of Amended and Restated Pooling and
                         --------------------------------------------------
Servicing Agreement.  This Amended and Restated Pooling and Servicing Agreement
- -------------------
shall be effective as of July 1, 1996 and shall apply to Collections received by the Servicer on or after such date, and to the Transfer Dates and Distribution Dates occurring on August 14, 1996 and August 15, 1996, respectively, and thereafter, but shall not apply to the Transfer Date and Distribution Date occurring on July 12, 1996 and July 15, 1996, respectively, or any earlier Transfer Date or Distribution Date. The representations and warranties made by the Seller and Servicer prior to the date hereof shall survive notwithstanding the amendment of any related provisions herein.

                              [End of Article I]

                                  ARTICLE II

                          CONVEYANCE OF RECEIVABLES;
                           ISSUANCE OF CERTIFICATES

          Section 2.01   Conveyance of Receivables.  By execution of this
                         -------------------------
Agreement, the Seller does hereby transfer, assign, set-over, and otherwise convey (collectively the "Conveyance") to the Trust for the benefit of the Certificateholders, without recourse, all of its right, title and interest in and to (i) the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts or Automatic Additional Accounts), (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all proceeds of such Receivables, (iv) Insurance Proceeds relating to such Receivables, (v) Recoveries relating to such Receivables, and (vi) Interchange allocable to the Trust pursuant to subsection 2.05(k) and all proceeds thereof, which shall initially constitute the assets of the Trust. Such property, together with all monies on deposit in the Collection Account, the Series Accounts maintained for the benefit of the Certificateholders of any Series of Certificates, any Enhancement and all monies available under any Enhancement, to be provided for any Series for payment to the Certificateholders of such Series, shall constitute the assets of the Trust (collectively, the "Trust Assets").

          In connection with such transfer, assignment, set-over and conveyance, the Seller agrees to record and file, at its own expense, a financing statement (including any continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created for the transfer of accounts (as defined in Section 9-106 of the UCC as in effect in the State of Delaware) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or continuation statement or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing with the file-stamped copy to be provided to the Trustee as soon as practicable after receipt thereof by the Seller) to the Trustee on or prior to the date of issuance of the Certificates and in the case of any continuation statements filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by the Seller. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set over and conveyance shall be construed accordingly. The Trustee, except when acting as Servicer, shall be under no obligation whatsoever to file the financing statements or continuation statements referred to herein, or to make any other filing under the UCC in connection with the foregoing transfer, assignment, set-over and conveyance.

          In connection with such transfer, the Seller agrees, at its own expense, on or prior to the Initial Closing Date (i) to indicate in its computer files that Receivables created in connection with the Accounts (other than any Additional Accounts or Automatic Additional Accounts) have been transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders by including in such computer files the code "4" in the dependent number field and (ii) to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and setting forth the Receivable balance as of the related Cut Off Date. Such file or list shall be marked as Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Seller further agrees not to alter the code referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

          The parties intend that if, and to the extent that, the Conveyance is not deemed to be a sale, the Seller shall be deemed hereunder to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under (i) the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts and Automatic Additional Accounts), (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all proceeds of such Receivables, (iv) all Insurance Proceeds relating to such Receivables, (v) Recoveries relating thereto, and (vi) Interchange allocable to the Trust pursuant to subsection 2.05(k) and all proceeds thereof, for the purpose of securing the rights of the Trustee for the benefit of the Certificateholders under this Agreement, and that this Agreement shall constitute a security agreement (as defined in the UCC as in effect in the State of Delaware.)

          Pursuant to the request of the Seller, the Trustee has caused Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Seller pursuant to Section 6.02.

          Section 2.02   Acceptance by Trustee.
                         ---------------------

          (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Seller in and to
(i) the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts or Automatic Additional Accounts), (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all proceeds of such Receivables, (iv) Insurance Proceeds relating to such Receivables, (v) Recoveries relating to such Receivables and (vi) Interchange allocable to the Trust pursuant to subsection

2.05(k) and the proceeds thereof, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Seller delivered to the Trustee the computer file or microfiche list described in the third paragraph of Section 2.01.

          (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files, microfiche lists or notices delivered to the Trustee by the Seller pursuant to Sections 2.01, 2.06, 2.07 and 3.04(c) (the "Account Information") except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.02. The Trustee agrees to take such measures as shall be reasonably requested by the Seller to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Seller to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Seller with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Seller may request a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained the Trustee may disclose such information and will exercise its best efforts to obtain assurance that confidential treatment will be afforded such information. The Trustee shall provide the Seller with written notice five days prior to any disclosure permitted by subsection 2.02(b).

          (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

          Section 2.03   Representations and Warranties of the Seller.  The
                         --------------------------------------------
Seller hereby represents and warrants to the Trust as of the Initial Closing
Date:

          (a)  Organization and Good standing. The Seller is a Delaware banking
               ------------------------------
corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto.

          (b)  Due Qualification.  The Seller is duly qualified to do business
               -----------------
and is in good standing (or is exempt from such requirement) in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to the Seller required under federal, Delaware and New York law;

provided, however, that no representation or warranty is made with respect to
- --------  -------
any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

          (c)  Due Authorization.  The execution and delivery of this Agreement
               -----------------
and the execution and delivery to the Trustee of the Certificates by the Seller and the consummation of the transactions provided for in this Agreement have been duly authorized by the Seller by all necessary corporate action on its part and this Agreement will remain, from the time of its execution, an official record of the Seller.

          (d)  No Conflict.  The execution and delivery of this Agreement and
               -----------
the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its properties are bound.

          (e)  No Violation.  The execution and delivery of this Agreement and
               ------------
the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Seller.

          (f)  No Proceedings.  There are no proceedings or investigation
               --------------
pending or, to the best knowledge of the Seller, threatened against the Seller, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

          (g)  Eligibility of Accounts.  As of the Selection Date, each Account
               -----------------------
was an Eligible Account.

          (h)  Seller's Deposit Accounts.  As of the Initial Closing Date,
               -------------------------
deposits in the Seller's deposit accounts were insured to the limits provided by law by BIF.

          (i)  All Consents Required.  All appraisals, authorizations, consents,
               ---------------------
orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained.

          (j)  Account Selection.  As of the Selection Date, the Accounts
               -----------------
represented a random selection from all Eligible Accounts owned by the Seller, excluding Agent Bank Accounts, Affinity Program Accounts and Purchased Accounts.

          For the purposes of the representations and warranties contained in this Section 2.03 and made by the Seller on the Initial Closing Date, "Certificates" shall mean the Certificates issued on the Initial Closing Date. The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the Trust Assets to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section 10.01. The Seller hereby represents and warrants to the Trust, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in such Supplement, that the representations and warranties of the Seller set forth in
Section 2.03 other than as set forth in subsections 2.03(g), 2.03(h) and 2.03(j) are true and correct as of such date (for the purposes of such representations and warranties, "Certificates" shall mean the Certificates issued on the related Closing Date). Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others. The Trustee's obligations with respect to such breach are limited as provided in subsection 11.02(g).

          Section 2.04   Representations and Warranties of the Seller Relating
                         -----------------------------------------------------
to the Agreement and the Receivables.
- ------------------------------------

          (a)  Binding Obligation; Valid Transfer and Assignment.  The Seller
               -------------------------------------------------
hereby represents and warrants to the Trust that, as of the Initial Closing
Date:

               (i) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of Delaware banking corporations, (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), (C) subject to the unenforceability of provisions indemnifying a party against liability where such indemnification is contrary to public policy, (D) the effect of judicial decisions which have held that certain covenants and provisions of agreements are unenforceable where (y) the breach of such covenants or provisions imposes restrictions or burdens where it cannot be demonstrated that such breach is a material breach of a material covenant or provisions, or (z) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing, and (E) subject to the unenforceability of provisions herein to the effect that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, or to the effect that provisions therein may only be waived in writing to the extent that an oral agreement modifying such revisions has been entered into.

               (ii) This Agreement constitutes either (A) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Seller in and to (i) the Receivables then existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts or Automatic Additional Accounts), (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all proceeds of such Receivables, (iv) Insurance Proceeds relating to such Receivables, (v) Recoveries relating to such Receivables, and (vi) Interchange allocable to the Trust pursuant to subsection 2.05(k) and all proceeds thereof, which will be held by the Trust free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates except for (x) Liens permitted under subsection 2.05(b) and subject to Section 9-306 of the UCC as in effect in the States of New York or Delaware, whichever is applicable, (y) the interest of the Seller as Holder of the Exchangeable Seller Certificate and (z) the Seller's right, if any, to interest accruing on, and investment earnings, if any, in respect of the Collection Account, the Retention Account, or any Series Account, as provided in this Agreement or the related Supplement, or (B) a grant of security interest (as defined in the UCC as in effect in the State of Delaware) in such property to the Trust, which is enforceable with respect to the (i) Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts or Automatic Additional Accounts), (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all proceeds of such Receivables, (iv) Insurance Proceeds relating to such Receivables, (v) Recoveries relating to such Receivables, and (vi) Interchange allocable to the Trust pursuant to subsection 2.05(k) and the proceeds thereof upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created, the proceeds thereof and Insurance Proceeds relating thereto,

          Recoveries and Interchange allocable to the Trust pursuant to subsection 2.05(k), upon such creation. If this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in Section 2.01 and in the case of the Receivables hereafter created and proceeds thereof and Insurance Proceeds relating thereto, Recoveries and Interchange allocable to the Trust pursuant to subsection 2.05(k), upon such creation, the trust shall have a first priority perfected security interest in such property, except for Liens permitted under subsection 2.05(b) and subject to Section 9-306 of the UCC as in effect in the States of New York or Delaware, whichever is applicable. Neither the Seller nor any Person claiming through or under the Seller shall have any claim to or interest in the Collection Account or any Series Account, and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Seller in such property as a debtor for purposes of the UCC as in effect in the State of Delaware.

          (b)  Eligibility of Receivables.  The Seller hereby represents and
               --------------------------
warrants to the Trust and as of each Addition Date or Automatic Addition Date, as the case may be, occurring on or after the date hereof, that:

                    (i) Each Receivable is an Eligible Receivable as of the Selection Date.

                   (ii) Each Receivable then existing has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates (other than Liens permitted under subsection 2.05(b)) and in compliance, in all material respects, with all Requirements of Law applicable to the Seller.

                  (iii) With respect to each Receivable then existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

                   (iv) On each day on which any new Receivable is created, the Seller shall be deemed to represent and warrant to the Trust that (A) each Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Seller, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsection 2.04(a) are true and correct with respect to each Receivable created on such day as if made on such day.

                    (v) As of the applicable Addition Date or Automatic Addition Date with respect to Additional Accounts or Automatic Additional Accounts, as the case may be, added pursuant to Section 2.06, the related computer file or microfiche list referred to in
          Section 2.06, is an accurate and complete listing in all material respects of all the Accounts as of the related Cut Off Date or the Selection Date immediately preceding the applicable Addition Date or Automatic Addition Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the related Cut Off Date or such Selection Date, as the case may be; as of the respective Cut Off Dates, the aggregate amount of Receivables in all the Accounts was $4,663,978,028 of which $4,557,721,932 were Principal Receivables.

          (c)  Notice of Breach.  The representations and warranties set forth
               ----------------
in this Section 2.04 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the others. The Seller agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. The Seller hereby acknowledges that the Trustee intends to rely on the representations hereunder in connection with representations made by the Trustee to secured parties, assignees or subsequent transferees. The Trustee's obligations with respect to the breach of any of the representations and warranties contained in this Section 2.04 are limited as provided in subsection 11.02(g).

          (d)  Transfer of Ineligible Receivables.
               ----------------------------------

                    (i)  Automatic Removal.  In the event of a breach with
                         -----------------
          respect to a Receivable of any representations and warranties set forth in subsection 2.04(b)(ii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien; (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by the Seller; or (C) the unsecured short-term debt rating of the Seller is not at least P-1 by Moody's and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement; then, upon the earlier to occur of the discovery of such breach or event by the Seller or the Servicer or receipt by the Seller of written notice of such breach or event given by the Trustee, each such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii).

                    (ii)   Removal After Cure Period.  In the event of a breach
                           -------------------------
          of any of the representations and warranties set forth in subsection 2.04(b) other than a breach or event as set forth in clause (d)(i) above, and as a result of such breach the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either of the Seller or the Servicer, or receipt by the Seller of written notice of any such event given by the Trustee, each such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii); provided, however, that no such removal shall
                                   --------  -------
          be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

                   (iii)   Procedures for Removal.  When the provisions of
                           ----------------------
          subsection 2.04(d)(i) or subsection 2.04(d)(ii) above require removal of a Receivable, the Seller shall accept reassignment of the portion of such Receivable that is a Principal Receivable (an "Ineligible Receivable") by (i) directing the Servicer to deduct the portion of such Receivable that is a Principal Receivable from the aggregate amount of Principal Receivables in the Trust and to decrease the Seller Interest by such amount and (ii) depositing into the Collection Account an amount equal to the Finance Charge Receivables collected through the date of such removal; provided, however, that if the exclusion of an
                        --------  -------
          Ineligible Receivable from the calculation of the Seller Interest (determined without regard to any "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement for any Series) would cause the Seller Interest to be less than zero or would otherwise not be permitted by law, such Ineligible Receivable shall not be automatically removed from the Trust, but shall be removed from the Trust only upon the making of the deposit to the Collection Account referred to in the second following sentence. On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Seller Percentage or the Seller Interest; provided, however, that for the purposes of
                           --------  -------
          subsection 2.06(a) and the calculation of the Seller Interest, each Ineligible Receivable shall, notwithstanding the proviso to the immediately preceding sentence, be deemed to have been automatically removed from the Trust. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller Interest would cause the Seller Interest (determined without regard to any "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement with respect to any Series) to be reduced below zero, or would otherwise not be permitted by law, the Seller shall immediately, but in no event later than 10 days after such event, make a deposit in the Collection Account (for allocation as a Principal Receivable pursuant to Article IV) in immediately available funds in an amount equal to the amount by which the Seller Interest (as determined above) would be reduced below zero. The portion of such deposit allocated to Investor Certificates of each Series shall be distributed to the Investor Certificateholders of each such Series in the manner specified in Article IV, if applicable, on the related Distribution Date in the Monthly Period following the Monthly Period in which such deposit is made. Upon the reassignment to the Seller of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof and Insurance Proceeds relating thereto, Recoveries and Interchange allocated to such Ineligible Receivable pursuant to subsection 2.05(k). The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Seller to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.04(d)(iii). In the event that on any day within 60 days of the date of which the removal of an Ineligible Receivable from the Trust pursuant to this Section 2.04 is effected, the applicable representations and warranties shall be true and correct in all material respects on such date, the Seller may, but shall not be required to, direct the Servicer to include such Receivable in the Trust by adding the portion of such Receivable which is a Principal Receivable to the Principal Receivables in the Trust. Upon addition of a Receivable to the Trust pursuant to this subsection 2.04(d)(iii), the Seller shall have been deemed to have made the applicable representations and warranties in subsection 2.04(b) as of the date of such addition, as if the Receivable had been created on such date, and shall execute all such necessary documents and instruments of transfer or assignment and take such other actions as shall be necessary to effect and perfect the reconveyance of such Receivable to the Trust. The obligation of the Seller set forth in this subsection 2.04(d)(iii), or the automatic removal of such Receivable from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

                    (iv) For the purposes of subsections 2.04(d)(i) and 2.04(d)(ii) above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer (if the Servicer is the Seller) for more than the applicable period under Section 9-306(3) of the UCC as in effect in the State of Delaware.

          (e)  Reassignment of Trust Portfolio.  In the event of a breach of any
               -------------------------------
of the representations and warranties set forth in subsection 2.04(a), either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Seller (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Seller to accept reassignment of an amount of Principal Receivables (as specified below) within 60 days of such notice, (or within such longer period as may be specified in such notice but in no event later than 120 days), and the Seller shall be obligated to accept reassignment of such Principal Receivables on a Distribution Date specified by the Seller (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made
       --------  -------
if, at any time during such applicable period, the representations and warranties contained in subsection 2.04(a) shall then be true and correct in all material respects. The Seller shall deposit on the Transfer Date (in New York Clearing House, next day funds) for the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Collection Account or Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders pursuant to Article XII. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the Investor Interest of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date on which the reassignment is scheduled to be made, less the amount, if any, previously allocated for payment of principal to such Certificateholders on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal
                                                      ----
to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable Certificate Rate for the related Interest Accrual Period through the last day of such Interest Accrual Period, less the amount, if any previously allocated for payment of interest to the Certificateholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs. The reassignment deposit amount with respect to each Series shall be deposited in the Collection Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of such Series pursuant to Section 12.03. Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the Collection Account or the applicable Series Account in respect of the preceding Monthly Period shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Collection Account or the applicable Series Account, the Receivables and all monies due or to become due with respect thereto and all proceeds of the Receivables and Insurance Proceeds relating thereto, Recoveries and Interchange allocated to the Receivables pursuant to subsection 2.05(k) shall be released to the Seller, or its designee or assignee, and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Seller to vest in the Seller, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect thereto and all proceeds of the Receivables and Insurance Proceeds and Recoveries relating thereto and Interchange allocable to the Trust with respect to such Receivables. If the Trustee or the Investor Certificateholders give notice directing the Seller to accept reassignment as provided above, the obligation of the Seller to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.04(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.04(a) available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

          (f)  Reassignment of Receivables in Additional Accounts.  In the event
               --------------------------------------------------
of a breach of any of the representations and warranties set forth in subsections 6(a) or 6(e) of any Assignment of Receivables in Additional Accounts or Automatic Additional Accounts, in the form attached hereto as Exhibit B (each such assignment, an "Assignment of Additional Receivables"), either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Seller (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Seller to remove from the Trust each Receivable then existing in an Account, the Receivables of which were conveyed to the Trust pursuant to such Assignment of Additional Receivables, on the terms and conditions set forth herein, on or prior to the first Distribution Date next succeeding 60 days after such notice, and the Seller shall be obligated to remove such Receivables on a Distribution Date occurring within such applicable period on the terms and conditions set forth below; provided,
                                                                    --------
however, that no such reassignment shall be required to be made if, at any time
- -------
during such applicable period the representations and warranties contained in subsections 6(a) or 6(e), as the case may be, of such Assignment of Additional Receivables shall then be true and correct in all material respects. When the provisions of the preceding sentence require removal of a Receivable, the Seller shall accept reassignment of the portion of such Receivable that is a Principal Receivable by (i) directing the Servicer to deduct the portion of such Receivable that is a Principal Receivable of each such Ineligible Receivable from the aggregate amount of Principal Receivables in the Trust and to decrease the Seller Interest by such amount and (ii) depositing into the Collection Account an amount equal to the Finance Charge Receivables collected through the date of such removal; provided, however, that if the exclusion of any Receivable
                      -------- --------
from the calculation of the Seller Interest (determined without regard to any "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement for any Series) would cause the Seller Interest as so calculated to be less than zero or would otherwise not be permitted by law, such Receivable shall not be automatically removed from the Trust, but shall be removed from the Trust only upon the making of the deposit to the Collection Account referred to in the second following sentence. On and after the date of such removal, each such Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Seller Percentage or the Seller Interest; provided, however, that for the purposes of
                                   --------  -------
subsection 2.06(a) and the calculation of the Seller Interest, each Ineligible Receivable shall, notwithstanding the proviso to the immediately preceding sentence, be deemed to have been automatically removed from the Trust. In the event that the exclusion of such Receivable from the calculation of the Seller Interest would cause the Seller Interest (determined without regard to any "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement with respect to any Series) to be reduced below zero, or would otherwise not be permitted by law, the Seller shall immediately, but in no event later than 10 days after such event, make a deposit in the Collection Account (for allocation as a Principal Receivable pursuant to Article IV) in immediately available funds in an amount equal to the amount by which the Seller Interest (as determined above) would be reduced below zero. The portion of such deposit allocated to Investor Certificates of each Series shall be distributed to the Investor Certificateholders of each such Series in the manner specified in Article IV, if applicable, on the related Distribution Date in the Monthly Period following the Monthly Period in which such deposit is made. Upon the reassignment to the Seller of any such Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof and Insurance Proceeds relating thereto, Recoveries and Interchange allocated to such Ineligible Receivable pursuant to subsection 2.05(k). The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.04(f).

          If the Trustee or the Investor Certificateholders give notice directing the Seller to accept reassignment as provided above, the obligation of the Seller to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.04(f) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsections 6(a) or 6(e) of any Assignment of Receivables in Additional Accounts or Automatic Additional Accounts available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

     Section 2.05   Covenants of the Seller.  The Seller hereby covenants that:
                    -----------------------

          (a)  Receivables to be Accounts.  The Seller will take no action to
               --------------------------
cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the State of Delaware) except in connection with the enforcement or collection of an Account in which event such Receivables shall be an Ineligible Receivable subject to repurchase in accordance with Section 2.04(d)(ii). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased there under. The Seller will take no action to cause any Receivable to be anything other than an "account" (as defined in the UCC as in effect in the State of Delaware).

          (b)  Security Interests.  Except for the conveyances hereunder, the
               ------------------
Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Seller shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this subsection
                             --------  -------
2.05(b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (c)  Periodic Finance Charges and Other Fees. The Seller hereby agrees
               ---------------------------------------
that, except as otherwise required by any Requirement of Law, or as is deemed by the Seller to be necessary in order for the Seller to maintain its credit card business, based upon a good faith assessment by the Seller, in its sole discretion, of the nature of the competition in the credit card business, it shall not at any time reduce the Periodic Finance Charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the Seller's reasonable expectation of the Portfolio Yield as of such date would be less than the weighted average of the base rates for all Series; provided,
                                                                 --------
however, that the Seller shall not, unless required by any Requirement of Law,
- -------
reduce such Periodic Finance Charges if its reasonable expectation is that the Portfolio Yield would be less than the highest Certificate Rate with respect to any Series then issued and outstanding.

          (d)  Credit Card Agreements and Account Guidelines.  The Seller shall
               ---------------------------------------------
comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Account Guidelines and all applicable rules and regulations of VISA USA, Inc. and MasterCard International Incorporated except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates. The Seller may change the terms and provisions of the Credit Card Agreements or the Account Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and the Periodic Finance Charges and other fees to be assessed thereon) with respect to the Accounts only if such change is made applicable to the comparable segment of the consumer revolving credit card accounts (or consumer revolving accounts) owned and serviced by the Seller which have characteristics the same as, or substantially similar to, the Accounts which are the subject of such change; provided, however, that the Seller will not increase the timing of charge offs
- -------- --------
beyond the time which the Seller deems to be necessary to maintain its credit card business, based upon a good faith assessment of the Seller, in its sole discretion, of the nature of the competition of the credit card business (provided, further, that accounts purchased by the Seller from other credit card
 --------  -------
issuers, or other consumer revolving credit accounts, shall not be considered to be a comparable segment of revolving credit card accounts for the purposes of this subsection 2.05(d) until such time as any of the accounts purchased by the Seller from such issuer or consumer revolving credit accounts, as the case may be, become Accounts pursuant to the provisions of Section 2.06), except as otherwise restricted by the terms of the Credit Card Agreements.

          (e)  Account Allocations.
               -------------------

               (i) In the event that the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or an order by any federal or state governmental agency having regulatory authority over the Seller or any court of competent jurisdiction that the Seller not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Seller agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Seller's inability to transfer such Receivables (up to an amount equal to the Aggregate Principal Receivables in the Trust on such date); (B) the Seller agrees to have such amounts applied as Collections in accordance with Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Seller's inability to transfer Receivables to the Trust) which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, and all amounts which would have constituted Principal Receivables but for the Seller's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. If the Seller is unable pursuant to any Requirement of Law to allocate Collections as described above, the Seller agrees that, solely for purposes of payments under this Agreement, it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account (it being understood that the foregoing allocation does not affect, with respect to any Obligor, the priority of application of cardholder payments provided for in the related Credit Card Agreement(s)) and to have such payments applied as Collections in accordance with

          Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

               (ii) In the event that, pursuant to subsection 2.04(d), the Seller accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Receivable, then, in any such event, the Seller agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Seller or to the Receivables of such Obligor retained in the Trust, then the Seller agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to the Seller, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

          (f)  Delivery of Collections or Recoveries.  The Seller agrees to pay
               -------------------------------------
to the Servicer all payments received by the Seller in respect of the Receivables as soon as practicable after receipt thereof by the Seller, but in no event later than the second Business Day after the Date of Processing of such payment.

          (g)  Conveyance of Accounts.  The Seller covenants and agrees that it
               ----------------------
will not convey, assign, exchange or otherwise transfer the Accounts to any Person prior to the termination of this Agreement pursuant to Article XII; provided, however, that the Seller shall not be prohibited hereby from
- --------  -------
conveying, assigning, exchanging or otherwise transferring the Accounts in connection with a transaction complying with the provisions of Section 7.02.

          (h)  Notice of Liens.  The Seller shall notify the Trustee promptly
               ---------------
after becoming aware of any Lien on any Receivable other than the conveyances hereunder and Liens permitted under subsection 2.05(b) hereof.

          (i)  Status of Accounts and Receivables.  The Seller agrees to comply
               ----------------------------------
in all respects with all Requirements of Law applicable to the Seller, the failure to comply with which would have a material adverse effect on the Investor Certificateholders.

          (j)  VISA USA and MasterCard International.  The Seller shall use its
               -------------------------------------
best efforts to remain, either directly or indirectly, a member in good standing of both the VISA USA, Inc. and the MasterCard International Incorporated systems.

          (k)  Interchange and Various Fees.  On or prior to each Determination
               ----------------------------
Date, the Seller shall notify the Servicer of the amounts of Interchange, Late Fees, Returned Check Fees and Miscellaneous Fees and Charges to be included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period. Until the date specified by the Servicer in an Officer's Certificate delivered to the Trustee as a date after which the Servicer can compute the actual amount of Collections of such fees and charges, such amounts shall be deemed to be equal to:

                    (i) with respect to Interchange, the product of (y) the amount of Interchange paid or payable to the Seller with respect to the preceding Monthly Period, and (z) a fraction, the numerator of which is the total amount of purchases of merchandise and services relating to the Accounts made during such Monthly Period and the denominator of which is the total amount of purchases of merchandise and services relating to all MasterCard and VISA accounts owned by the Seller with respect to such Monthly Period; and

                    (ii) with respect to Late Fees, Returned Check Fees and Miscellaneous Fees and Charges, the product of (x) a fraction, the numerator of which is the amount of Collections of Periodic Finance Charges and Annual Membership Fees with respect to such Monthly Period, and the denominator of which is the amount of Periodic Finance Charges and Annual Membership Fees billed as of the opening of each Billing Cycle ending in such Monthly Period and
(y) the amount of Late Fees, Returned Check Fees or Miscellaneous Fees and Charges, as the case may be, billed as of the opening of each Billing Cycle ending in such Monthly Period.

On each Transfer Date, the Seller shall pay to the Servicer and the Servicer shall deposit into the Collection Account, for allocation as Collections of Finance Charge Receivables in the manner provided in Article IV (in immediately available funds) the amounts of Interchange, Late Fees, Returned Check Fees and Miscellaneous Fees and Charges to be so included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period.

          Section 2.06   Addition of Accounts.
                         --------------------

               (a) (i) If, during any period of thirty consecutive days, the Seller Interest (determined without regard to any amounts on deposit in the Retention Account, "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement with respect to any Series), averaged over that period, is less than 7% (or such higher percentage as may be specified in any Supplement, such percentage the "Minimum Seller Interest") of the average of the Aggregate Principal Receivables, computed as provided in clause (d) below, for such 30-day period, the Seller shall designate Eligible Additional Accounts ("Additional Accounts") to be included as Accounts in a sufficient amount such that the average of the Seller Interest (determined as aforesaid) for such 30-day period as a percent of the Aggregate Principal Receivables for such 30-day period, computed by assuming that the amount of the Aggregate Principal Receivables of such Additional Accounts shall be deemed to be outstanding in the Trust during each day of such 30-day period, is at least equal to the Minimum Seller Interest (determined without regard to any amounts on deposit in the Retention Account, "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement with respect to any Series) or (ii) if, on any date of determination, the Aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables, computed as provided in clause (d) below, the Seller shall designate Additional Accounts to be included as Accounts such that the Aggregate Principal Receivables computed by assuming that the amount of Aggregate Principal Receivables of such Additional Accounts shall be deemed to be outstanding in the Trust, will be equal to or greater than the Minimum Aggregate Principal Receivables computed as provided in clause (d) below. On any day, the Seller Interest (determined without regard to any amounts on deposit in the Retention Account, "Excess Amounts","Controlled Excess Amounts" or such other amounts specified in the Supplement with respect to any Series) averaged over the preceding 30-day period, shall equal a fraction, the numerator of which is equal to the sum of the respective Seller Interests (determined without regard to any amounts on deposit in the Retention Account, "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement with respect to any Series) determined as of the end of each Business Day during such 30-day period and the denominator of which is the total number of Business Days during such 30-day period. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth Business Day following such thirty-day period (the "Addition Date").

          (b) In addition to its obligation under subsection 2.06(a), the Seller may, but shall not be obligated to, (i) designate from time to time Additional Accounts of the Seller to be included as Accounts; provided, however,
                                                              --------  -------
that the Seller shall not make more than one such designation in any Monthly Period and (ii) on each Automatic Addition Date, designate as Automatic Additional Accounts, all Eligible Automatic Additional Accounts originated by the Seller during the period occurring from the Automatic Additional Cut Off Date with respect to the previous Automatic Addition Date (or, in the case of the first Automatic Addition Date, since the Cut Off Date) until the Automatic Additional Cut Off Date with respect to the current Automatic Addition Date (excluding the Eligible Automatic Additional Accounts, if any, which were included as Accounts pursuant to subsection 2.06(a) or

2.06(b)(i) since the previous Automatic Addition Cut Off Date (or, in the case of the first Automatic Addition Date, since the Cut Off Date)), to be included as Accounts on such Automatic Addition Date; provided however that if the number of Eligible Automatic Additional Accounts originated during such period (excluding, except as provided in the immediately following proviso, the Automatic Additional Accounts, if any, which were included as Accounts pursuant to subsections 2.06(a) or 2.06(b)(i) since the previous Automatic Addition Cut off Date (or, in the case of the first Automatic Addition Date, since the Cut Off Date); provided that if the number of Accounts so included pursuant to subsection 2.06(a) exceeded the product of 10% and the number of Accounts determined as of such Automatic Additional Cut Off Date, then the number of such Accounts in excess of such product shall not be so excluded) exceeds the Maximum Addition Amount for such Automatic Addition Cut Off Date, the Seller shall not designate all of the Eligible Automatic Additional Accounts originated during the period referred to in clause (ii) to be included as Accounts on such Automatic Addition Date, but shall designate a number of Automatic Additional Accounts equal to the Maximum Addition Amount for such Automatic Addition Date, to be included as Accounts on such Automatic Addition Date, and which shall be selected by first including Eligible Automatic Additional Accounts which were originated on the Automatic Addition Cut Off Date with regard to the previous Automatic Addition Date, and then by selecting Eligible Automatic Additional Accounts which were originated on each day thereafter, until the number so selected equals the Maximum Addition Amount. The Seller shall make no more than one designation pursuant to subsection 2.06(b)(ii) in any Monthly Period.

          (c) The Seller agrees that any such transfers of Receivables from Additional Accounts or Automatic Additional Accounts, as the case may be, under subsection 2.06(a), 2.06(b)(i) or 2.06(b)(ii) shall satisfy the following conditions:

                    (i) on or before (A) the twentieth Business Day prior to the Addition Date for Additional Accounts to be included as Accounts pursuant to subsection 2.06(b)(i) or (B) the fifth Business Day prior to the Addition Date for Additional Accounts to be included as Accounts pursuant to subsection 2.06(a) (the "Addition Notice Date"), the Seller shall give the Trustee, the Rating Agency, and the Servicer written notice that such Additional Accounts will be included and specifying the approximate aggregate amount of the Receivables to be transferred;

                   (ii) on or before the Addition Date or the Automatic Addition Date, as the case may be, the Seller shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) in substantially the form of Exhibit B (the "Assignment") and the Seller shall have indicated in its computer files that the Receivables created in connection with the Additional Accounts or Automatic Additional Accounts, as the case may be, have been transferred to the Trust and, within five Business Days thereafter, the Seller shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts or Automatic Additional Accounts, as the case may be, identified by account number, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

                    (iii) the Seller shall represent and warrant that (x) (A) each Additional Account is, as of the related Selection Date, an Eligible Additional Account or (B) each Automatic Additional Account is, as of the end of the related Selection Date, an Eligible Automatic Additional Account, as the case may be, (y) no selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Additional Accounts or Eligible Automatic Additional Accounts, as the case may be (provided,
                                                                      --------
          however that the selection of Eligible Automatic Additional Accounts
          -------
          made in the manner provided in subsection 2.06(b)(ii), shall for such purposes be deemed not to be adverse), and (z) as of the Addition Date or the Automatic Addition Date, as the case may be, the Seller is not insolvent;

                    (iv) the Seller shall represent and warrant that, as of the Addition Date or the Automatic Addition Date, as the case may be, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to
          (A) the Receivables then existing and thereafter created in the Additional Accounts or the Automatic Additional Accounts, as the case may be, (B) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (C) all proceeds of such Receivables (as defined in the UCC as in effect in the State of Delaware), (C) all proceeds of such Receivables, (D) Insurance Proceeds relating to such Receivables, (E) Recoveries relating to such Receivables and (F) Interchange allocated to the Trust pursuant to subsection 2.05(k) and proceeds thereof, and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto, Recoveries and Interchange allocated to the Trust pursuant to subsection 2.05(k) will be held by the Trust free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates, except for (i) Liens permitted under subsection 2.05(b) and subject to
          Section 9-306 of the UCC as in effect in the States of New York or Delaware, whichever is applicable, (ii) the interest of the Seller as Holder of the Exchangeable Seller Certificate and (iii) the Seller's right to receive interest accruing on, and Investment earnings in respect of, the Collection Account, the Retention Account or any Series Account as provided in this Agreement and any related Supplement or (y) a grant of a security interest (as defined in the UCC as in effect in the State of Delaware) in such property to the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts or Automatic Additional Accounts, as the case may be, the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto, Recoveries and Interchange allocated to the Trust pursuant to subsection 2.05(k) upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts or Automatic Additional Accounts conveyed on such Addition Date or Automatic Addition Date, as the case may be, the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto, Recoveries and Interchange allocated to the Trust pursuant to subsection 2.05(k) upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement as described in Section 2.01 with respect to such Additional Accounts or Automatic Additional Accounts, as the case may be, and, in the case of the Receivables thereafter created in such Additional Accounts or Automatic Additional Accounts and the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof, Insurance Proceeds relating to such Receivables, Recoveries and Interchange allocated to the Trust pursuant to subsection 2.05(k), upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Liens permitted under subsection 2.05(b) and subject to Section 9-306 of the UCC as in effect in the States of New York or Delaware, whichever is applicable;

                    (v) the Seller shall deliver a certificate of a Vice President or more senior officer to the Trustee confirming the items set forth in paragraph (ii) above;

                   (vi) the Seller shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts or Automatic Additional Accounts, as the case may be, to the Trustee substantially in the form of Exhibit F;

                  (vii) on or before each Automatic Addition Date, the Seller shall give the Trustee notice that Automatic

          Additional Accounts are to be included on the Automatic Addition Date as Accounts and specifying the Automatic Addition Cut Off Date and the Automatic Addition Date for such Automatic Additional Accounts; provided, however, that on or before the date which is 2 days prior to
          --------  -------
          any Automatic Addition Date, the Seller may provide the Trustee with written notice that no Automatic Additional Accounts will be included as Accounts on such Automatic Addition Date. Upon providing such notice to the Trustee, the Seller shall no longer be obligated to add Automatic Additional Accounts on such Automatic Addition Date;

                  (viii) on or before the second Business Day immediately following such Addition Date, the Seller shall deposit into the Collection Account an amount equal to, with respect to Receivables in the Additional Accounts or Automatic Additional Accounts, as the case may be, the Collections of Finance Charge Receivables and Principal Receivables processed on each Date of Processing from and including the first Date of Processing in the Monthly Period in which the Addition Date or Automatic Addition Date, as the case may be, occurs, through and including the Date of Processing immediately preceding the Addition Date or the Automatic Addition Date; and

                    (ix) (a) the Seller shall not have received notice from Standard & Poor's that the inclusion of Additional Accounts (i) pursuant to subsection 2.06(b)(i), (ii) if the Receivables of such Additional Accounts relate to accounts purchased by the Seller from other credit card issuers, pursuant to subsection 2.06(a), or (iii) if the sum of (q) the number of Additional Accounts to be designated pursuant to such Assignment and (r) the number of Additional Accounts or Automatic Additional Accounts designated during the preceding twelve months, is greater than the product of (x) 20% and (y) the number of Accounts as of the first day of the twelfth preceding Monthly Period, pursuant to subsection 2.06(a) will result in the reduction or withdrawal of its then existing rating of any Series of Certificates then issued and outstanding and (b) the Seller shall have received notice from Moody's and Fitch that the inclusion of Additional Accounts pursuant to subsection 2.06(b)(i) will not result in the reduction or withdrawal of its then-existing rating of any Series of Certificates then issued and outstanding.

          Section 2.07   Removal of Accounts.
                         -------------------

          (a) If on any Determination Date the Seller Interest (determined without regard to any amounts on deposit in the Retention Account, "Excess Amounts", "Controlled Excess Amounts" or
such other amounts specified in the Supplement with respect to any Series) exceeds 10% of the Aggregate Principal Receivables at the end of the day immediately prior to such date of determination, the Seller may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal ("Removed Accounts") from the Trust; provided, however, that the Seller shall
                                     --------  -------
not make more than one such designation in any Monthly Period. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Accounts will be reassigned by the Trustee to the Seller (the "Removal Date"), the Seller shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Seller and specifying the approximate aggregate amount of the Receivables to be reassigned.

          (b) The Seller shall be permitted to designate and require reassignment to it of the Receivables from Removed Account, only upon satisfaction of the following conditions:

                    (i)   [reserved];

                   (ii)   [reserved];

                  (iii)   the removal of any Receivables of any Removed
          Accounts on any Removal Date shall not, in the reasonable belief of the Seller, (a) cause a Pay Out Event to occur; provided, however,
                                                          --------  -------
          that for the purposes of this subsection 2.07(b)(iii), the Receivables of each Removed Account shall be considered to have been removed as of the Removal Date, (b) cause the Seller Interest (determined without regard to any amounts on deposit in the Retention Account, "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement with respect to any Series) as a percentage of Aggregate Principal Receivables to be less than 10% on such Removal Date or (c) result in the failure to make any payment specified in the related Supplement with respect to any Series;

                   (iv) on or prior to the Removal Date, the Seller shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit I (the "Reassignment") and, within five Business Days thereafter, the Seller shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

                    (v) the Seller shall represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust;

                    (vi) the Seller shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (iii),
          (iv), (v) above and (vii) and (viii) below. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; and

                   (vii) on or before the twentieth Business Day prior to the Removal Date the Rating Agency shall have received notice of such proposed removal of Accounts; and

                  (viii) the Seller shall have received notice from the Rating Agency that such proposed removal of Accounts will not result in the reduction or withdrawal of its then-existing rating of any Series of Certificates then issued and outstanding; and

                    (ix) the Seller shall have received an Opinion of Counsel that the proposed removal shall not adversely affect the federal income tax characterization of the Trust.

          Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Seller, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

          Section 2.08    Authentication of Certificates.  Pursuant to the
                          ------------------------------
request of the Seller, the Trustee shall cause the Certificates in authorized denominations evidencing the entire ownership of the Trust to be duly authenticated and delivered to or upon the order of the Seller pursuant to
Section 6.02.


                              [End of Article II]

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                                OF RECEIVABLES

          Section 3.01   Acceptance of Appointment and Other Matters Relating to
                         -------------------------------------------------------
the Servicer.
- ------------

          (a) The Seller agrees to act as the Servicer under this Agreement. The Investor Certificateholders by their acceptance of the Certificates consent to the Seller acting as Servicer.

          (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Account Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account, as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to make withdrawals and payments, or to instruct the Trustee to make withdrawals and payments, from the Retention Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct the Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements laws. The Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Collection Account, the Retention Account or any Series Account and to take any action required under any Enhancement at such time as required under this Agreement. The Trustee shall furnish the Servicer with any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (c) In the event that the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or the order of any federal governmental agency having regulatory authority over the Seller or any court of competent jurisdiction that the Seller not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Seller's inability to transfer such Receivables (up to an aggregate amount equal to the Aggregate Principal Receivables in the Trust as of such date) in accordance with subsection 2.05(e); (B) the Servicer agrees to apply such amounts as Collections in accordance with Article IV, and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Seller's inability to transfer Receivables to the Trust which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Principal Receivables but for the Seller's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Investor Percentage thereunder. If the Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Servicer agrees that, solely for the purposes of payments under this Agreement, it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account (it being understood that the foregoing allocation does not affect, with respect to any Obligor, application of cardholder payments provided for in the related Credit Card Agreement) and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

          (d) In the event that, pursuant to subsection 2.04(d), the Seller accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Receivable, then, in any such event, the Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Seller or to Receivables of such Obligor retained in the Trust, then the Servicer agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables purchased by the Seller, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

          (e) The Servicer shall not be obligated to use servicing procedures, offices, employees or accounts for servicing the Receivables which are separate from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

          (f) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

          Section 3.02   Servicing Compensation.  As compensation for its
                         ----------------------
servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Monthly Period prior to the termination of the Trust pursuant to Section 12.01 (with respect to each Monthly Period, the "Monthly Servicing Fee"). The share of the Monthly Servicing Fee allocable to each Series of Investor Certificateholders with respect to any Monthly Period (or portion thereof) shall be payable on the related Transfer Date and, with respect to each Series (unless otherwise provided in the related Supplement), shall be equal to one-twelfth of the product of (A) the applicable Series Servicing Fee Percentage per annum and (B) the Investor Interest of such Series as of the last day of the Monthly Period preceding such Transfer Date (the "Monthly Investor Servicing Fee") and shall be paid to the Servicer pursuant to Article IV. The servicing fee payable by the Holder of the Exchangeable Seller Certificate shall be equal to the product of one-twelfth of the product of (A) the Seller Interest (determined without regard to any amounts on deposit in the Retention Account, "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement with respect to any Series) and (B) the lesser of 2.15% and the smallest Series Servicing Fee Percentage with respect to any Series of Investor Certificates then outstanding (the "Monthly Seller Servicing Fee"). The Monthly Servicing Fee shall equal the sum of (x) the aggregate amount of Monthly Investor Servicing Fees with respect to each Series then outstanding and (y) the Monthly Seller Servicing Fee. The Monthly Investor Servicing Fee with respect to any Series is payable in arrears on the related Transfer Date (unless otherwise provided in the related Supplement) and the Monthly Seller Servicing Fee is payable in arrears no later than the last Transfer Date with respect to any Series occurring in a

Monthly Period. The Monthly Seller Servicing Fee and, unless otherwise provided in a Supplement, each Investor Monthly Servicing Fee, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.05 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer shall
                                             --------
not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

          Section 3.03   Representations and Warranties of the Servicer.
                         ----------------------------------------------
Chase USA, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make the following representations and warranties on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates issued on the Initial Closing Date:

          (a)  Organization and Good Standing.  The Servicer is a Delaware
               ------------------------------
banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware or a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b)  Due Qualification.  The Servicer is not required to qualify nor
               -----------------
register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under federal, Delaware and New York law. If the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

          (c)  Due Authorization.  The execution, delivery, and performance of
               -----------------
this Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement will remain, from the time of its execution, an official record of the Servicer.

          (d)  Binding Obligation.  This Agreement constitutes a legal, valid
               ------------------
and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and the rights of creditors of Delaware banking corporations or national banking associations.

          (e)  No Violation.  The execution and delivery of this Agreement by
               ------------
the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

          (f)  No Proceedings.  There are no proceedings or investigations
               --------------
pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

          (g)  Compliance with Requirements of Law.  The Servicer shall duly
               -----------------------------------
satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to properly service each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Certificateholders.

          (h)  Servicer's Deposit Accounts.  As of the Initial Closing Date, or
               ---------------------------
the date of its appointment, in the case of a successor Servicer deposits in the Servicer's deposit accounts were insured to the limits provided by law by BIF.

          (i)  All Consents Required.  All approvals, authorizations, consents,
               ---------------------
orders or other actions of any Person or of any Governmental Authority or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained.

          (j)  Status of Accounts and Receivables.  The Servicer hereby agrees
               ----------------------------------
to comply in all material respects with all Requirements of Law applicable to the Servicer the failure to comply with which would have a material adverse effect on the Investor Certificateholders.

          (k)  No Rescission or Cancellation.  The Servicer shall not permit any
               -----------------------------
rescission or cancellation of any Receivable except in accordance with the Account Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

          (l)  Protection of Certificateholders' Rights.  The Servicer shall
               ----------------------------------------
take no action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders in any Receivable or the related Account, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Account Guidelines.

          (m)  Receivables Not To Be Evidenced by Promissory Notes.  The
               ---------------------------------------------------
Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the State of Delaware) except in connection with its enforcement or collection of an Account, in which event such Receivable shall be reassigned or assigned and transferred to the Servicer as provided in the following paragraph.

          In the event (x) any of the representations and warranties or covenants of the Servicer contained in subsections (g), (k), (1) and (m) with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the Certificateholders' interest in such Receivable and is not cured within 60 days (or such longer period, not in excess of 120 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of written notice of such event given by the Trustee, or (y) it is so provided in subsection 3.03(m) with respect to any Receivable, all Receivables in the Account or Accounts as to which such event relates shall be reassigned to the Seller (if the Seller is the Servicer) or assigned and transferred (if the Seller is not the Servicer) to the Servicer on the terms and conditions set forth below.

          If the Holder of the Exchangeable Seller Certificate is the Servicer, such assignment or reassignment shall be accomplished in the manner set forth in subsection 2.04(d)(iii) as if the reassigned or assigned Receivables were Ineligible Receivables (including the requirement, if applicable to reduce the Seller Interest, the Seller Percentage or the Investor Percentage and to make deposits into the Collection Account) and any amounts deposited in the Collection Account (for allocation as a Principal Receivable pursuant to Article
IV).

          If the Holder of the Exchangeable Seller Certificate is not the Servicer, the Servicer shall effect such assignment and transfer by making a deposit into the Collection Account for allocation pursuant to Article IV in immediately available funds no later than the Transfer Date following the Monthly Period in which such assignment and transfer obligation arises in an amount equal to the amount of such Receivable.

          Upon each such reassignment or assignment and transfer to the Servicer of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof and Insurance Proceeds relating thereto, Recoveries and Interchange allocated to such Ineligible Receivable pursuant to subsection 2.05(k). The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Seller to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 3.03. Notwithstanding any other provision of this Section 3.03, a reassignment of an Ineligible Receivable to the Seller in excess of the amount that would cause the Seller Interest (determined without regard to any "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement with respect to any Series) to be a negative number shall not occur if the Seller fails to make any deposit required by this Section 3.03 with respect to such Ineligible Receivable. The obligation of the Servicer set forth in this subsection 3.03 to accept reassignment or assignment and transfer of such Ineligible Receivable, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

          Section 3.04   Reports and Records for the Trustee.
                         -----------------------------------

          (a)  Daily Reports.  On each Business Day, the Servicer, with prior
               -------------
notice, shall prepare and make available at the office of the Servicer for inspection by the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the Aggregate Receivables as of the close of business on the second preceding Business Day and (iii) in the event Additional Accounts or Automatic Additional Accounts were added during the Monthly Period immediately preceding the day such Collections were processed, the aggregate amount of Principal Receivables in such Additional Accounts or Automatic Additional Accounts. The Servicer shall at all times maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and, upon prior request of the Trustee, shall make available to the Trustee at the servicing center of the Servicer selected by the Trustee on any Business Day during the Servicer's normal business hours any computer programs necessary to make such identification.

          (b)  Monthly Servicer's Certificate.  Unless otherwise stated in the
               ------------------------------
related Supplement with respect to any Series, on each Determination Date the Servicer shall forward, as provided in Section 13.05, to the Trustee, the Paying Agent and the Rating Agency, a certificate of a Servicing Officer in the form of Exhibit C (which includes the Schedule thereto specified as such in each Supplement) setting forth (i) the aggregate amount of Collections processed during the preceding Monthly Period, (ii) the aggregate amount of the applicable Investor Percentage of Collections of Principal Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iii) the aggregate amount of the applicable Investor Percentage of Collections allocated to Finance Charge Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iv) the aggregate amount of Receivables as of the end of the preceding Monthly Period, (v) the balance on deposit in the Collection Account (or Collection Subaccount) or any Series Account applicable to any Series then outstanding, as of the end of the last day of the preceding Monthly Period, (vi) the aggregate amount, if any, of withdrawals, drawings or payments under any Enhancement, if any, for each Series then outstanding required to be made with respect to the previous Monthly Period in the manner provided in the related Supplement, (vii) the statement required by Article V in the form indicated in the Supplement for each Series then outstanding, (viii) the sum of all amounts payable to the Certificateholders of each Series on the succeeding Distribution Date with respect to each Series in respect of certificate interest and certificate principal, (ix) the excess, if any, of the Aggregate Principal Receivables over the Aggregate Principal Receivables required to be maintained pursuant to this Agreement and any Supplement as of such Determination Date, (x) whether, with respect to each Series then outstanding, a Series Pay Out Event or a Trust Pay Out Event has occurred or other similar event is deemed to have occurred and (xi) such other matters as are set forth in Exhibit C.

          (c)  Transferred Accounts.  The Servicer covenants and agrees hereby
               --------------------
to deliver to the Trustee, within a reasonable time period after any Transferred Account is created, but in any event not later than thirty (30) days after the end of the Monthly Period within which the Transferred Account is created, a notice specifying the new account number for any Transferred Account and the replaced account number.

          Section 3.05   Annual Servicer's Certificate.  On or before March
                         -----------------------------
31 of each calendar year, beginning with March 31, 1992 the Servicer will deliver, as provided in Section 13.05, to the Trustee, the Rating Agency and any Certificate Owner, upon the written request of such Certificate Owner, an Officer's Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the twelve-month period ending on December 31 of such year, or for the initial period, from the Closing Date until December 31, 1991, and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          Section 3.06   Annual Independent Accountants' Servicing Report.
                         ------------------------------------------------

          (a) On or before March 31 of each calendar year, beginning with March 31, 1992, the Servicer shall cause a firm of nationally recognized independent accountants (who may also render other services to the Servicer or the Seller) to furnish, as provided in Section 13.05, a report to the Trustee, the Servicer, the Rating Agency and any Certificate Owner, upon the written request of such Certificate Owner, to the effect that such firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of Accounts under this Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion (assuming the accuracy of any reports generated by the Servicer's third party agents) that the system of internal accounting controls in effect on the date set forth in such report, relating to servicing procedures performed by the Servicer pursuant to Article IV of this Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with Article IV of this Agreement, except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of the Servicer and such other exceptions, errors or irregularities as shall be set forth in such report. Unless otherwise provided with respect to any Series in the related Supplement, a copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          (b) On or before March 31, each calendar year, beginning with March 31, 1992, the Servicer shall cause a firm of nationally recognized independent accountants (who may also render other services to the Servicer or the Seller) to furnish, as provided in Section 13.05, a report to the Trustee, Servicer, the Rating Agency and any Certificate Owner, upon the written request of such Certificate Owner, to the effect that they have compared the amounts set forth in the monthly statements and certificates forwarded by the

Servicer pursuant to subsection 3.04(b) during the period covered by such report (which shall be the period from January 1 of the preceding calendar year to and including December 31 of such calendar year, or for the initial period, from the Closing Date until December 31, 1991) with the Servicer's computer reports and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and that on the basis of such comparison, such amounts are in agreement, except for such exceptions as it believes to be immaterial to the financial statements of the Servicer and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          Section 3.07   Tax Treatment.  The Seller has structured this
                         -------------
Agreement and the Certificates with the intention that the Certificates will qualify under applicable federal, state, local and foreign tax law as indebtedness. The Seller, the Servicer, the Holder of the Exchangeable Seller Certificate, each Investor Certificateholder, and each Certificate Owner, agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder and the Holder of the Exchangeable Seller Certificate, by acceptance of its Certificate and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this Section 3.07. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.07.

          Section 3.08   Notices to the Seller.  In the event that the Seller is
                         ---------------------
no longer acting as Servicer, any Successor Servicer appointed pursuant to
Section 10.02 shall deliver or make available to the Seller each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 and 3.06.


                              [End of Article III]

                                   ARTICLE IV

                  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

          Section 4.01   Establishment of Accounts and Allocations with
                         ----------------------------------------------
Respect to the Exchangeable Seller Certificate.
- ----------------------------------------------

          (a)  The Collection Account.  The Servicer, for the benefit of the
               ----------------------
Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, or cause to be established and maintained, a non-interest bearing segregated trust account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, with an office or branch located in the States of Delaware or New York, of a depository institution or trust company (which may include the Servicer, the Trustee or an Affiliate of the Servicer) having corporate trust powers under applicable federal and state laws (which may include the Trustee or an Affiliate of the Servicer, but which shall exclude the Seller and the Servicer if it shall be the Seller) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times the
                             --------  -------
certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's, Standard & Poor's and Fitch of P-1 (at least P-2 with respect to Chase Manhattan Bank, if such account is maintained in the corporate trust department of Chase Manhattan Bank), at least A-1+ and at least F-1+, respectively, in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Moody's, of at least Aa3, from Standard & Poor's of at least AA- and from Fitch of at least AA- in the case of the long-term unsecured debt obligations (at least BBB- from Standard & Poor's, at least Baa3 from Moody's and at least BBB- from Fitch with respect to Chase Manhattan Bank, if such account is maintained in the corporate trust department of Chase Manhattan Bank) and the deposits in whose accounts are insured to the limits provided by law by BIF or SAIF (a "Qualified Institution"); provided
                                                                   --------
further, that upon the insolvency of the Servicer, the Collection Account shall
- -------
not be permitted to be maintained with the Servicer. The Supplement for a Series may require the Trustee to establish and maintain a subaccount of the Collection Account for any such Series (such subaccount, a "Collection Subaccount") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders of such Series with a depository institution or trust company meeting the criteria provided in the related Supplement. The Collection Account or any Collection Subaccount may not be invested except as provided in the related Supplement.
The funds on deposit in such Collection Subaccount may be invested in the manner provided in the related

Supplement, and any earnings resulting from such investment shall be applied as provided in such Supplement. Pursuant to authority granted to it pursuant to subsection 3.01(b), the Servicer shall have the power, revocable by the Trustee, to withdraw funds from the Collection Account or any Collection Subaccount for the purposes of carrying out its duties hereunder.

          Each Series of Investor Certificates shall represent interests in the Trust, including the benefits of any Enhancement to be provided by an Enhancement Provider issued with respect to such Series as indicated in the Supplement relating to such Series, and the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Collection Account and any Series Accounts maintained for the benefit of the Certificateholders of such Series or paid to the Certificateholders of such Series. The Exchangeable Seller Certificate shall represent the interest in the Trust not represented by any Series of Investor Certificates then outstanding, including the right to receive Collections and other amounts at the time and in the amounts specified in this Article IV to be paid to the Seller (the "Seller Interest"); provided, however, that such
                                            --------  -------
certificate shall not represent any interest in the Collection Account or any Series Accounts maintained for the benefit of the Certificateholders of any Series or the benefits of any Enhancement to be provided by an Enhancement Provider issued with respect to any Series, except as specifically provided in this Article IV.

          (b)  (i)  Establishment of the Retention Account.  The Servicer, for
                    --------------------------------------
the benefit of the Investor Certificateholders and the Holder of the Exchangeable Seller Certificate, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with a Qualified Institution and held in trust by such Qualified Institution designated by the Servicer, a segregated trust account within the corporate trust department of such Qualified Institution (the "Retention Account"), bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Retention Account and in all proceeds thereof. Except as provided herein, the Retention Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. Amounts on deposit in the Retention Account shall at all times be invested, as directed by the Holder of the Exchangeable Seller Certificate, in Permitted Investments, and any earnings resulting from such investment shall be applied as Collections of Finance Charge Receivables. Pursuant to the authority granted to it pursuant to subsection 3.01(b), the Servicer shall have the power, revocable by the Trustee, to withdraw funds and to instruct the Trustee to withdraw funds from the Retention Account for the purposes of carrying out its duties hereunder.

          (ii) Administration of the Retention Account.
               ---------------------------------------

          (A) If, on any Date of Processing the amount, if any, on deposit in the Retention Account on such Date of Processing is greater than the Required Retention Amount and no Series is in an accumulation period or an Amortization Period, the Servicer shall withdraw or instruct the Trustee to withdraw, and in such case the Trustee shall withdraw, from the Retention Account and pay to the Holder of the Exchangeable Seller Certificate an amount equal to the amount by which the amount then on deposit in the Retention Account exceeds the Required Retention Amount; provided, however, that if an accumulation period or an Amortization Period has commenced and is continuing with respect to one or more outstanding Series, any funds on deposit in the Retention Account shall be treated as Collections of Principal Receivables received during the Monthly Period preceding the applicable Determination Date and shall be allocated and distributed in accordance with Section 4.02 and the terms of each Supplement.

          (B) Any investment pursuant to clause (b)(i) above shall mature, and such funds shall be available for withdrawal, on or prior to the Transfer Date. The Servicer, Paying Agent or Qualified Institution, as the case may be, shall maintain for the benefit of the Investor Certificateholders of each Series possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of maturity. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Servicer, shall instruct the Qualified Institution in writing with respect to the investment of funds on deposit in the Retention Account. For purposes of determining the availability of funds or the balances in the Retention Account for any reason under this Agreement, all investment earnings on such funds (net of losses and expenses) shall be deemed not to be available or on deposit.

          (c) If the entity with which any of the accounts established pursuant to this Section 4.01 ceases to be a "Qualified Institution", then (i) such entity shall provide the Trustee, each Enhancement Provider and the Servicer with prompt written notice that it is no longer a "Qualified Institution" and
(ii) transfer the funds deposited in each of the accounts in the manner directed by the Servicer within 10 Business Days of the day on which such entity ceased to be a "Qualified Institution".

          (d)  Allocations For the Exchangeable Seller Certificate.  Throughout
               ---------------------------------------------------
the existence of the Trust, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Holder of the Exchangeable Seller Certificate an amount equal to the product of (A) the Seller Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. The Servicer need not deposit this amount, and other amounts so allocated to the

Exchangeable Seller Certificate pursuant to any Supplement, into the Collection Account, and shall pay, or be deemed to pay, to the extent the Servicer is the holder of the Exchangeable Seller Certificate, such amounts as collected to the Holder of the Exchangeable Seller Certificate; provided, however, that no such
                                               --------  -------
payments shall be made to the Holder of the Exchangeable Seller Certificate if the Seller Interest is less than zero.

          Section 4.02   Collections and Allocations.
                         ---------------------------

          (a)  Collections.  The Servicer shall, subject to subsection 4.01(d),
               -----------
deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. In the event of the insolvency of the Servicer, then, immediately upon the occurrence of such event and thereafter the Servicer shall deposit all Collections into the Collection Account which shall be established and maintained with a Qualified Institution other than the Servicer in accordance with subsection 4.01(a), and in no such event shall the Servicer deposit any Collections thereafter into any account established, held or maintained with the Servicer.

          The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Exchangeable Seller Certificate in accordance with Article IV and shall withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Exchangeable Seller Certificate in accordance with Article IV. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

          Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, the Seller shall remain the Servicer hereunder and
(a) (i) the Servicer provides to the Trustee a letter of credit or other arrangement covering risk of collection of the Servicer acceptable to the Rating Agency (as evidenced by letters from the Rating Agency) and (ii) the Seller shall not have received a notice from the Rating Agency that such letter of credit or other arrangement would result in the lowering of such Rating Agency's then-existing rating of any Series of Investor Certificates or (b) the Servicer, or so long as the Seller is the Servicer and an Affiliate of Chase Manhattan Bank, Chase Manhattan Bank, shall have and maintain a certificate of deposit or short-term deposit rating of P-1 by Moody's and of at least A-1 by Standard & Poor's and, if rated by Fitch, at least F-1 by Fitch and deposit insurance provided by BIF or SAIF, the Servicer need not deposit Collections to the Collection Account in the manner provided in this Article IV or make payments to the Holder of the Exchangeable Seller Certificate prior to the close of business on the day any Collections are deposited in the Collection Account as provided in this Article IV, but may make such deposits, payments and withdrawals on the Transfer Date in the Monthly Period following the Monthly Period in which the Date of Processing of such Collections occurred in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph.

          (b)  Reserved.
               --------

          (c)  Allocation of Collections of Recoveries and Defaulted Accounts.
               --------------------------------------------------------------

                    (i) On the date on which an Account becomes a Defaulted Account, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables in such Defaulted Account, all monies due or to become due with respect thereto, all proceeds of such Receivables and Interchange allocable to the Trust with respect to such Receivable, excluding Insurance Proceeds and Recoveries relating thereto, which shall remain a part of the Trust Assets.

                   (ii) On each Determination Date, the Servicer shall calculate the Aggregate Investor Default Amount for the preceding Monthly Period with respect to each Series. The "Aggregate Investor Default Amount" shall mean with respect to any Monthly Period and any Series, the sum of (x) the Investor Default Amount for such Series for such Monthly Period minus (y) the product of the applicable Investor
                              -----
          Percentage (determined with respect to Receivables in Defaulted Accounts) and Recoveries with respect to the preceding Monthly Period, provided, however, that the Aggregate Investor Default Amount with
          --------  -------
          respect to any Monthly Period and any Series shall not be less than zero. Recoveries shall be allocated pursuant to Article IV as though they are Collections of Principal Receivables except that the amount by which the amount in clause (y) in the immediately preceding sentence exceeds the amount in clause (x) shall be allocated pursuant to Article IV as though such amount was Collections of Finance Charge Receivables.

          (d)  Adjustments for Miscellaneous Credits and Fraudulent Charges.
               ------------------------------------------------------------

                    (i) The Servicer shall be obligated to reduce or adjust, as the case may be, on a net basis, the aggregate amount of Principal Receivables as provided in this subsection 4.02(d) (a "Credit Adjustment") with respect to any Principal Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment, (iii) which was created as a result of a fraudulent or counterfeit charge, (iv) which results from adjustments relating to returned or dishonored checks, or (v) which results from Servicer error.

                   (ii) In the event that the exclusion of the amount of a Credit Adjustment from the calculation of the Seller Interest would cause the Seller Interest (determined without regard to any "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement with respect to any Series) to be an amount less than zero the Seller shall make a deposit, no later than the Business Day following the Date of Processing of such Credit Adjustment, in the Collection Account (for allocation as a Principal Receivable pursuant to Article IV) in immediately available funds in an amount equal to the amount by which such Credit Adjustment exceeds the Seller Interest on such Date of Processing.

          For purposes of this Section 4.02, the amounts of Late Fees, Returned Check Fees and other administrative fees and service charges included in Collected Finance Charge Collections shall be equal to the respective amounts thereof deposited in the Collection Account pursuant to Section 2.05(k).


                   [THE REMAINDER OF ARTICLE IV IS RESERVED
                   AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH
                   RESPECT TO ANY SERIES]

                                   ARTICLE V

                [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED
                 IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

                                   ARTICLE VI

                                THE CERTIFICATES

          Section 6.01   The Certificates.  Subject to Sections 6.10 and
                         ----------------
6.11, the Investor Certificates of each Series and any class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Exchangeable Seller Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Exchangeable Seller Certificate shall, upon issue pursuant hereto or to Section 6.09 or Section 6.11, be executed and delivered by the Seller to the Trustee for authentication and redelivery as provided in Section 2.08 and 6.02. The Investor Certificates shall be issuable in a minimum denomination of $1,000 and integral multiples thereof unless otherwise specified in any Supplement. If specified in the related Supplement for any Series, the Investor Certificates shall be issued upon initial issuance as a single certificate in an original principal amount equal to the Initial Investor Interest as described in Section 6.10. The Exchangeable Seller Certificate shall also be issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Seller by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Seller or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

          Section 6.02   Authentication of Certificates.  Contemporaneously
                         ------------------------------
with the initial assignment and transfer of the Receivables, whether now existing or hereafter created and the other components of the Trust Assets to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the order of the Seller, to the underwriters for the sale of the Book-Entry Certificates evidenced by such Investor Certificates, and against payment to the Seller of the Initial Investor Interest (net of any purchase discount or underwriting discounts). Upon the receipt of such payment and the issuance of the Investor Certificates such Investor Certificates shall be fully paid and non-assessable. The Trustee shall authenticate and deliver the Exchangeable Seller Certificate to the Seller simultan eously with its delivery to the Seller of the initial Series of Investor Certificates. Upon an Exchange as provided in
Section 6.09 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of the Seller, to the persons designated in such Supplement.
Upon the order of the Seller, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Investor Interest of such Series of Investor Certificates. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Seller, to the Depository as provided in Section 6.10 against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Seller, to a Clearing Agency or its nominee as provided in Section 6.11 against payment of the purchase price thereof.

     Section 6.03   Registration of Transfer and Exchange of Certificates.
                    -----------------------------------------------------

          (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. Chase Manhattan Bank is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. In the event that Chase Manhattan Bank shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

          The Trustee may revoke such appointment and remove Chase Manhattan Bank as Transfer Agent and Registrar if the Trustee determines in its sole discretion that Chase Manhattan Bank failed to perform its obligations under this Agreement in any material respect. Chase Manhattan Bank shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Seller and the Servicer; provided, however, that such resignation shall not be
                         --------  -------
effective and Chase Manhattan Bank, shall continue to perform its duties as Transfer Agent and Registrar until the

Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Seller and the Servicer.

          Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Seller shall execute subject to the provisions of subsection 6.03(d), and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Fractional Undivided Interests; provided, however, that the provisions
                                          --------  -------
of this paragraph shall not apply to Bearer Certificates.

          At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Fractional Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Registered Certificateholder, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Register maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this
Section 6.03 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

          The preceding provisions of this Section 6.03 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to certificates of such Series.

          Whenever any Investor Certificates of any Series are so surrendered for exchange, the Seller shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

          Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

          All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer or exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee and the Seller. The Trustee shall cancel and destroy the Global Certificate upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Seller. Such certificates shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.10 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

          The Seller shall execute and deliver to the Trustee or the Transfer Agent and Registrar as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

          (b) Except as provided in Section 6.09 or 7.02 or in any Supplement, in no event shall the Exchangeable Seller Certificate or any interest therein be transferred hereunder, in whole or in part, unless the Seller shall have consented in writing to such transfer and unless the Trustee shall have received
(1) confirmation in writing from the Rating Agency that such transfer will not result in a lowering of its then-existing rating of any Series of Investor Certificates, (2) an Opinion of Counsel that such transfer does not adversely affect the conclusions reached in the federal income tax opinion dated the Initial Closing Date issued in connection with the original issuance of Investor Certificates and (3) in the case of the transfer of the Exchangeable Seller Certificate as a whole, an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, in which the transferee of the Exchangeable Seller Certificate expressly assumes the performance of every covenant and obligation of the Seller, as Holder of the Exchangeable Seller Certificate, as applicable hereunder, and pursuant to which such transferee shall benefit from all the rights granted to the Seller, as Holder of the Exchangeable Seller Certificate, applicable hereunder.

          (c) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and subject to Section 6.03, if specified in the related Supplement for any Series, any other city designated in such Supplement) an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

          (d) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

          Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to subsection 6.03(d).

          Section 6.04   Mutilated, Destroyed, Lost or Stolen Certificates.
                         -------------------------------------------------
If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Seller shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 6.05   Persons Deemed Owners.  Prior to due presentation
                         ---------------------
of a Certificate (other than a Bearer Certificate) for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that
                                                         --------  -------
in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Seller, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded.

          In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and
Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Seller, the Servicer or an Affiliate thereof.

          Section 6.06   Appointment of Paying Agent.
                         ---------------------------

          (a) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Certificateholders as specified in the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee may revoke such power and remove the Paying Agent, if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be Chase Manhattan Bank. Chase Manhattan Bank shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that Chase Manhattan Bank shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Collection Account or such other Series Account established pursuant to the Supplement with respect to any Series in the manner provided in the related Supplement and upon removal of a Paying Agent, such Paying Agent shall return all funds in its possession to the Collection Account or such other account established pursuant to the Supplement with respect to any Series in the manner provided in the related Supplement. The provisions of Sections 11.01, 11.02 and 11.03 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Seller shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

          (b) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

          Section 6.07   Access to List of Certificateholders' Names and
                         -----------------------------------------------
Addresses.  The Trustee will furnish or cause to be furnished by the Transfer
- ---------
Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders (other than Bearer Certificateholders) as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, if holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of the Investor Certificates of any Series (the "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders (other than Bearer Certificateholder's) held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

          Section 6.08    Authenticating Agent.
                          --------------------

          (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of trans fer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authen tication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Seller.

          (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authen ticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

          (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Seller. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Seller. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Seller, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Seller.

          (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.08, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of
Section 11.05.

          (e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

          (f) Pursuant to an appointment made under this Section 6.08, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

          This is one of the certificates described in the Pooling and Servicing Agreement.

                                            ____________________________________
                                            as Authenticating Agent
                                              for the Trustee,

                                            By:_________________________________
                                                Authorized Officer


          Section 6.09   Tender of Exchangeable Seller Certificates.
                         ------------------------------------------

          (a) Upon any Exchange, the Trustee shall issue to the Holder of the Exchangeable Seller Certificate under Section 6.01, for execution and redelivery to the Trustee for authentication under Section 6.02, one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by the Seller. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall be equally and ratably entitled as provided herein to the benefits hereof (except that the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

          (b) The Holder of the Exchangeable Seller Certificate may tender the Exchangeable Seller Certificate to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Seller Certificate (any such tender, a "Seller Exchange"). In addition, to the extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Investor Certificateholders of such Series may tender their Investor Certificates and the Holder of the Exchangeable Seller Certificate may tender the Exchangeable Seller Certificate to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Seller Certificate (an "Investor Exchange"). The Seller Exchange and Investor Exchange are referred to collectively herein as an "Exchange." The Holder of the Exchangeable Seller Certificate may perform an Exchange by notifying the Trustee, in writing at least three days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series to be issued on the Exchange Date and, with respect to each such Series: (a) its Initial Investor Interest (or the method for calculating such Initial Investor Interest), which at any time, may not be greater than the current principal amount of the Exchangeable Seller Certificate at such time (or in the case of an Investor Exchange, the sum of the Investor Interest of the Series of Investor Certificates to be exchanged plus the current principal amount of the Exchangeable Seller Certificate), (b) its Certificate Rate (or the method for allocating interest payments or other cash flow to such Series), if any, and (c) the provider or providers of the Enhancement, if any, with respect to such Series. On the Exchange Date, the Trustee shall only authenticate and deliver any such Series of Investor Certificates upon delivery to it of the following:
(a) a Supplement satisfying the criteria set forth in subsection 6.09(c) executed by the Seller and specifying the Principal Terms of such Series, (b) the applicable Enhancement, if any, (c) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any, (d) an Opinion of Counsel to the effect that, unless otherwise stated in the related Supplement, the newly issued Series of Investor Certificates will be treated as debt for Federal income tax purposes and that the issuance of the newly issued Series of Investor Certificates will not adversely affect the Federal income tax characterization of the Holder of any outstanding Series of Investor Certificates or any Certificate Owner, (e) written confirmation from the Rating Agency that the Exchange will not result in the Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (f) an Officer's Certificate signed by a Vice President (or any more senior officer) of the Seller, that on the Exchange Date (i) the Seller, after giving effect to the Exchange, would not be required to add Additional Accounts pursuant to subsection 2.06(a) and (ii) after giving effect to such Exchange, the Seller Interest (determined without regard to any amounts on deposit in the Retention Account, "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement with respect to any Series) would be at least equal to the Minimum Seller Interest (determined without regard to any amounts on deposit in the Retention Account, "Excess Amounts", "Controlled Excess Amounts" or such other amounts specified in the Supplement with respect to any Series), and (g) the existing Exchangeable Seller Certificate or applicable Investor Certificates, as the case may be. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Seller Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Exchangeable Seller Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under the Agreement.

          (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any Series of Investor Certificates, which may include without limitation: (i) its name or designation, (ii) an Initial Investor Interest or the method of calculating the Initial Investor interest, (iii) the Certificate Rate (or formula for the determination thereof), (iv) the Closing Date, (v) the rating agency or agencies rating such Series, (vi) the Interest Accrual Period, (vii) the name of the Clearing Agency, if any, (viii) the rights of the Holder of the Exchangeable Seller Certificate that have been transferred to the Holders of such Series pursuant to such Exchange (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables), (ix) the interest payment date or dates and the date or dates from which interest shall accrete, (x) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrue and the method for allocating Collections with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, (xi) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (xii) the Series Servicing Fee Percentage, (xiii) the Minimum Seller Interest, (xiv) the Minimum Aggregate Principal Receivables, (xv) the Series Termination Date, (xvi) the terms of any Enhancement with respect to such Series, (xvii) the Enhancement Provider, if applicable, (xviii) the Base Rate applicable to such Series, (xix) the Repurchase Terms or the terms on which the Certificates of such Series may be remarketed to other investors, (xx) any deposit into any account provided for such Series, (xxi) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xxii) the extent to which the Investor Certificates will be issuable in temporary or permanent global form, and in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged in whole or in part for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid, (xxiii) whether the Certificates may be issued in bearer form and any limitations imposed thereon, (xxiv) whether interchange or other fees will be included in the funds available to be paid for such Series, (xxv) the priority of any Series with respect to any other Series, (xxvi) the rights, if any, of the holders of the Exchangeable Seller Certificate that have been transferred to the holders of such Series, (xxvii) the Pool Factor, (xxviii) the Pool Amount and (xxix) any other relevant terms of such Series (all such terms, the "Principal Terms" of such Series). If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates is currently rated by a Rating Agency, then as a condition to such Exchange a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

          Section 6.10   Global Certificate; Euro-Certificate Exchange Date.  If
                         --------------------------------------------------
specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the Initial Investor Interest and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.10 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered and/or Bearer Certificates in definitive form (the "Definitive Euro-Certificates").

          Section 6.11   Book-Entry Certificates. Unless otherwise provided in
                         -----------------------
any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") which shall be the Clearing Agency, by or on behalf of such Series. The Investor Certificates of each Series shall unless otherwise provided in the related Supplement initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section
6.11. Unless and until definitive, fully registered Investor Certificates of any Series ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.13:

                    (i) the provision of this Section 6.11 shall be in full force and effect with respect to each such Series;

                   (ii) the Seller, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

                  (iii)  to the extent that the provisions of this Section
          6.11 conflict with any other provisions of this Agreement, the provisions of this Section 6.11 shall control with respect to each such Series; and

                   (iv) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

          Section 6.12   Notices to Clearing Agency.  Whenever notice or
                         --------------------------
other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.13, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency for distribution to Holders of Investor Certificates.

          Section 6.13   Definitive Certificates.  If (i) (A) the Seller
                         -----------------------
advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Investor Interest of such Series advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive

Certificates to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series Certificateholders of such series hereunder.

          Section 6.14   Meetings of Certificateholders.
                         ------------------------------

          To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Servicer or the Trustee may at any time call a meeting of the Certificateholders of such Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to
Section 13.01 of the Agreement.


                              [End of Article VI]

                                  ARTICLE VII

                             OTHER MATTERS RELATING
                                 TO THE SELLER

          Section 7.01   Liability of the Seller.  The Seller shall be liable in
                         -----------------------
accordance herewith to the extent of the obligations specifically undertaken by the Seller.

          Section 7.02   Merger or Consolidation of, or Assumption of the
                         ------------------------------------------------
Obligations of, the Seller.
- --------------------------

          (a) The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                    (i) the corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be, if the Seller is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a state or national banking association if the Seller is not the surviving entity, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Seller, as applicable hereunder and shall benefit from all the rights granted to the Seller, as applicable hereunder (to the extent that any right, covenant or obligation of the Seller, as applicable hereunder, is inapplicable to the successor entity (because such successor entity is not a Delaware banking corporation), such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

                   (ii) the Seller has delivered to the Trustee an Officer's Certificate signed by a Vice President (or any more senior officer) of the Seller stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding.

          (b) The obligations of the Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of the Seller hereunder except
(i) for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph or (ii) other sales, transfers, or pledges including transfer of the Accounts, or other mergers, assumptions or consolidations other than those permitted by subsection 7.02(a) (A) which the Seller and the Servicer determine will not be adverse to the interests of the Certificateholders of any Series, (B) which the Rating Agency has advised the Seller and the Trustee in writing will not result in the reduction or withdrawal of its then-existing rating of the Certificates of any Series, (C) for which such pur chaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Trustee in writing in form satisfactory to the Trustee, the per formance of every covenant and obligation of the Seller, as applicable hereunder, and shall benefit from all the rights granted to the Seller, as applicable hereunder and, (D) in connection with such sales, transfers or pledges of Accounts for which the Enhancement Provider, if provided in the related Supplement, has given its consent, which consent shall not be unreasonably withheld.

          Section 7.03   Limitation on Liability of the Seller. Subject to
                         -------------------------------------
Section 7.01, neither the Seller nor any of its directors, officers, employees or agents shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this
                                                --------  -------
provision shall not protect the Seller or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the per formance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters
- -----------
arising hereunder.

          Section 7.04   Liabilities.  Subject to Section 7.03 as it relates
                         -----------
to Investor Certificateholders in their capacity as Holders of the Investor Certificates, and otherwise notwithstanding Section 7.03 (and subject to Section
8.03 as it relates to Investor Certificateholders in their capacity as Holders of the Investor Certificates, and otherwise notwithstanding Sections 8.03 and 8.04), by entering into this Agreement, the Seller agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in its capacity as a Holder of the Investor Certificates) arising out of or based on the arrangement created by this Agreement and the actions of the Servicer taken pursuant hereto as though this Agreement created a partnership under the Delaware Uniform Partnership Law in which the Seller were a general partner. Subject to the immediately preceding sentence, the Seller agrees to pay, indemnify and hold harmless each Investor Certificateholder against and from any and all such losses, claims, damages and liabilities except to the extent that they arise from any action by such Investor Certificateholder. In the event of a servicing transfer, the Successor Servicer will indemnify and hold harmless the Seller for any losses, claims, damages and liabilities of the Seller as described in this Section 7.04 arising from the actions or omissions of such Successor Servicer.


                              [End of Article VII]

                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

          Section 8.01   Liability of the Servicer.  The Servicer shall be
                         -------------------------
liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

          Section 8.02   Merger or Consolidation of, or Assumption of the
                         ------------------------------------------------
Obligations of, the Servicer.  (a) The Servicer shall not consolidate with or
- ----------------------------
merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a state or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable (because such successor entity is not a Delaware banking corporation) to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

          (ii) the Servicer has delivered to the Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding.

          (b) the obligations or duties of the Servicer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Servicer hereunder except for (i) mergers, consolidations, assumptions or transfers in accordance with the foregoing paragraph; (ii) transfers pursuant to Section 8.05 and delegations pursuant to Section 8.07; (iii) the appointment of a Successor Servicer pursuant to Section 10.02; and (iv) other sales, transfers, pledges or other mergers, assumptions or consolidations (A) which the Seller and the Servicer determine will not be adverse to the interests of the Certificateholders of any Series, (B) which the Rating Agency has advised the Servicer and the Trustee in writing will not result in the reduction or withdrawal of its then-existing rating of the Certificates of any Series, (C) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Trustee in writing in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer, as applicable to it hereunder, and shall benefit from all rights granted to the Servicer, as applicable hereunder and (D) for which the Enhancement Provider, if so provided in the related Supplement, has given its consent, which consent shall not be unreasonably withheld.

          Section 8.03   Limitation on Liability of the Servicer and Others.
                         --------------------------------------------------
Except as provided in Section 8.04 with respect to the Trust and the Trustee, neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agree ment; provided,
                                                                    --------
however, that this provision shall not protect the Servicer or any such Person
- -------
against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and
                                          -----------
submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

          Section 8.04   Servicer Indemnification of the Trust and the Trustee.
                         -----------------------------------------------------
The Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust or the Trustee pursuant to this Agreement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee if such
- --------  -------
acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee; provided further, that the Servicer shall not indemnify the Trust, the Investor
- -------- -------
Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided further, that the Servicer
                                            -------- -------
shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Accounts or Receivables which are written off as uncollectible; and provided further, that the Servicer shall not indemnify the Trust, the Investor
- -------- -------
Certificateholders or the Certificate Owners for any liabilities, coats or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority (except to the extent that such liabilities, taxes or expenses arose as a result of the breach by the Servicer of its obligations under Section 11.11). Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

          Section 8.05   Resignation of the Servicer.  The Servicer shall
                         ---------------------------
not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates that is a wholly owned subsidiary of The Chase Manhattan Corporation or any other entity as to which (i) the Rating Agency has given written notice that such substitution will not result in a reduction or withdrawal of the then existing ratings of the Investor Certificates and (ii) the Enhancement Provider, where applicable, has given its consent which consent shall not be unreasonably withheld and, in either case, that qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer hereunder under clause (a) above the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to the Rating Agency and the Enhancement Provider, if so provided in the related Supplement upon the appointment of a Successor Servicer.

          Section 8.06   Access to Certain Documentation and Information
                         -----------------------------------------------
Regarding the Receivables.  The Servicer shall provide
- -------------------------
to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this
Section 8.06 shall derogate from the obligation of the Seller, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligations shall not constitute a breach of this Section 8.06.

          Section 8.07   Delegation of Duties.  It is understood and agreed
                         --------------------
by the parties hereto that the Servicer may delegate certain of its duties hereunder to Chase Manhattan Bank or an Affiliate thereof. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Account Guidelines. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05 hereof. If any such delegation is to a party other than Chase Manhattan Bank or an Affiliate thereof notification thereof shall be given to the Rating Agency.

          Section 8.08   Examination of Records.  The Servicer shall clearly
                         ----------------------
and unambiguously identify each Account (including any Additional Account or Automatic Additional Account designated pursuant to Section 2.06) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.


                             [End of Article VIII]

                                   ARTICLE IX

                                 PAY OUT EVENTS

          Section 9.01   Pay Out Events.  If any one of the following events
                         --------------
shall occur:

          (a) the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or the Seller shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

          (b) the Trust shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act; then a Pay Out Event with respect to all Series of Certificates (each, a "Trust Pay Out Event") shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

          Section 9.02   Additional Rights Upon the Occurrence of Certain
                         ------------------------------------------------
Events.
- ------

          (a) If the Seller shall consent to the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against the Seller (an "Insolvency Event"), the Seller shall on the day of such Insolvency Event (the "Appointment Day") immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee of such appointment or voluntary liquidation. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and
(ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.02 and requesting instructions from such Holders. Unless within 90 days from the day notice pursuant to clause (i) above is first published, the Trustee shall have received written instructions of Holders of Investor Certificates evidencing more than 50% of the investor interest of any Series (or, with respect to any Series with two or more Classes, 50% of any Class) to the effect that such Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, the Trustee shall use its best efforts to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.

          (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided, that the Trustee shall determine
                          --------
conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. On the day following the last Distribution Date in the Monthly Period during which such proceeds are distributed to the Investor Certificateholders of each Series, the Trust shall terminate.


                              [End of Article IX]

                                   ARTICLE X

                               SERVICER DEFAULTS

          Section 10.01  Servicer Defaults.  If any one of the following
                         -----------------
events (a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to Article IV or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

          (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Certificateholders of any Series (which determination shall be made without regard to whether funds are available to the Certificateholders of any Series under any applicable Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by (i) the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby or (ii) to the extent provided in any Supplement by the related Enhancement Provider, and continues to materially adversely affect such Investor Certificateholders for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.07;

          (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Certificateholders of any Series (which determination shall be made without regard to whether funds are available to the Certificateholders of any Series under any applicable Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by (i) the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby or (ii) to the extent provided in any Supplement by the related Enhancement Provider, and continues to materially adversely affect such Investor Certificateholders for such period; or

          (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjust-ment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Retention Account, and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds, Recoveries and Interchange allocable to the Trust. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the

Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. Subject to the immediately preceding sentence, the Servicer agrees to grant to the Successor Servicer an exclusive, non-transferrable, non-assignable license to utilize the software which is owned by the Servicer and which is used by the Servicer in connection with the servicing of the Accounts and the Receivables; provided, however, that such software shall be used by the Successor Servicer solely for the purposes of servicing the Accounts and the Receivables. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Enhancement with respect to any Series to the Successor Servicer.

          Section 10.02  Trustee to Act; Appointment of Successor.
                         ----------------------------------------

          (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify the Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as Successor Servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that they cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer then the Trustee shall offer the Servicer for so long as Chase USA is the Servicer the right to accept reassignment of all of the Receivables and the Seller may accept reassignment of all the Receivables on a date designated by the Seller (the "Reassignment Date"); provided, however, that
                                                         --------  -------
if the short-term deposits or long-term unsecured debt obligations of the Seller (or if neither such deposits nor such obligations of the Seller are rated by Moody's, if Moody's is the Rating Agency with respect to any Series of Certificates, then of the holding company of the Seller so long as such holding company shall be The Chase Manhattan Corporation) are not rated at the time of such purchase at least P-3 or Baa-3, respectively, by Moody's, no such purchase by the Seller shall occur unless the Seller shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such purchase would not constitute a fraudulent conveyance of the Seller. The reassignment deposit amount with respect to each Series for such reassignment shall be equal to the sum of (A) the higher of (x) the sum of (i) the Investor Interest of such Series as of the end of the Monthly Period preceding the Reassignment Date less the amount, if any, previously accumulated for the payment of principal with respect to such Series as provided in the related Supplement on the related Transfer Date following the date of such reassignment, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates less the amount, if any, accumulated to pay interest with respect to such Series as provided in the related Supplement on the Transfer Date following the date of such reassignment, accrued at the applicable Certificate Rate through the Record Date in such Monthly Period (or, if the Interest Accrual Period with respect to such Series is not the Monthly Period, through the Record Date for the Interest Accrual Period preceding the Reassignment Date) and (y) the average bid price quoted by two recognized dealers for a security similar to the Investor Certificates of each such Series and rated in the highest rating category by the Rating Agency and having a remaining maturity approximately equal to the remaining maturity of such Series and (B) if, as provided in the related Supplement, certain unpaid amounts to the Enhancement Provider with respect to such Series. The reassignment deposit amount with respect to each Series shall be deposited in the Collection Subaccount or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of such Series pursuant to Section 12.03 of the Agreement. Any payment with respect to the Enhancement Provider of any Series shall be made in the manner provided in the Supplement with respect to such Series. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an agent in accordance with the provisions of subsection 3.01(b). Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of VISA or MasterCard credit card receivables as the Successor Servicer hereunder.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, that the
                                           --------  -------
references to Servicer contained in Sections 8.04 and 11.05 shall be deemed to refer to the Servicer with respect to responsibil ities, duties and liabilities arising during or with respect to such time that the Servicer was Servicer under this Agreement and shall be deemed to refer to the Successor Servicer with respect to responsibilities, duties and liabilities arising during or with respect to such time that the Successor Servicer acts as Servicer under this Agreement. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Enhancement.

          (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation
                                --------  -------
shall be in excess of the Monthly Servicing Fee permitted to the Servicer pursuant to Section 3.02. The Seller agrees that if the Servicer is terminated hereunder, it will agree, at the request of the Trustee or any Successor Servicer, to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Seller in such electronic form as the Seller may reasonably request and shall transfer all other records, correspondence and documents to the Seller in the manner and at such times as the Seller shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Successor Servicer to disclose to the Seller information of any kind which the Successor Servicer deems to be confidential, the Seller shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

          Section 10.03  Notification to Certificateholders. Within two
                         ----------------------------------
Business Days after the Servicer becomes aware of any Servicer Default, the servicer shall give prompt written notice thereof to the Trustee and the Trustee shall give notice to the Investor Certificateholders (other than Bearer Certificateholders) at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders (other than Bearer Certificateholders) at their respective addresses appearing in the Certificate Register.

          Section 10.04  Waiver of Past Defaults.  The Holders of Investor
                         -----------------------
Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each Series adversely affected by any default by the Servicer may, on behalf of all Holders of Certificates of such Series, waive any default by the Servicer or Seller in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                               [End of Article X]

                                   ARTICLE XI

                                  THE TRUSTEE

          Section 11.01  Duties of Trustee.
                         -----------------

          (a) The Trustee, prior to the occurrence of any Servicer Default of which it has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default of which the Trustee has actual knowledge has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement,and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. The Trustee shall give prompt written notice to any Enhancement Provider affected thereby and the Certificateholders (or, in the case of the Holders of Bearer Certificates, notice by publication in the manner described in the related Supplement) of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Trustee which would entitle such Enhancement Provider or a specified percentage of the Certificateholders, as the case may be, to take any action pursuant to this Agreement.

          (c) Subject to subsection 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
- --------  -------

                    (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                   (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of
          Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, any Enhancement Provider or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of any Series adversely affected thereby; and

                   (iv) in the event that the Trustee is acting as Successor Servicer, its liability as Servicer shall be limited as specified in
          Section 8.03.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its right or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

          (f) Except as provided in this subsection 11.01(f), the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.01 or 2.06 hereof, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.06 or (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under Sections 2.07, 9.02, 10.02, 12.01 or
12.02 or subsections 2.04(d), 2.04(e) or Article IV.

          (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its obtaining knowledge thereof to perform such obligation, duty or agreement in the manner so required.

          (h) If the Seller has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of the Seller, the Trustee will enter into such intercreditor agreements (which shall be in form and substance satisfactory to the Trustee) with the transferee of such receivables as are customary and necessary to separately identify the rights, if any, of the Trust and such other Person in the Seller's credit card receivables; provided, that the Trust shall not be required to enter
                         --------
into any intercreditor agreement which could adversely affect the interests of the Certificateholders, any Enhancement Provider or the Trustee and, upon the request of the Trustee, the Seller will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

          Section 11.02  Certain Matters Affecting the Trustee.
                         -------------------------------------
Except as otherwise provided in Section 11.01:

          (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel:

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of any Servicer Default of which it has actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by (i) any Enhancement Provider who, or (ii) Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which, could be adversely affected if the Trustee does not perform such acts; provided, however, that the Enhancement Provider shall reimburse the Trustee for
- --------  -------
any expenses resulting from any such investigation requested by it;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

          (g) except as may be required by subsection 11.O1(a) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Seller or the Servicer with its respective representations and warranties or for any other purpose.

          Section 11.03  Trustee Not Liable for Recitals in Certificates.
                         -----------------------------------------------
The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application or any funds paid to the Seller in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Retention Account, or any Series Account by the Servicer.

          Section 11.04  Trustee May Own Certificates.  The Trustee in its
                         ----------------------------
individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

          Section 11.05  The Servicer to Pay Trustee's Fees and Expenses.
                         -----------------------------------------------
The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.04, the Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account, the Retention Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents, any co-trustees and counsel) except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section 11.O5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

          The obligations of the Servicer under this Section 11.05 shall survive the termination of the Trust and the resignation or removal of the Trustee.

          Section 11.06  Eligibility Requirements for Trustee.  The Trustee
                         ------------------------------------
hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condi tion at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

          Section 11.07  Resignation or Removal of Trustee.
                         ---------------------------------

          (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee, subject to the consent of the Enhancement Provider of any Series (if the Supplement relating to such Series so requires), which shall not be unreasonably withheld. In addition, the Servicer shall notify the Rating Agency of the removal or discharge of the Trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Seller, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

          Section 11.08  Successor Trustee.
                         -----------------

          (a) Any successor trustee appointed as provided in Section 11.07 hereof shall execute, acknowledge and deliver to the Seller and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and con firming in the successor trustee all such rights, powers, duties and obligations.

          (b)  No successor trustee shall accept appointment as provided in this
Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06 hereof.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register. Notice to Bearer Certificateholders shall be given in the manner provided in the related Supplement.

          Section 11.09  Merger or Consolidation of Trustee.  Any Person into
                         ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 11.10  Appointment of Co-Trustee or Separate Trustee.
                         ---------------------------------------------

          (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.08 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                    (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                    (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 11.11  Tax Returns.  In the event the Trust shall be
                         -----------
required to file tax returns, the Servicer, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust and shall, upon request, execute such returns. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

          Section 11.12  Trustee May Enforce Claims Without Possession of
                         ------------------------------------------------
Certificates.  All rights of action and claims under this Agreement or any
- ------------
Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensa tion, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

          Section 11.13  Suits for Enforcement.  If a Servicer Default shall
                         ---------------------
occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.01, proceed to protect and enforce its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificateholders.

          Section 11.14  Rights of Certificateholders to Direct Trustee.
                         ----------------------------------------------
Holders of Investor Certificates evidencing Undivided Interests evidencing more than 50% of the Aggregate Investor Interest (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however,
                                                           --------  -------
that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this
                                   -------- -------
Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

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

          Section 11.15  Representations and Warranties of Trustee.  The Trustee
                         -----------------------------------------
represents and warrants that:

               (i) The Trustee is a trust company organized, existing and in good standing under the laws of New York;

              (ii) The Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

             (iii) This Agreement has been duly executed and delivered by the Trustee.

          Section 11.16  Maintenance of Office or Agency.  The Trustee will
                         -------------------------------
maintain at its expense in the Borough of Manhattan, the City of New York an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes in New York. The Trustee will give prompt written notice to the Servicer and to Certificateholders (or in the case of Bearer Certificates, in the manner provided in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.


                              [End of Article XI]

                                  ARTICLE XII

                                  TERMINATION


          Section 12.01  Termination of Trust.
                         --------------------

          (a) The respective obligations and responsibilities of the Seller, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificate holders as hereafter set forth) shall terminate, except with respect to the duties described in Section 11.05 and subsections 2.04(c) and 12.03(b), on the Trust Termination Date; provided,
                                                                 --------
however, that the Trust shall not terminate on the date specified in clause (i)
- -------
of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Exchangeable Seller Certificate notify the Trustee in writing, not later than 5 Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided, however, that the Extended Trust Termination date shall be not later than June 30, 2031. The Servicer and the Holder of the Seller Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

          (b) In the event that (i) the Trust has not terminated by the last Distribution Date occurring in the second month preceding the Trust Termination Date, and (ii) the Investor Interest of any Series (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on the related Distribution Date during such month pursuant to Article IV) would be greater than zero, the Servicer shall sell within 30 days after such Transfer Date all the Receivables. The Seller shall have the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with Article IV; provided, however, that the Trustee shall determine conclusively the amount
    --------  -------
of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During such period, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such payments in accordance with the provisions of
Article IV.

          Section 12.02  Optional Purchase and Final Termination Date of
                         -----------------------------------------------
Investor Certificates of any Series.  (a) If so provided in any Supplement, the
- -----------------------------------
Seller may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Collection Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Article IV, the amount specified in such Supplement; provided, however, that if the short-term deposits
                              --------  -------
or long-term unsecured debt obligations of the Seller (or, if neither such deposits nor such obligations of the Seller are rated by Moody's, then the short-term deposits or long-term unsecured debt obligations of the holding company of the Seller as long as such holding company is The Chase Manhattan Corporation) are not rated at the time of such purchase of Receivables at least P-3 or Baa-3, respectively, by Moody's, no such event shall occur unless the Seller shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such deposit into the Collection Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Seller.

          (b) The amount deposited pursuant to subsection 12.02(a) shall be paid to the Investor Certificateholders of the related Series pursuant to
Article IV on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Seller pursuant to subsection 12.02(a) shall be delivered by the Seller upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Seller. The Investor Interest of each Series which is purchased by the Seller pursuant to subsection 12.02(a) shall, for the purpose of the definition of "Seller Interest", be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Seller Interest shall thereupon be deemed to have been increased by the Investor Interest of such Series.

          Section 12.03  Final Payment with Respect to any Series.
                         ----------------------------------------

          (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least 2 days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificate-holders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (a) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to Section 2.04(e), 9.02, 10.02, or, if applicable, subsection 12.02(a) of the Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated, (which, in the case of Bearer Certificates, shall be outside the United States), (b) the amount of any such final payment and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor

Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officers' Certificate setting forth the information specified in Article V of the Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

          (b) Notwithstanding the termination of the Trust pursuant to subsection 12.01(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Collection Account or any Series Account shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned notice, the Trustee shall give a second written notice (or in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders.
The Trustee and the Paying Agent shall pay to the Seller upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Seller, Investor Certificateholders entitled to the money must look to the Seller for payment as general creditors unless an applicable abandoned property law designates another Person.

          (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Seller.

          Section 12.04  Seller's Termination Rights.  Upon the termination
                         ---------------------------
of the Trust pursuant to Section 12.01 of the Agreement and the surrender of the Exchangeable Seller Certificate, the Trustee shall return to the Holder of the Exchangeable Seller certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect thereto and all proceeds thereof and Insurance Proceeds relating thereto, Recoveries relating thereto, and the Interchange attributed allocable to the Trust pursuant to Section 2.05(k) except for amounts held by the Trustee pursuant to subsection 12.03(b) of the Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller all right, title and interest which the trust had in the Receivables.


                              [End of Article XII]

                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

          Section 13.01  Amendment.  (a) (i) This Agreement may be amended
                         ---------
from time to time by the Servicer, the Seller and the Trustee, without the consent of any holder of any outstanding Certificate, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not
                              --------  -------
adversely affect in any material respect the interests of any Investor Certificateholder. The Trustee may request an Officer's Certificate and/or an Opinion of Counsel on these matters, prior to executing an amendment. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

          (ii) This Agreement may be amended from time to time by the Seller, the Servicer and the Trustee, with the consent of the Trustee (and the Enhancement Provider, if so provided in the related Supplement) and without the consent of the Certificate holders, to (A) provide for the transfer by the Seller of its interest in and to all or part of the Accounts in accordance with the provisions of Section 7.02 hereof, (B) provide for the purchase of Principal Receivables by the Trust at a price which is less than 100% of the outstanding balance thereof, and to provide thereafter for the treatment of Collections of Principal Receivables, in an amount up to the aggregate amount by which the purchase price of Principal Receivables sold thereafter is less than 100%, as Collections of Finance Charge Receivables, (C) provide for fees which are treated as Principal Receivables to be recharacterized as Finance Charge Receivables, (D) to amend the reallocation provisions of Section 4.02(b) and
Section 4.04 of the Supplement for the initial Series issued hereunder to accomplish the intention expressed in 4.04(b), or (E) to facilitate the addition of Automatic Additional Accounts on a daily basis; provided, however, that any
                                                   --------  -------
such action shall not adversely affect in any material respect the interests of the Certificateholders; further provided that the Servicer and the Trustee shall have received notice from the Rating Agency that such amendment pursuant to this
Section 13.01 (a)(ii) will not result in the reduction or withdrawal of its then-existing rating of the Certificates of any Series.

          (b) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Seller and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each outstanding Series adversely affected by such amendment (and, to the extent provided in any supplement, with the consent of the related Enhancement Provider, which consent shall not be unreasonably withheld) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of holders of any Series then issued and outstanding (provided, however, that the right of any Credit Enhancer to consent pursuant to any Supplement to any such amendment shall be limited to matters involving (i) the provisions of this Agreement which affect such Credit Enhancer, (ii) the provisions of the related Supplement, and (iii) the rights of holders of the related Series); provided, however, that no such
                                              --------  -------
amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate without the consent of each Investor Certificateholder of such Series, (ii) change the definition of or the manner of calculating the Undivided Interest of any Investor Certificateholder of such Series without the consent of each Investor Certificateholder of such Series or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of all Series adversely affected (and, to the extent provided in any Supplement, with the consent of the related Enhancement Provider, which consent shall not be unreasonably withheld).

          (c) Notwithstanding anything in this Section 13.01 to the contrary the Series Supplement with respect to any Series may be amended on the items and in accordance with the procedures provided in such Series Supplement.

          (d) Promptly after the execution of any amendment the Trustee shall furnish such amendment to any related Enhancement Provider and to the Rating Agency; provided, however, that the Trustee shall furnish a copy of each such
        --------  -------
amendment pursuant to subsection 13.01(a)(ii) to the Rating Agency prior to the execution of such amendment.

          (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          Section 13.02  Protection of Right, Title and Interest to Trust.
                         ------------------------------------------------

          (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and, the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.02(a).

          (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above materially misleading within the meaning of Section 9-402(7) of the UCC as in effect in the State of Delaware, the Seller shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

          (c) Each of the Seller and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables (including the establishment of any office from which it services the Receivables or keeps records concerning the Receivables) or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of the Seller and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

          (d) The Servicer will deliver to the Trustee: (i) upon the execution and delivery of each amendment of Articles I, II, III or IV hereto (or, with respect to Article IV, as incorporated in the related Supplement; provided,
                                                                  --------
however, that the adoption of a Supplement pursuant to Section 6.09 of the
- -------
Agreement which supplements or modifies Article IV for a particular new Series shall not be considered an amendment), other than amendments pursuant to subsection 13.01(a), and upon each date that any Additional Accounts or Automatic Additional Accounts are to be included in the Accounts pursuant to
Section 2.06 hereof, an Opinion of Counsel substantially in the form of Exhibit F; and (ii) on or before March 31 of each year, beginning with March 31, 1992 an Opinion of Counsel, substantially in the form of Exhibit G.

          Section 13.03  Limitation on Rights of Certificate holders.
                         -------------------------------------------

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.01 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the term of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 13.04  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED
                         -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 13.05  Notices.  All demands, notices and communications
                         -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of the Seller and the Servicer, to Chase USA, 802 Delaware Avenue, Wilmington, Delaware 19801, Attention: President, (b) in the case of the Trustee, Yasuda Bank and Trust Company U.S.A.), One World Trade Center, Suite 8833, New York, New York 10048, Attention: Corporate Trust Office and (c) in the case of the Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register or, with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice required to be delivered hereunder to Certificateholders, any report delivered by Servicer or independent certified public accountants under Article III, any amendment or supplement delivered pursuant to Section 13.01, and any opinion delivered hereunder shall be given by first class mail, postage prepaid, to Moody's at Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department, 4th Floor or with respect to any other Rating Agency, the address supplied by such Rating Agency in writing to the Servicer. The Seller and the Servicer, as the case may be, shall provide 60 days prior written notice to the Investor Certificateholders of any sale of Accounts pursuant to Section 7.02(b) or any transfer of Servicing pursuant to Section 8.02(b) or 8.05.

          Section 13.06  Severability of Provisions.  If any one or more of
                         --------------------------
the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

          Section 13.07  Assignment.  Notwithstanding anything to the
                         ----------
contrary contained herein, except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Investor Interest of each Series on a Series by Series basis.

          Section 13.08  Certificates Non-Assessable and Fully Paid.  It is the
                         ------------------------------------------
intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.01 and 6.02 are and shall be deemed fully paid.

          Section 13.09  Further Assurances.  The Seller and the Servicer
                         ------------------
agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          Section 13.10  No Waiver: Cumulative Remedies.  No failure to
                         ------------------------------
exercise and no delay in exercising, on the part of the Trustee, any Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          Section 13.11  Counterparts.  This Agreement may be executed in
                         ------------
two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 13.12  Third-Party Beneficiaries.  This Agreement will inure
                         -------------------------
to the benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided in the related Supplement, to the Enhancement Provider named therein, and their respective successor and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

          Section 13.13  Actions by Certificateholders.
                         -----------------------------

          (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor
Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          Section 13.14  Rule 144A Information.  For as long as any of the
                         ---------------------
Investor Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933 each of the Seller, the Servicer, the Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

          Section 13.15  Merger and Integration.  Except as specifically
                         ----------------------
stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          Section 13.16  Headings.  The headings herein are for purposes of
                         --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


                             [End of Article XIII]

     IN WITNESS WHEREOF, the Seller the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                              THE CHASE MANHATTAN BANK (USA),
                                   Seller and Servicer



                                   By: /s/ Keith Schuck
                                       ----------------------------
                                       Name:  Keith Schuck
                                       Title: Vice President



                                   YASUDA BANK AND TRUST COMPANY (U.S.A.)



                                   By: /s/ Anthony Bocchino
                                       ----------------------------
                                       Name:  Anthony Bocchino
                                       Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------


                           FORM OF SELLER CERTIFICATE
                           --------------------------

No. 1                                                                   One Unit

                    CHASE MANHATTAN CREDIT CARD MASTER TRUST
                        EXCHANGEABLE SELLER CERTIFICATE

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE AGREEMENT REFERRED TO HEREIN. A COPY OF THE AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

                 This Certificate represents Seller Interest in
                 ----------------------------------------------
                    Chase Manhattan Credit Card Master Trust
                    ----------------------------------------

Evidencing an interest in a trust, the Corpus of which consists of a portfolio of VISA and MasterCard/1/ credit card receivables generated or to be generated
                       _
by The Chase Manhattan Bank (USA).

                    (Not an interest in or an obligation of
                         The Chase Manhattan Bank (USA)
                           or any Affiliate thereof.)

          This certifies that THE CHASE MANHATTAN BANK (USA) (the "Holder") is the registered owner of an undivided interest in Chase Manhattan Credit Card Master Trust (the "Trust") not represented by any Series of Investor Certificates issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 1991 and the Series 1991-1 Supplement or any other Series Supplement (the "Agreement", such term to include any Series Supplement thereto). The corpus of the Trust (a) as of June 1, 1991 consists of (i) a portfolio of receivables (the "Receivables") (other than Receivables in Additional Accounts or Automatic Additional Accounts) then existing or thereafter created under selected VISA and MasterCard credit card accounts (the "Accounts") of The Chase Manhattan Bank (USA) (the "Seller"), a banking corporation organized under the laws of the State Delaware, (ii) all monies due or to become due with respect thereto in payment of the Receivables (including all Finance Charge Receivables), (iii) all proceeds of such Receivables (iv) Insurance Proceeds relating to the Receivables, (v) Recoveries relating to the Receivables, (vi) Interchange allocable to the Trust pursuant to subsection 2.05(k) of the Agreement and proceeds thereof, (vii) all monies on deposit in the Collection Account, and (b) will from time to time consist of (viii) the Series Accounts maintained for the benefit of the Certificateholders of any Series of Investor Certificates,

- ----------
/1/  VISA and MasterCard are registered trademarks of VISA USA, Inc. and of
 _
MasterCard International Incorporated, respectively.

(ix) any Enhancement and all monies available under any Enhancement, to be provided for any Series of Certificates for payment to the Certificateholders of such Series (including, without limiting the generality of the foregoing, the funds and securities on deposit in an account (the "Cash Collateral Account") for the benefit of the holders of the Investor Certificates issued on the Initial Closing Date) shall constitute the assets of the Trust (collectively, the "Trust Assets").

          Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to that Agreement for information with respect to the interests rights, benefits obligations, proceed and duties evidenced hereby. A copy of the Agreement, may be requested from the Trustee by writing to the Trustee at One World Trade Center, Suite 8833, New York, NY 10048; Attention:
Corporate Trust Department. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

          THE AGREEMENT AND THE CERTIFICATES CREATED THEREUNDER SMALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Sections 6.03 or 6.09 of the Agreements.

          The Receivables consist of Principal Receivables which arise generally from the purchase of goods, services and cash advances and of Finance Charge Receivables which arise generally from Periodic Finance Charges and other fees and charges, as more fully specified in the Agreement.

          This Certificate is the Exchangeable Seller Certificate (the "Certificate"), which represents an interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Agreement to be paid to the Holder of the Exchangeable Seller Certificate. The aggregate interest represented by this Certificate, at any time in the Receivables in the Trust shall not exceed the Seller Interest at such time. In addition to this Certificate, Investor Certificates will be issued to investors from time to time pursuant to the Agreement, each of which will represent the interests of Investor Certificateholders of a specific Series in the Trust. This Certificate shall not represent any interest in the Collection Account, any Series Account, or any Enhancement. The Seller Interest on any date of determination will generally be an amount equal to the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination minus the Aggregate Investor Interest at the
                                    -----
end of such day.

          This Certificate does not represent an obligation of, or any interest in, the Seller or the Servicer, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This Certificate is limited right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          Subject to prior termination of the Trust, the Agreement, the obligations created by the Agreement and the Trust shall terminate on the earlier to occur of (i) the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Collection Account or the applicable Series Account for the payment of Investor Certificateholders of each Series then issued and outstanding sufficient to pay the Aggregate Investor Interest plus interest accrued at the applicable Certificate Rate through the end of the related Interest Accrual Period prior to the Distribution Date with respect to each such Series in full (unless a Trust Extension shall have occurred pursuant to Section 12.01 of the Agreement), (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and (iii) June 30, 2031. Upon the termination of the Trust pursuant to Section
12.01 of the Agreement, the Trustee shall assign and convey to the Holder of the Seller Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds thereof and Insurance Proceeds and Recoveries relating thereto and interchange allocable to the Trust pursuant to subsection 2.05(k) of the Pooling and Servicing Agreement and the proceeds thereof. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Seller Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

          IN WITNESS WHEREOF, The Chase Manhattan Bank (USA), has caused this Certificate to be duly executed by its duly authorized officers

                                                 THE CHASE MANHATTAN BANK (USA)


                                                 By:___________________________


Dated:  June 20, 1991

                Form of Trustee's Certificate of Authentication
                -----------------------------------------------


                 This is the Seller Certificate referred to in the within mentioned Pooling and Servicing Agreement.


                                          Yasuda Bank and Trust Company (U.S.A)



                                          By:___________________________________
                                                      Authorized Officer

                                                                       EXHIBIT B
                                                                       ---------


          FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS OR
          -----------------------------------------------------------

                         AUTOMATIC ADDITIONAL ACCOUNTS
                         -----------------------------

          ASSIGNMENT No. ___OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of ___________, ____ by and between THE CHASE MANHATTAN BANK (USA), a Delaware banking corporation (the "Transferror"), to Yasuda Bank and Trust Company (U.S.A.), a New York trust company (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                               W I T N E S E T H:
                               - - - - - - - - -

          WHEREAS, the Transferror and the Trustee are parties to the Pooling and Servicing Agreement, dated as of June 1, 1991 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified the "Pooling and Servicing Agreement");

          WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferror wishes to designate [Additional Accounts] [Automatic Additional Accounts] of the Transferror to be included as Accounts and to convey the Receivables of such [Additional Accounts] [Automatic Additional Accounts], whether now existing or hereinafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

          WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, the Transferror and the Trustee hereby agree as follows:

          1.  Defined Terms.  All terms defined in the Pooling and Servicing
              -------------
Agreement and used herein shall have such defined meanings when used herein unless otherwise defined herein.

               ["Addition Date" shall mean, with respect to the Additional
                 -------------
     Accounts designated hereby, _______________, ____.

               ["Addition Notice-Date" shall mean, with respect to the
                 --------------------
     Additional Accounts designated hereby, __________ (which shall be a date on or prior to the fifth Business Day with respect to Accounts added pursuant to Section 2.06(a) and prior to the twentieth Business Day pursuant to
     Section 2.06(b)(i) prior to the Addition Date.]

               ["Automatic Addition Cut Off Date" shall mean, with respect to
                --------------------------------
     each Automatic Additional Account designated hereby, the close of business on __________.]

               ["Automatic Addition Date," shall mean, with respect to each
                 -----------------------
     Automatic Additional Account designated hereby, __________].

          2.   Designation of Automatic Additional Accounts.  The Transferror
               --------------------------------------------
shall deliver to the Trustee not later than five Business Days after the [Automatic] Addition Date, a computer file or microfiche list containing a true and complete list of each VISA and MasterCard account which as of the [Automatic] Addition Date, shall be deemed to be an [Automatic] Additional Account, such accounts being identified by account number as of the close of business on the Addition Date by including in such computer file or microfiche list the code "_____" with respect to the first addition of Accounts; "_____" with respect to the second addition of Accounts, and so on in sequence, in the dependent number field. Such list shall be marked as Schedule 1 to this Agreement and, as of the [Automatic] Addition Date, shall be incorporated into and made a part of this Assignment.

          3.   Deposits into the Collection Account
               ------------------------------------

               (a) Not later than the second Business Day following the completion of each Billing Cycle in which the [Addition Date] [Automatic Addition Date] occurs, the Servicer shall deposit into the Collection Account any amounts received from the Obligors relating to the [Automatic] Additional Accounts to which such Billing Cycle relates during such Billing Cycle to the extent not so deposited pursuant to subsection 3(b) below and
     Article IV of the Agreement.

               (b) On or before the second Business Day following the end of each Billing Cycle which occurs during the 30-days immediately following such [Addition Date] [Automatic Addition Date], the Seller shall deposit into the Collection Account an amount equal to, with respect to Receivables in the [Additional Accounts] [Automatic Additional Accounts] in each Billing-Cycle in which the [Addition Date] [Automatic Addition Date] occurs, the Collections of Finance Charge Receivables and Principal Receivables processed on each Date of Processing from and including the first Date of Processing in such Billing Cycle through and including the Date of Processing immediately preceding the [Addition Date] [Automatic Addition Date].

          4.   Conveyance of Receivables.
               -------------------------

               (a) The Transferror does hereby transfer, assign, set-over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse on and after the

     [Addition Date] Automatic Addition Date], all right, title and interest of the Transferror in and to (i) the Receivables now existing and hereafter created in the [Additional Accounts] [Automatic Additional Accounts] designated hereby, (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all proceeds of such Receivables, (iv) Insurance Proceeds relating to the Receivables, (v) Recoveries relating to such Receivables and (vi) Interchange allocated to the Trust pursuant to Subsection 2.05(k) of the Pooling and Servicing Agreement.

               (b) In connection with such transfer, the Transferror agrees to record and file, at its own expense, a financing statement with respect to the Receivables now existing and hereafter created in the [Additional Accounts] [Automatic Additional Accounts] designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of accounts as defined in Section 9-106 of the UCC as in effect in the State of Delaware meeting the requirements of applicable state law in such manner and such jurisdictions as are necessary to perfect the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 4, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of this Assignment.

               (c) In connection with such transfer, the Transferror further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its computer files by including in such computer file or microfiche list the code "_____" with respect to the first addition of Accounts, "_____" with respect to the second addition of Accounts, and so on in sequence, in the dependent number field that Receivables created in connection with the [Automatic] Additional Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.

          5.   Acceptance by Trustee The Trustee hereby acknowledges its
               ---------------------
acceptance on behalf of the Trust of all right, title and interest previously held by the Transferror in and to (i) the Receivables now existing and hereafter created in the [Additional Accounts] [Automatic Additional Accounts] designated hereby, (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all proceeds of such Receivables, (iv) Insurance Proceeds relating to the Receivables, (v) Recoveries relating to such Receivables and (vi) interchange allocated to the Trust pursuant to Subsection 2.05(k) of the Pooling and Servicing Agreement, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders.

          6.  Representations and Warranties of the Transferror.  The
              -------------------------------------------------
Transferror hereby represents and warrants to the Trust as of the [Addition Date] [Automatic Addition Date]:

               (a) Legal Valid and Binding Obligation.  This Assignment
                   ----------------------------------
     constitutes a legal, valid and binding obligation of the Transferror enforceable against the Transferror in accordance with its terms, except
     (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of Delaware banking, (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) (C) subject to the nonenforceability of provisions indemnifying a party against liability where such indemnification is contrary to public policy, (D) subject to the effect of judicial decisions which have held that certain covenants and provisions of agreements are unenforceable where (y) the breach of such covenants or provisions imposes restrictions or burdens where it cannot be demonstrated that such breach is a material breach of a material covenant or provisions, or (z) the creditors enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing, and (E) subject to the unenforceability of provisions herein to the effect that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, or to the effect that provisions therein may only be waived in writing to the extent that an oral agreement modifying such provisions has been entered into.

               (b) Eligibility of Accounts.  Each [Additional Account]
                   -----------------------
     [Automatic Additional Account] designated hereby is, as of the end of the related Billing Cycle immediately preceding the [Addition Date] [Automatic Addition Date], an [Eligible Additional Account] [Eligible Automatic Additional Account].

               (c) Selection Procedures.  [No selection procedures believed by
                   --------------------
     the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Additional Accounts owned by the Transferror.] [The Automatic Additional Accounts were selected in the manner provided in Subsection 2.06(b)(ii) of the Pooling and Servicing Agreement.]

               (d) Insolvency.  As of the [Addition Date] [Automatic Addition
                   ----------
     Date], the Transferor is not insolvent and, after giving effect to the conveyance set forth in Section 4 of this Assignment, will not be insolvent.

          (e) Security Interest.  This Assignment constitutes either (i) a valid
              -----------------
     transfer and assignment to the Trust of all right, title and interest of the Transferror in and to Receivables now existing and hereafter created in the [Automatic] Additional Accounts designated hereby, and all proceeds (as defined in the UCC as in effect in the State of Delaware) of such Receivables and Insurance Proceeds and Recoveries relating thereto, and such Receivables and any proceeds thereof and Insurance Proceeds, relating thereto, and Recoveries and the Interchange allocable to the Trust pursuant to Section 2.05(k) will be held by the Trust free and clear of any Lien of any Person claiming through or under Transferror or any of its Affiliates except for (x) Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement and subject to Section 9.306 of the UCC in effect in the States of New York or Delaware whichever is applicable, (y) the interest of the Holder of the Seller Certificate and (z) the Transferror's right to interest accruing on, and investment earnings in respect of, the Collection Account, the Retention Account or any Series Account as provided in the Pooling and Servicing Agreement; or (ii) it constitutes a grant of a security interest (as defined in the UCC as in effect in the State of Delaware) in such property to the Trust, which is enforceable with respect to the existing Receivables of the Additional Accounts [Automatic] Additional Accounts designated hereby, the proceeds (as defined in the UCC an in effect in the State of Delaware) in such property to the Trust, which is enforceable with respect to the existing Receivables of the [Automatic] Additional Accounts designated hereby the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts [Automatic Additional Accounts] designated hereby, the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto, Recoveries and Interchange allocable to the Trust pursuant to subsection 2.05(k) of the Pooling and Servicing Agreement upon such creation; and
     (iii) if this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement described in Section 4 of this Assignment with respect to the Additional Accounts [Automatic Additional Accounts] designated hereby and, in the case of Receivables hereafter created in such [Automatic] Additional Accounts and the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof, Insurance Proceeds relating to such Receivables, Recoveries and Interchange allocated to the-Trust pursuant to subsection 2.05(k) of the Pooling and Servicing Agreement, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement or as provided in Section 9-306 of the UCC as in effect in the States of New York and Delaware whichever is applicable.

          7.   Conditions Precedent.  The acceptance of the Trustee set forth in
               --------------------
Section 5 and the amendment of the Pooling and Servicing Agreement set forth in
Section 8 are subject to the satisfaction, on or prior to the Addition Date [Automatic Addition Date], of the following conditions precedent:

               (a) Officer's Certificate The Transferror shall have delivered to
                   ---------------------
     the Trustee a certificate of a Vice President or more senior officer, certifying that (i) all requirements set forth in Section 2.06 of the Pooling and Servicing Agreement for designating Additional Accounts [Automatic Additional Accounts] and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by the Transferror in Section 6 is true and correct as of the Addition Date [Automatic Addition Date]. The Trustee may conclusively rely on such Officer Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

               (b)  Opinion of Counsel.  The Transferror shall   have delivered
                    ------------------
     to the Trustee an Opinion of Counsel with respect to the Additional Accounts [Automatic Additional Accounts] designated hereby substantially in the form of Exhibit F to the Pooling and Servicing Agreement.

               (c) Additional Information.  The Transferror shall have delivered
                   ----------------------
     to the Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 6(d) to this Agreement.

               (d) Notice of Addition of Accounts.  The Transferror (i) shall
                   ------------------------------
     have provided the Rating Agency, the Servicer and the Enhancement Provider, if so provided in the Supplement with respect to any Series, with the notice specified provided in subsections 2.06(c)(i) of the Pooling and Servicing Agreement, at the time specified therein.

          8.   Amendment of the Pooling and Servicing Agreement.  The Pooling
               ------------------------------------------------
and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Servicing Agreements.

          9.   Counterparts.  This Assignment may be executed   in two or more
               ------------
counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          10.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
               -------------
WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

          IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                          THE CHASE MANHATTAN BANK (USA)



                          By:____________________________
                             Name:
                             Title:


                          YASUDA BANK AND TRUST COMPANY (U.S.A.)
                             Trustee



                          By:____________________________
                             Name:
                             Title:

                                                            Schedule 1
                                                            to Assignment of
                                                            Receivables in
                                                            Additional Accounts
                                                            -------------------

                              ADDITIONAL ACCOUNTS
                              -------------------
                             [Deemed Incorporated]

                                                                       EXHIBIT C
                                                                       ---------


                     FORM OF MONTHLY SERVICER'S CERTIFICATE
                     --------------------------------------

                         THE CHASE MANHATTAN BANK (USA)

                    ----------------------------------------

              Chase Manhattan Credit Card Master Trust, Series ___

                    ----------------------------------------

                     For the ___________ Determination Date

                      For the _____________ Monthly Period


          The undersigned, a duly authorized representative of The Chase Manhattan Bank (USA) ("Chase"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of June 1, 1991 (the "Pooling and Servicing Agreement") by and between Chase and Yasuda Bank and Trust Company (U.S.A.), as Trustee, does hereby certify as follows:

          1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that
                                                                --------
     the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.04(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

          2.  Chase is Servicer under the Pooling and Servicing Agreement.

          3.  The undersigned is a Servicing Officer.

          4. The date of this Certificate is __________, 199__ which is a Determination Date under the Pooling and Servicing Agreement.

          5. The aggregate amount of Collections processed during the Billing Cycles ending during the preceding Monthly Period (equal to 5(a) plus 5(b)) was equal
     to..................................................$________

               (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge

      Receivables") was equal to ........................$________

               (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of
     Principal Receivables") was equal to................$________

               (c) The aggregate amount of Collections deemed to be Collections of Finance Charge Receivables pursuant to subsection 4.02(b)(i) during the preceding Monthly Period (the "Estimated Collections of Billed Finance Charge

      Receivables") was equal to.........................$________

               (d) The aggregate amount of Collections deemed to be Principal Receivables pursuant to subsection 4.02(b)(i) during the preceding Monthly Period (the "Estimated Collections of Billed Principal Receivables") was
     equal to............................................$________

          6.    The aggregate amount of Receivables as of the end
      of the last day of the applicable Billing Cycle which ended during the preceding Monthly Period was equal......$________

          7.    The aggregate amount of Interchange to be
      deposited to the Collection Account on the next succeeding
      Transfer Date is equal to..........................$________

          8. Attached hereto is a true and correct copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to
      Article V.

          9. To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                        [If applicable, insert "None".]

          10. The amount by which the Aggregate Principal Receivables exceeds the Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to....$________

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this ____ day of ___________, _____.

                              THE CHASE MANHATTAN BANK (USA)
                                Servicer


                              By:____________________________
                                 Name:
                                 Title:

                                                 Schedule - to Monthly
                                                 Servicer's Certificate/*/
                                                 ---------------------- -



                         THE CHASE MANHATTAN BANK (USA)

                    ----------------------------------------

              Chase Manhattan Credit Card Master Trust, Series ___

                    ----------------------------------------

                     For the ___________ Determination Date

                      For the _____________ Monthly Period

          1. The aggregate amount of Collections processed during the Billing Cycles ending during the preceding Monthly Period (equal to 1(a) plus 1(b))
     was equal to .......................................$________

               (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") allocated to Series _____ was equal
     to..................................................$________

               (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") allocated to Series _____ was equal
     to..................................................$________

               (c) The aggregate amount of Collections of deemed to be Collections of Finance Charge Receivables pursuant to subsection 4.02(b)(i) during the preceding Monthly Period relating to Series ___ (the "Estimated Collections of Billed Finance Charge Receivables") was equal to .................................................$________

               (d) The aggregate amount of Collections deemed to be Principal Receivables pursuant to subsection 4.02(b)(i) during the preceding Monthly Period relating to Series (the "Estimated Collections of Billed Principal
     Receivables") was equal to .........................$________

               2. The aggregate amount of funds on deposit in the [Collection Account applicable to Series _____] [Collection Subaccount with respect to Series _____] [Series Account with respect to Series _____] with respect to Collections processed during Billing Cycles which ended during the

/*/  A separate schedule is to be attached for each Series, with appropriate
- ---
changes to reflect the specifics of the related Series Supplement.

     preceding Monthly Period, and applicable to Series as of the end of the last day of the preceding Monthly Period was equal to .................................................$________

               3. (a) Collections of Finance Charge Receivables allocated to Series _____ minus Collections of Estimated Collected Finance Charge Receivables (1(c)-l(a)) (the "Aggregate Allocation Adjustment Amount") was
     equal to ...........................................$________

               (b) The aggregate amount of the Allocation Adjustment Amount for each Billing Cycle which ended during the preceding Monthly Period for which the Collected Finance Charge Receivables were less than the Billed Finance Charge Receivables (other than Billing Cycles in respect of which transfers of the Allocation Adjustment Amount were made during the preceding Monthly Period) was equal to..............$________

               *(a) The aggregate amount of funds on deposit in the [Finance Charge Account] with respect to Collections of Finance Charge Receivables processed during Billing Cycles which ended during the proceeding Monthly Period and allocated to Series _____ as of the end of Monthly Period, was
     equal to ...........................................$________

               *(b) The aggregate amount of the Allocation Adjustment Amount for each Billing Cycle which ended during the preceding Monthly Period for which the Collected Finance Charge Receivables were greater than the Billed Finance Charge Receivables (other than Billing Cycles in respect of which transfers of the Allocation Adjustment Amount were made during the preceding Monthly Period), relating to Series ___ was equal to .................................................$________

               (d) The aggregate amount of funds which will be on deposit in the [Finance Charge Account] on the Transfer Date relating to Series following this Determination Date, after giving effect to the payments and transfers in Items 3(b) and 3(c), will be $__________ (3(a)-3(b)+3(c)).

               4. (a) The aggregate amount of funds on deposit in the [Principal Account] with respect to Collections processed during Billing Cycles which ended during the preceding Monthly Period and allocated to Series ____ as of the end of the last day of the preceding Monthly Period was equal to........................................$________

               (b) The aggregate amount of the Allocation Adjustment Amount for each Billing Cycle which ended during the preceding Monthly Period relating to Series for which the Collected Finance Charge Receivables were less than the Billed Finance Charge Receivables (other than Billing Cycles in respect of which transfers of the Allocation Adjustment Amount were made during the preceding Monthly Period) relating to Series ______, was equal to $_______, [of which $________] [none of which] will be withdrawn from the [Finance Charge Account] and deposited to the [Principal Account].

               (c) The aggregate amount of the Allocation Adjustment Amount for each Billing Cycle which ended during the preceding Monthly Period for which the Collected Finance Charge Receivables were greater than the Billed Finance Charge Receivables (other than Billing Cycles in respect of which transfers of the Allocation Adjustment Amount were made during the preceding Monthly Period) relating to Series _____ was equal to $______, [of which $__________] [none of which] will be withdrawn from the [Principal Account] and deposited to the [Finance Charge Account].

               (d) The aggregate amount of funds which will be on deposit in the [Principal Account] on the Transfer Date following this Determination Date, after giving effect to the payments and transfers in Items 4(b) and 4(c), will be $___________ (4(&)+4(b)-4(c)).

          5. The aggregate amount of funds on deposit in the Retention Subaccount relating to Series as of the end of the last day of the preceding Monthly Period was equal to ..............$________

          6. The aggregate amount of [drawings] [withdrawals] [payments] required to be made under the [Letter of Credit] [Cash Collateral Account] [other form of Enhancement] pursuant to Section or on the Date in the current calendar month is equal to..................$________

          7. (a) The aggregate amount of Interchange to be deposited to the Collection Account and allocated to Series on the [next succeeding Transfer
     Date] is equal to...................................$________

               (b) The amount of earnings (net of losses and investment expenses) on funds on deposit in the Principal Funding Account to be transferred from the Principal Funding Account to the [Finance Charge Account] on the [next succeeding Transfer Date] in equal
     to..................................................$________

          8. The sum of all amounts payable to the Investor Certificateholders of Series _____ on the Distribution Date in the current Monthly Period is equal to:

               Payable in respect of
                 principal _____________  ...............$________

               Payable in respect of
                 interest ______________  ...............$________

               Total ....................................$________

     9. [No Series Pay Out Event or Trust Pay out Event has occurred.] [The following [Series Pay Out Event] [Trust Pay Out Event] has occurred:
     ________________________________.]

                                                                       EXHIBIT D
                                                                       ---------


                      FORM OF ANNUAL SERVICERS CERTIFICATE
                      ------------------------------------

                         THE CHASE MANHATTAN BANK (USA)

                    ----------------------------------------

                    Chase Manhattan Credit Card Trust 199_-_

                    ----------------------------------------

          The undersigned, a duly authorized representative of The Chase Manhattan Bank (USA) ("Chase"), as Servicer pursuant to the Pooling and Servicing Agreement dated as.of June 1, 1991 (the "Pooling and Servicing Agreement") by and between Chase and Yasuda Bank and Trust Company (U.S.A.), as trustee (the "Trustee"), does hereby certify that:

          1.  Chase is Servicer under the Pooling and Servicing Agreement.

          2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

          3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

          4. A review of the activities of the Servicer during [the period from the Closing Date until] [the calendar year ended] December 31, 199_. was conducted under my supervision.

          5. Based on such review, the Servicer has, to the best of my knowledge, fully performed all its obligations under the Pooling and Servicing Agreement throughout such [period] [calendar year] and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

          6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement including any Supplement known to me to have been made during [such period] [the calendar year ended __________, _____] which sets forth in detail (i) the nature of each such defaults (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                        [If applicable, insert "None."]

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ________ day of ________, _____.


                              _________________________
                              Name:
                              Title:

                                                                       EXHIBIT E
                                                                       ---------


                                                       Form of Series Supplement



- --------------------------------------------------------------------------------


                         THE CHASE MANHATTAN BANK (USA)

                              Seller and Servicer

                                      and

                     YASUDA BANK AND TRUST COMPANY (U.S.A.)

                                    Trustee

                 on behalf of the Series     Certificateholders


                   -----------------------------------------

                          SERIES 199___-___ SUPPLEMENT

                          Dated as of _________, 199__

                                       to

                        POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 1991

                   -----------------------------------------

                    CHASE MANHATTAN CREDIT CARD MASTER TRUST

                              Series 199___ - ___

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                                                                 Page
                                                                 ----

SECTION 1.    Designation.......................................  E-2

SECTION 2.    Definitions.......................................  E-2

              SECTION 3.  Minimum Seller Interest and Minimum
              Aggregate Principal Receivables...................  E-6

SECTION 4.    Reassignment and Transfer Terms...................  E-6

SECTION 5.    Delivery and Payment for the Series
              199___-___ Certificates...........................  E-7

SECTION 6.    Depositary; Form of Delivery of
              Series 199___-___Certificates.....................  E-7

SECTION 7.    Enhancement.......................................  E-7

SECTION 8.    Article IV of Agreement...........................  E-7

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
            ALLOCATION AND APPLICATION OF COLLECTIONS...........  E-7

SECTION 4.02A Rights of Investor Certificateholders.............  E-7

SECTION 9.    Series 199___-___ Pay Out Events..................  E-8

SECTION 10.   Series 199___-___ Termination.....................  E-9

SECTION 11.   Ratification and Reaffirmation of
              Pooling and Servicing Agreements.................. E-10

SECTION 12.   Ratification and Reaffirmation of
              Representations and Warranties.................... E-10

SECTION 13.   Specification of Certain Rights and
              Obligations....................................... E-11

SECTION 14.   No Subordination.................................. E-11

SECTION 15.   Counterparts...................................... E-11

SECTION 16.   Additional Covenants of the Seller................ E-11

SECTION 17.   Governing Law..................................... E-11

SECTION 18.   Notices........................................... E-11

          SERIES 199___-___ SUPPLEMENT, dated as of June 1991 (this "Series Supplement") by and between THE CHASE MANHATTAN BANK (USA), a Delaware banking corporation, as Seller and Servicer, and YASUDA BANK AND TRUST COMPANY (U.S.A.), a New York trust company, as Trustee.

                                   RECITALS:
                                   --------

          1. Section 6.09(b) of the Agreement provides, among other things that the Seller and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the issuance by the Trustee to the Seller for the execution and redelivery to the Trustee for authentication of one or more Series of Certificates.

          2. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement the terms and provisions of this Series Supplement shall govern. All capitalized terms not otherwise defined herein are defined in the Agreement.
All Article, Section or subsection references herein shall mean Article, Section or subsections of the Agreement except as otherwise provided herein. Each capitalized term used or defined herein shall relate only to the Series 199___-
___ Certificates and no other Series of Certificates issued by the Trust.

          SECTION 1.  Designation.  The Certificates authorized hereby shall be
                      -----------
designated generally as the Series 199___-___ Certificates.

          SECTION 2. Definitions.
                     -----------

          "Agreement" shall mean the Pooling and Servicing Agreement by and
           ---------
between The Chase Manhattan Bank (USA), a Delaware banking corporation, as Seller and Servicer, and Yasuda Bank and Trust Company (U.S.A.), a New York trust company, as Trustee and all amendments and supplements thereto, including this Series Supplement.

          "Agent" shall have the meaning specified in subsection 4.09(f).
           -----

          "Amortization Period" shall mean __________.
           -------------------

          "Base Rate" shall mean, with respect to any Monthly Period, ___%.
           ---------

          "Certificate Rate" shall mean, with respect to the Series 199___-
           ----------------
___Certificates, ___% per annum [calculated on the basis of a 3 year consisting of twelve 30-day months].

          "Closing Date" shall mean 199___-___.
           ------------

          ["Controlled Amortization Amount" shall mean $_______].
            ------------------------------

          ["Controlled Amortization Period" shall mean an amortization period
            ------------------------------
___________.]

          ["Controlled Distribution Amount" shall have the meaning specified in
            ------------------------------
___________________________.]

          ["Controlled Excess Amount" shall have the meaning specified in
            ------------------------
____________________.]

          ["Deficiency Amount" shall have the meaning specified in subsection
            -----------------
____________.]

          ["Deficit Controlled Amortization Amount" shall initially mean zero
            --------------------------------------
and shall change as provided in subsection _______________.]

          "Definitive Certificates" shall have the meaning specified in Section
           -----------------------
6.11.

          "Distribution Date" shall mean _______________ 1___, 199___  and the
           -----------------
fifteenth day of each calendar month thereafter, or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

          "Enhancement" shall mean ____________________.
           -----------

          "Enhancement Provider" shall mean __________.
           --------------------

          "Excess Amount" shall have the meaning specified in
           -------------
subsection _____.

          "Excess Spread" shall have the meaning specified in _____ hereof.
           -------------

          "Initial Investor Interest" shall mean $_____________.
           -------------------------

          "Interest Accrual Period" shall mean ____________________.
           -----------------------

          "Investor Charge Off" shall have the meaning specified in __________.
           -------------------

          "Investor Default Amount" shall mean, with respect to any Receivable
           -----------------------
in a Defaulted Account, an amount equal to the product of (a) the Default Amount and (b) the Investor Percentage on the day such Account became a Defaulted Account.

          "Investor Interest" shall mean, on any date of determination, an
           -----------------
amount equal _______________________.

          ["Investor Percentage" shall mean, on any date of determination:
           --------------------

          (a) when used with respect to Principal Receivables during the Revolving Period, the percentage equivalent of a fraction, the numerator of which shall be the Investor Interest at the close of business on the Distribution Date immediately preceding such date of determination (or, with respect to the first Monthly Period, the Initial Investor Interest) and the denominator of which shall be the Aggregate Principal Receivables determined as of the close of business on the Distribution Date immediately preceding such date of determination (or with respect to the first Monthly Period, the Aggregate Principal Receivables determined as of the Closing
     Date);

          (b) when used with respect to Principal Receivables during the Controlled Amortization Period and the Rapid Amortization Period, the percentage equivalent of a fraction the numerator of which shall be the Investor Interest at the end of the last day of the Revolving Period and the denominator of which shall be the greater of (i) Aggregate Principal Receivables determined as of the close of business on the last day of the Revolving Period (minus, if the Seller designates Receivables for deletion
                       -----
     and removal pursuant to subsection 2.07, the aggregate amount of Principal Receivables in such Removed Accounts determined as of the close of business on the last day of the Revolving Period) and (ii) the sum of the numerators used to calculate the investor percentage with respect to Principal Receivables on such date of determination; and

          (c) when used with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, the percentage equivalent of a fraction the numerator of which shall be the Investor Interest at the close of business on the Distribution Date immediately preceding such date of determination (or with respect to the first Monthly Period, the Initial Investor Interest) and the denominator of which shall be the Aggregate Principal Receivables determined as of the close of business on the Distribution Date immediately preceding such date of determination (or, with respect to the first Monthly Period, the Aggregate Principal Receivables determined as of the Closing Date); and

          (d) in no event shall the Investor Percentage be greater than 100%.]

          "Minimum Aggregate Principal Receivables," shall have the meaning
           ---------------------------------------
specified in Section 3 hereof.

          "Minimum Seller Interest" shall have the meaning specified in Section
           -----------------------
3 hereof.

          "Pay out Commencement Date" shall mean, with respect to the Series
           -------------------------
199___-___ Certificates, the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.01 of the

Agreement or a Series Pay Out Event is deemed to occur pursuant to Section 9 hereof.

          "Pool Amount" shall mean, with respect to any date of determination on
           -----------
or after the Implementation Date, an amount equal to the sum of (i) the product of (x) the Investor Percentage used with respect to Principal Receivables on such date of determination and (y) the aggregate amount of Receivables determined at the end of the day immediately prior to such date of determination, (ii) the amount on deposit in the Series 199___-___ Retention Subaccount at the end of the day immediately prior to such date of determination and (iii) the amount of Excess Amounts and Controlled Excess Amounts at the end of the day immediately prior to such date of determination.

          "Portfolio Yield" shall mean, with respect to Series 199___-___and
           ---------------
with respect to any Monthly Period, the annualized percentage equivalent of a fraction the numerator of which is an amount equal to the sum of (i) the collections of Finance Charge Receivables, if any, deposited in the Finance Charge Account pursuant to Article IV and allocable to the Investor Interest during each Billing Cycle which ended during such Monthly Period and (ii) Interchange allocable to the Investor Interest to the extent deposited in the Finance Charge Account on the Transfer Date following such Monthly Period, such sum to be calculated on a cash basis after subtracting an amount equal to the Aggregate Investor Default Amount with respect to such Monthly Period and the denominator of which is the Investor Interest as of the last day of the preceding Monthly Period.

          "Rapid Amortization Period" shall mean an Amortization Period
           -------------------------
commencing on the Pay Out Commencement Date and ending on the earlier to occur of (i) date of termination of the Trust pursuant to Section 12.01 or (ii) the Series Termination Date.

          "Rating Agency" shall mean, with respect to the Series 199___-___
           -------------
Certificates.

          "Required Retention Percentage shall mean [3% during the Revolving
           ------------------
Period and shall mean 5% during an Amortization Period].

          "Retention Percentage shall mean, with respect to any date of
           --------------------
determination, the numerical equivalent of a fraction, the numerator of which is equal to the Pool Amount for such date of determination less the Aggregate Investor Interest on such date of determination, and the denominator of which is the Pool Amount for such date of determination.

          "Revolving Period" shall mean the period from and including the
           ----------------
Closing Date to, but not including, the earlier of or the Pay Out Commencement Date.

          "Scheduled Series 199___-___Termination Date" shall mean __________.
           -------------------------------------------


"Series 199___-___" shall mean the Series represented by the Series 199___-___
 -----------------
Investor Certificates.

          "Series 199___-___ Certificateholder" shall mean the holder of record
           -----------------------------------
of any Series 199___-___. Investor Certificate.

          "Series 199___-___ Final Termination Date" shall mean __________.
           ----------------------------------------

          "Series 199___-___ Pay Out Event" shall have the meaning specified in
           -------------------------------
Section 9 hereof.

          "Series 199___-___ Termination Date" shall mean the earlier to occur
           ----------------------------------
of (i) the day after the Distribution Date on which the Series 199___- ___Certificates are paid in full; (ii) the Scheduled Series 199___-
___Termination Date (unless extended pursuant to Section 7 or this Supplement); or (iii) the Series

199 Final Termination Date.

          "Series Servicing Fee Percentage" shall mean __________.
           -------------------------------

          SECTION 3.  Minimum Seller Interest and Minimum Aggregate Principal
                      -------------------------------------------------------
Receivables.  The Minimum Seller Interest applicable to the Series 199___-___
- -----------
Certificates shall be _____%. The Minimum Aggregate Principal Receivables shall be the greater of (i) $_____ and (ii) the sum of the initial investor interests of all Series then outstanding or, if any Series calculates the investor percentage with respect to Principal Receivables by means of a numerator based other than on the initial investor interests of such Series, then at least equal to the sum of the initial investor interests of each Series then outstanding which calculates such investor percentage on the basis of initial investor interest plus, for each other Series then outstanding, the then current numerator used to calculate the invested percentage with respect to Principal Receivables for such Series. Upon final payment of the Series 199___- ___Certificates, the Minimum Aggregate Principal Receivables shall be computed in a manner consistent with the Agreement or any future Supplement, as appropriate.

          [SECTION 4. Reassignment and Transfer Terms.  Series 199___-____ shall
                      -------------------------------
be subject to retransfer to the Seller at its option, in accordance with the terms specified in subsection 12.02(a) of the Agreement, on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced
to an amount less than or equal to $_____________.   The deposit required in
connection with any such repurchase shall be equal to the Investor Interest plus accrued and unpaid interest on the

Series 199_-____ Certificates through the Record Date preceding the Distribution Date on which the repurchase occurs.]

          SECTION 5. Delivery and Payment for the Series 199___-___
                     ----------------------------------------------
Certificates.  The Trustee shall deliver the Series 199___-___Certificates when
- ------------
authenticated in accordance with Section 6.02 of the Agreement.

          SECTION 6.  Depositary:  Form of Delivery of Series 199___-
                      ----------------------------------------------
___Certificates. [(a) The Certificates shall be delivered as Book-Entry
- ---------------
Certificates as provided in Section 6.01 of the Agreement.]

              [(b) The Depositary for Series 199_-____ shall be the Depositary Trust Company, and the Certificates shall be initially registered in the name of CEDE & Co., its nominee.]

              [(c) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Series 199___-___ Investor Certificates having Undivided Interests aggregating specified percentage, such direction or consent may be given by Certificate Owners having interests in the requisite percentage of Investor Certificates, acting through the Clearing Agency and the Clearing Agency Participants.]

          SECTION 7. Enhancement.  Enhancement for the Series 199___-___
                     -----------
Certificates shall be __________.

          SECTION 8. Article IV of Agreement.  Any provision of Article IV of
                     -----------------------
the Agreement which distributes Collections to the Holder of the Exchangeable Seller Certificate on the basis of the Seller Percentage shall continue to apply irrespective of the issuance of the Series 199___-___ Certificates, Sections
4.01 and 4.02 of the Agreement shall be read in their entirety as provided in the Agreement. Article IV of the Agreement (except for Sections 4.01 and 4.02 thereof) shall read in its entirety as follows and shall be applicable to the Series 199_-____ Certificates:

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

          SECTION 4.02A   Rights of Investor Certificateholders. The Investor
                          -------------------------------------
Certificates of Series 199___-___ shall represent fractional Undivided Interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to such Investor Certificates at the times and in the amounts specified in this Agreement, (a) the related Investor Percentage of Collections received with respect to the Receivables, (b) funds on deposit in the Collection Account allocable to the Series 199___-___ Certificates, (the Finance Charge Account, the Principal Account, the Distribution Account and the Retention Subaccount with respect to the Series 199___-___Certificates (the "Series 199___-___ Retention Subaccount"), and (c) [_____] (the "Series 199___-___ Certificateholders Interest"). The Exchangeable Seller Certificate and any other Series of Investor Certificates outstanding shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Supplement to the Series 199___-___ Certificateholders' Interest; provided,
                                                                  --------
however, such interest shall not represent any interest in [the Series 199___-
- -------
___ Retention Subaccount or in the Enhancement], except as specifically provided in this Article IV.

[THE REMAINDER OF ARTICLE IV AND ARTICLE V WILL BE SPECIFIED IN THE SUPPLEMENT WITH RESPECT TO EACH SERIES]

          SECTION 9.  Series 199___-___ Pay Out Events.  If any one of the
                      --------------------------------
following events shall occur during either the Revolving Period or the Controlled Amortization Period with respect to the Series 199___-___
Certificates:

              (a) failure on the part of the Seller (i) to make any payment or deposit required by the terms of this Agreement, or this Series Supplement on or before the date occurring five days after the date such payment or deposit is required to be made herein or (ii) duly to observe or perform in any material respect any covenants or agreements of the Seller set forth in this Agreement, which failure has a material adverse effect on the Series 199___-___ Certificateholders (which determination shall be made without regard to whether any funds are on deposit in the Cash Collateral Account) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by the Holders of Series 199___-___ Certificates evidencing Undivided Interests aggregating no less than 50% of the Investor Interest of this Series 199___-___ and continues to affect materially and adversely the interests of the Series 199_-____ Certificateholders for such period;

              (b) any representation or warranty made by the Seller in the Agreement including this Series 199___-___ Supplement, or any information contained in a computer file or microfiche list required to be delivered by the Seller pursuant to Section 2.01, 2.06 or 3.04(c)(i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by the Holders of
     the Series 199___-___ Certificates evidencing Undivided Interests aggregating less than 50% of the Investor Interest of this Series 199___- ___, and (ii) as a result of which the interests of the Series 199___-___ Certificateholders are materially and adversely affect (which determination shall be made without regard to whether any funds are on deposit in the Cash Collateral Account) and continue to be materially and adversely affected for such period; provided, however, that a Series 199___-___ Pay
                               --------  -------
     Out Event pursuant to this subsection 9.01(b) shall not be deemed to have occurred hereunder if the Seller has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions hereof;

              [(c) the Portfolio Yield averaged for any three consecutive Monthly Periods is reduced to a rate which is less than the Base Rate averaged for such period;]

              (d) the Seller shall fail to convey Receivables arising under Additional Accounts to the Trust, as required by subsection 2.06(a);

              (e) any Servicer Default shall occur which would have a material adverse effect on the Holders of the Series 199___-___ Certificates;

[Other Series Pay Out Events may be specified in a Supplement.]


then, in the case of any event described in subparagraph (a), (b) or (e), after the applicable grace period set forth in such subparagraphs, either the Trustee or the Holders of Series 199.Certificates evidencing Undivided Interests aggregating more than 50% of the investor Interest of this Series by notice then given in writing to the Seller and the Servicer (and to the Trustee if given by the Certificateholders) may declare that a pay out event (a "Series 199___-___ Pay-Out Event") has occurred as of the date of such notice, and in the case of any event described in subparagraphs (c) or (d), a Series 199___-___ Pay Out Event shall occur without any notice or other action on the part of the Trustee or the Series 199___-___ Certificateholders immediately upon the occurrence of such event.

          SECTION 10.  Series 199___-___ Termination.
                       -----------------------------

          [In the event that the final distribution of principal and interest with respect to the Series 199___-___ Investor Certificates has not occurred before the Distribution Date occurring in the second month preceding the month of the Scheduled Series 199_-____ Termination Date (the "Extension Date"), the right of Series 199___-___ Certificateholders to receive payments from the Trust may, by vote of the Holders of Series 199___-___ Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Investor Interest of this Series prior to the Transfer Date in the month immediately preceding the month in which the Scheduled Series 199___-___ Termination Date occurs, be extended until the earlier of (i) the day which is one year after the Scheduled Series 199___-___ Termination Date or (ii) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account sufficient to pay the Investor Interest plus Certificate Interest accrued through the Record Date preceding such Distribution Date (the "Final Series 199___-___ Termination Date"), The Trustee shall notify the Series 199___-___ Certificateholders, by notice given by first-class mail to such Investor Certificateholders at their addresses as they appear on the Certificate Register, no later than the Extension Date, that: (i) unless the requisite percentage of Holders of Series 199_-____ Certificates as of the Record Date immediately succeeding the Extension Date vote to extend the right of the Series 199_-____ Certificateholders to receive payments from the Trust until the Final Series 199___-___ Termination Date prior to the Transfer Date in the month immediately preceding the month in which the Scheduled Series 199___-___ Termination Date occurs, the right of the Series 199___-___Certificateholders to receive payment from the Trust will terminate on the Scheduled Series 199___- ___Termination Date; (ii) the right to [withdraw funds from the Cash Collateral Account] [make draws on or receive funds from the Enhancement] will terminate on the Scheduled Series 199___-___Termination Date and the [Cash Collateral Account] [Enhancement] will thereafter be unavailable to make payments on the Series 199___-___ Certificates, in the event that the period during which the Series 199___-___ Certificateholders are entitled to receive payments from the Trust is extended; and (iii) (unless the Rating Agency notifies the Trustee to the contrary prior to such Record Date) that the rating assigned to the Investor Certificates by the Rating Agency will be withdrawn on the Scheduled Series 199___-___ Termination Date. In the event that the Series 199___-___ Investor Certificateholders vote to extend the right of the Series 199___-___ Certificateholders to receive payments from the Trust, the Servicer shall continue to collect payments on the Receivables and apply such Collections as provided in Article IV, and this Agreement shall be deemed to no longer include any references to the Enhancement or the Enhancement Provider.]

          SECTION 11.  Ratification and Reaffirmation of Pooling and Servicing
                       ----------------------------------------- -------------
Agreements.  As supplemented by this Series supplement the Agreement is in all
- ----------
respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

          SECTION 12.  Ratification and Reaffirmation of Representations and
                       --------------------------------- -------------------
Warranties.  Except as otherwise provided in the Agreement, [each of] the Seller
- ----------
[and Servicer] hereby ratifies and reaffirms its representations, warranties and covenants of the Seller contained in the Agreement in Sections 2.03, 2.04 and
2.05 with respect to the Seller [and Section 3.03 with respect to Servicer]. [A Series Supplement-may vary the scope of the representation to be delivered.]

          SECTION 13.  Specification of Certain Rights and Obligations. [To be
                       -----------------------------------------------
specified in each Series Supplement.]

          SECTION 14.  No Subordination.  Notwithstanding the provisions
                       ----------------
contained in Section 13.01 to the contrary, the Agreement may also be amended from time to time by the Servicer, the Seller and the Trustee with the consent of (a) the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 100% of the Investor Interest and (b) for the purpose of (i) adding any provisions to or changing in any manner or eliminating any of the provisions of this Series Supplement or (2) modifying in any manner the rights of the Investor Certificateholders which would, in either case, result in the subordination of the rights of the Series 199___-___ Certificateholders to the rights of the Holders of any other Series.] [A Series Supplement may provide for subordination.]

          SECTION 15.  Counterparts.  This Series Supplement may be executed in
                       ------------
any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 16.  Additional Covenants of the Seller. (To be specified in
                       ----------------------------------
each Series Supplement.]

          SECTION 17.  Governing Law.  THIS SERIES SUPPLEMENT SHALL BE CONSTRUED
                       -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 18.  Notices.  [To be specified in each Series Supplement.]
                       -------

                       [ADDITIONAL PROVISIONS AS PROVIDED
                      IN SECTION 6.09(c) TO BE SPECIFIED]

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written

                    THE CHASE MANHATTAN BANK (USA).
                      Seller and Servicer


                    By:______________________________
                       Name:
                       Title:

                    Trustee


                    By:______________________________
                       Name:
                       Title:

                                                                       EXHIBIT F


                      FORM OF OPINION OF COUNSEL REGARDING
             ADDITIONAL ACCOUNTS AND AUTOMATIC ADDITIONAL ACCOUNTS
             -----------------------------------------------------


                          PROVISIONS TO BE INCLUDED IN
                            OPINION OF COUNSEL TO BE
                             DELIVERED PURSUANT TO
                         SUBSECTION 2.06(c)(vi) OF THE
                        POOLING AND SERVICING AGREEMENT
                        -------------------------------


          The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of Sellers counsel with respect to similar matters delivered on the Closing Date.

          1. The Assignment has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

          2. If the Assignment does not constitute a sale of the receivables in [Additional Accounts] [Automatic Additional Accounts] (the "Receivables"), (A) the Assignment creates security interest (as defined in the UCC) in favor of the Trustee, (B) the security interest created under the Assignment by conveyance of the Receivables and in the proceeds thereof (as defined in Section 9-306 of the UCC), is a first priority perfected security interest in and against such Receivables and the proceeds and (C) changes under the Pooling and Servicing Agreement in the percentage of the Receivables and the proceeds thereof securing the Investor Certificates will not affect the said perfection and priority.

          In connection with the opinion set forth in paragraph 3 relating to the priority of security interests, we express no opinion as to the priority of any security interest over (i) any lien, claim or other interest that arises by operation of law and does not require any filing with the Secretary of State of the State in order to take priority over any security interest which is perfected by filing with the Secretary of State of the State, and (ii) any claim or lien in favor of any government or any agency or instrumentality thereof.

          3. If the Assignment constitutes a sale of the Receivables, (A) the Trustee has acquired or will, in the case of the Receivables hereafter created acquire all right, title and interest of the Bank in and to the Receivables now existing and hereafter created, and all proceeds thereof (as defined in Section 9-306 of the UCC), and (B) such property will be hold by the Trust free and clear of any lien or interest of any Person claiming through or under the Bank, and the Trust the proceeds thereof free of any lien or interest, in each case, except for (x) liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement, (y) the interest of the Bank as the holder of the Exchangeable Seller Certificate, and (z) the Bank's right to receive interest accruing on, and investment earnings in respect of the Collection Account and any Series Account as provided in the related Supplement as provided in the Pooling and Servicing Agreement as provided in the related Supplement.

          In addition, in connection with the opinions set forth in paragraph 2 and this paragraph 3, no opinion is expressed herein with respect to the proceeds thereof, or with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables, except to the extent such proceeds (as defined in Section 9-306 of the UCC) consist of amounts held by the Bank in accordance with the terms of the Pooling and Servicing Agreement for less than ten days following receipt of such proceeds by the Bank, and except to the extent that such proceeds consist of either (i) amounts held in an Series Account or the Retention Account maintained by or on behalf of the Trustee with a Qualified Institution in the name of the Trust in accordance with the terms of the Pooling and Servicing Agreement or
(ii) Permitted Investments held by or on behalf of the Trustee in accordance with the terms of the Pooling and Servicing Agreement as supplemented by each Series Supplement. Further, in connection with the opinions set forth in paragraph 2 and this paragraph 3, no opinion is expressed with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables until such proceeds are deposited in the Collection Account in accordance with the terms of the Pooling and Servicing Agreement. Amounts held in the Collection Account and in any Series Account and Permitted Investments maintained or held in accordance with the terms of the Pooling and Servicing Agreement as supplemented by each Series Supplement are "proceeds" of Receivables within the meaning of Section 9-306 of the UCC.

          Further, in connection with the opinions set forth in paragraph 2 and this paragraph 3, no opinion is expressed concerning the Interchange and proceeds (as defined in Section 9-306 of the UCC) relating to Interchange. In addition, in connection with the opinions set forth in paragraph 2 and this paragraph 3, no opinion is expressed concerning (i) Receivables and proceeds (as defined in Section 9-306 of the UCC) in Defaulted Accounts including Recoveries,
(ii) Receivables and proceeds thereof (as defined in Section 9-306 of the UCC) that are reconveyed by the Trustee to the Seller pursuant to Section 2.04 of the Pooling and Servicing Agreement, or (iii) Receivables and proceeds thereof (as defined in Section 9-306 of the UCC) that are removed from the Trust and thereafter reconveyed to the Trust pursuant to Section 2.04 of the Pooling and Servicing Agreement.

          With respect to the opinions expressed in paragraph 2 and this paragraph 3, we note that the effectiveness of the Financing statement will terminate (i) unless appropriate continuation statements are filed within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statement, (ii) if the Bank changes its name, identity or corporate structure, unless new appropriate financing statements or amendments indicating the new name, identity or corporate structure of the Bank are properly filed before the expiration of four months after the Bank changes its name, identity or corporate structure, and
(iii) four months after the Bank changes its place of business or chief executive office to a jurisdiction outside the State, unless such security interest is perfected in such new jurisdiction with such time. Other than as discussed in this paragraph, no action is required to maintain the perfection, as described in paragraph 2 and this paragraph 3, of the interests of the Trustee on behalf of the Investor Certificateholders in the Receivables (other than Receivables in Additional Accounts and Automatic Additional Accounts) and the proceeds thereof (as defined in Section 9-306 of the UCC).

          The opinions expressed in paragraph 2 and this paragraph 3 are limited to the interests of the Investor Certificateholders under the Pooling and Servicing Agreement, In connection with paragraph 2 and this paragraph 3, we express no opinion as to the interests of the Bank under the Pooling and Servicing Agreement. The opinions expressed in paragraph 2 and this paragraph 3,are subject to the interests of the Bank arising under the Pooling and Servicing Agreement, which interests of the Bank will not detract from the interest and the priority of the interest held by the Trustee for the benefit of the Investor Certificateholders.

          4. Except for the Financing Statement, no other financing statement covering any Account related to this Assignment is on file in the office of the Secretary of State of the State (Uniform Commercial Code Division).

          5. In the course of our acting as special Delaware counsel to the Bank in connection with the matter to which this opinion relates, and without independent investigation, under the laws of the State, we have not become aware of any right, lien or interest which has been asserted against the Receivables and the proceeds thereof, other than under the Assignment.

          6. The transfer of the Receivables under the Assignment to the Trust would not constitute a fraudulent conveyance of the Seller provided, that this
                                                           --------
opinion numbered 6 need not be delivered if the short-term deposits or long-term unsecured debt obligations the Seller (or, if neither such deposits nor such obligations of the Seller are rated by Moody's, then of the holding company of the Seller so long as the holding company is The Chase Manhattan Corporation) are rated at the time of such transfer at least P-3 or Baa-3, respectively, by Moody's.

                                                                       EXHIBIT G
                                                                       ---------


                       FORM OF ANNUAL OPINION OF COUNSEL
                       ---------------------------------


          The opinions set forth below, which are to be delivered pursuant to subsection 13.02(d)(ii) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to the Seller with respect to similar matters delivered on the Closing Date.

          1. Based solely upon a certificate of an officer of the Seller dated as of the date of this opinion, and without independent investigation, (A) the Seller owned the Receivables, (B) the Seller has not transferred any interest in or caused any Lien to be imposed upon the Receivables, and (C) the Seller will originate all Receivables subsequently created in the Accounts.

          2. The financing statement is in an appropriate form for filing in the State of Delaware (the "State") and has been duly filed in the appropriate filing office in the State and the fees and document taxes, if any, payable in connection with the said filing of the financing statement have been paid in full.

          3. If the Pooling and Servicing Agreement does not constitute a sale of the Receivables, (A) the Pooling and Servicing Agreement creates a security interest (as defined in the Uniform Commercial Code as in effect in the State) (the "UCC") in favor of the Trustee, (B) the security interest created under the Pooling and Servicing Agreement by the conveyance of the Receivables (other than Receivables in Additional Accounts or Automatic Additional Accounts) and in the proceeds thereof (as defined in Section 9-306 of the UCC), is a first priority perfected security interest in and against such Receivables and proceeds, and
(C) changes under the Pooling and Servicing Agreement in the percentage of the Receivables and the proceeds thereof securing the Investor Certificates will not affect the said perfection and priority.

          In connection with the opinion set forth in paragraph 3 relating to the priority of security interests, no opinion need to be expressed as the priority of any security interest over (i) any lien, claim or other interest that arises by operation of law and does not require any filing with the Secretary of State of the State in order to take priority over any security interest which is perfected by filing with the Secretary of State of the State and (ii) any claim or lien in favor of any government or any agency or instrumentality thereof.

          4. If the Pooling and Servicing Agreement constitutes a sale of the Receivables, (A) the Trustee has acquired or will, in the case of the Receivables hereafter created (other than

Receivables in Additional Accounts or Automatic Additional Accounts) acquire, all right, title and interest of the Seller in and to the Receivables now existing and hereafter created (other than Receivables in Additional Accounts or Automatic Additional Accounts), and all proceeds thereof (as defined in Section 9-306 of the UCC), and (B) such property will be held by the Trust free and clear of any lien or interest of any Person claiming through or under the Seller, and the Trust owns such Receivables and the proceeds thereof free of any lien or interest, in each case, except for (x) liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement, (y) the interest of the Holder of the Exchangeable Seller Certificate, and (z) the Seller's right to receive interest accruing on, and investment earnings in respect of the Collection Account as provided in the Pooling and Servicing Agreement or any Series Account as provided in the related Supplement.

          In addition, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed herein with respect to Receivables in Additional Accounts or Automatic Additional Accounts or the proceeds thereof, or with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables, except to the extent such proceeds (as defined in Section 9-306 of the UCC) consist of amounts held by the Bank in accordance with the terms of the Pooling and Servicing Agreement for less than ten days following receipt of such proceeds by the Bank, and except to the extent that such proceeds consist of either (i) amounts held in Series Account or the Account maintained by or on behalf of the Trustee with a Qualified Institution in the name of the Trust in accordance with the terms of the Pooling and Servicing Agreement or (ii) Permitted Investments held by or on behalf of the Trustee in accordance with the terms of the Pooling and Servicing Agreement. Further, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables until such proceeds are deposited in the Collection Account in accordance with the terms of the Pooling and Servicing Agreement. Amounts hold in the Collection Account and in Series Account and Permitted Investments maintained or held in accordance with the terms of the Pooling and Servicing Agreement are "proceeds" of Receivables within the meaning of Section 9-306 of the UCC.

          With respect to the opinions expressed in paragraph 3 and this paragraph 4, such counsel may note that the effectiveness of the financing statement will terminate (i) unless appropriate continuation statements are filed within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the financing statement, (ii) if the Seller changes its name, identity or corporate structure, unless new appropriate financing statements or amendments indicating the new name, identity or corporate structure of the Seller are properly filed before the expiration of four months after the Seller changes its name, identity or corporate structure, and (iii) four months after the Seller changes its place of business or chief executive office to a jurisdiction outside the State, unless such security interest is perfected in such new jurisdiction within such time. Other than as discussed in this paragraph, no action is required to maintain the perfection, as described in paragraph 3 and this paragraph 4, of the interests of the Trustee on behalf of the Investor Certificateholders in the Receivables (other than Receivables in Additional Accounts) and the proceeds thereof (as defined in
Section 9-306 of the UCC).

          The opinions expressed in paragraph 3 and this paragraph 4 are limited to the interests of the Investor Certificateholders under the Pooling and Servicing Agreement. In connection with paragraph 3 and this paragraph 4, we express no opinion as to the interests of the Seller or the Holder of the Seller Certificate under the Pooling and Servicing Agreement. The opinions expressed in paragraph 3 and this paragraph 4 are subject to the interests of the Seller arising under the Pooling and Servicing Agreement, which interests of the Seller will not detract from the interest and the priority of the interest held by the Trustee for the benefit of the Investor Certificateholders.

          5. Except for the financing statement referenced above, no other financing statement covering the Accounts (other than Receivables in Additional Accounts or Automatic Additional Accounts) or the Trustees interest in the Accounts (other than Receivables in Additional Accounts or Automatic Additional Accounts) is on file in the office of the Secretary of State of the State (Uniform Commercial Code Division).

          6. In the course of such counsel acting as special counsel to the Seller in connection with the matter to which this opinion relates, and without independent investigation, under the laws of the State, that such counsel have not become aware of any right, lien or interest which has been asserted against the Receivables and the proceeds thereof, other than under the Pooling and Servicing Agreement.

          Such counsel may note that they are aware of no cases directly on point and it is, therefore, their and your understanding that the opinions expressed in the preceding paragraph are not a prediction as to what a court would actually hold, but opinions as to the decision a court would reach if the issue were properly presented to it and the court followed existing precedent as to legal principles applicable in national bank insolvencies. No opinion need be expressed an to whether a court may temporarily restrain the exercise of the Trust's rights to and ownership or security interests in the Receivables and their proceeds, regardless of who has possession of the property in question. Further such counsel may point out that delays in the exercise of the rights and interests of the Trust may occur with respect to the Receivables and their proceeds in the possession of a Receiver or his appointee, regardless of whether the transaction constitutes a true sale or a secured transaction, by actions unilaterally taken by the Receiver or such appointee.

                                                                       EXHIBIT H
                                                                       ---------


                                   [RESERVED]

                                                                       EXHIBIT I
                                                                       ---------


                      FORM OF REASSIGNMENT OF RECEIVABLES
                      -----------------------------------

          REASSIGNMENT NO. _______ OF RECEIVABLES, dated as of by and between THE CHASE MANHATTAN BANK (USA), a Delaware banking corporation (the "Bank"), and Yasuda Bank and Trust Company (U.S.A.), a New York Trust Company (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.


                               W I T N E S E T H:
                               - - - - - - - - -

          WHEREAS, the Bank and the Trustee are parties to the Pooling and Servicing Agreement, dated as of __________, 199_ (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

          WHEREAS, pursuant to the Pooling and Servicing Agreement, the Bank wishes to remove all Receivables from certain designated Accounts of the Bank (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Bank (as each such term is defined in the Pooling and Servicing Agreement); and

          WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

          NOW THEREFORE, the Bank and the Trustee hereby agree as follows:

          1.  Defined Terms, All terms defined in the Pooling and Servicing
              -------------
Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

              "Removal Date" shall mean with respect to the Removed Accounts
              -------------
     designated hereby, _______________, ____.

              "Removal Notice Date" shall mean, with respect to the Removed
              --------------------
     Accounts designated hereby, _______________, ____ (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

          2.  Designation of Removed Accounts.  The Bank shall deliver to the
              -------------------------------
Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each VISA and MasterCard account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate amount of Receivables in such Accounts as of the close of business on the Removal Date by including in such computer file and microfiche list the code "____" in the dependent number field. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date. Such transfer shall, with respect to each Removed Account, be effective as of the close of business at the end of the related Billing Cycle in which the Removal Date occurs.

          3.  Conveyance of Receivables.
              -------------------------

              (a) The Trustee does hereby transfer, assign, set-over and otherwise convey to the Bank, without recourse on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Delaware) of such Receivables and Insurance Proceeds and Recoveries relating thereto.

              (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Bank on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

          4.  Representations and Warranties of the Bank.  The Bank hereby
              ------------------------------------------
represents and warrants to the Trust at of the Removal Date:

              (a) Legal Valid and Binding Obligations.  This Reassignment
                  -----------------------------------
     constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors rights in general and the rights of creditors of Delaware banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

              (b) Selection Procedures.  No-selection procedures believed by the
                  --------------------
     Bank to be materially adverse to the interests of the Investor Certificateholders or any Enhancement Provider were utilized in selecting the Removed Accounts designated hereby.

          5.  Conditions Precedent.  The amendment of the Pooling and Servicing
              --------------------
Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following conditions precedent:

              (a) The Bank shall have delivered to the Trustee an Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.07 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Bank in Section 4 hereof is true and correct as of the Removal Date, The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

              (b) An Opinion of Counsel to the effect that such removal will not adversely effect the federal income tax characterization of the Trust.

          6.  Amendment of the Pooling and Servicing Agreement.  The Pooling and
              ------------------------------------------------
Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement", to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment, Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except an expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

          7.  Counterparts.  This Reassignment may be executed in two or more
              ------------
counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          8.  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT
REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL
BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                    THE CHASE MANHATTAN BANK (USA)



                    By:____________________________
                       Name:
                       Title:


                    YASUDA BANK AND TRUST COMPANY (U.S.A.)
                       Trustee



                    By:____________________________
                       Name:
                       Title:

                                                               Schedule 1 to
                                                               Reassignment
                                                               of Receivables
                                                               --------------

                                REMOVED ACCOUNTS
                                ----------------